FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-280224-05

Dated February 10, 2025	BMO 2025-C11

Structural and Collateral Term Sheet
BMO 2025-C11 Mortgage Trust
$906,918,176 (Approximate Mortgage Pool Balance)

$809,877,000 (Approximate Offered Certificates)

BMO Commercial Mortgage Securities LLC Depositor

Commercial Mortgage Pass-Through Certificates, Series 2025-C11

Bank of Montreal

Societe Generale Financial Corporation

Starwood Mortgage Capital LLC

UBS AG

German American Capital Corporation

National Cooperative Bank, N.A.

Citi Real Estate Funding Inc.

Barclays Capital Real Estate Inc.

LMF Commercial, LLC

LoanCore Capital Markets LLC

Goldman Sachs Mortgage Company

Greystone Commercial Mortgage Capital LLC

Natixis Real Estate Capital LLC

Sponsors and Mortgage Loan Sellers

BMO Capital Markets	Deutsche Bank Securities	Citigroup	Barclays	Goldman Sachs & Co. LLC	UBS Securities LLC	Société Générale

Co-Lead Managers and Joint Bookrunners

Academy Securities	Bancroft Capital, LLC		Drexel Hamilton	Mischler Financial		Natixis
Co-Managers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated February 10, 2025	BMO 2025-C11

This material is for your information, and none of BMO Capital Markets Corp., SG Americas Securities, LLC, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Barclays Capital Inc., Goldman Sachs & Co. LLC, UBS Securities LLC, Academy Securities, Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC, Mischler Financial Group, Inc. and Natixis Securities Americas LLC (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-280224) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or BMO Capital Markets Corp., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-200-0266. The Publicly Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2025-C11 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these Certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the Certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the Certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

Securities and investment banking activities in the United States are performed by Deutsche Bank Securities Inc., a member of NYSE, FINRA and SIPC, and its broker-dealer affiliates. Lending and other commercial banking activities in the United States are performed by Deutsche Bank AG and its banking affiliates.

Société Générale is the marketing name for SG Americas Securities, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Dated February 10, 2025	BMO 2025-C11

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Structural and Collateral Term Sheet	BMO 2025-C11
Summary of Transaction Terms
Offered Certificates
Classes of Certificates	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass- Through Rate(4)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(5)	Expected Principal Window(5)
Class A-1	AAAsf/AAA(sf)/Aaa(sf)	$19,265,000	30.000%	%	(6)	2.83	03/25-02/30
Class A-4	AAAsf/AAA(sf)/Aaa(sf)	(7)	30.000%	%	(6)	(7)	(7)
Class A-5	AAAsf/AAA(sf)/Aaa(sf)	(7)	30.000%	%	(6)	(7)	(7)
Class A-SB	AAAsf/AAA(sf)/Aaa(sf)	$26,909,000	30.000%	%	(6)	7.26	02/30-09/34
Class X-A	AAAsf/AAA(sf)/Aaa(sf)	$634,842,000 (8)	N/A	%	Variable IO(9)	N/A	N/A
Class X-B(10)	AAAsf/AAA(sf)/Aaa(sf)	$175,035,000 (8)	N/A	%	Variable IO(9)	N/A	N/A
Class A-S	AAAsf/AAA(sf)/Aa1(sf)	$102,029,000	18.750%	%	(6)	9.96	02/35-02/35
Class B	AA-sf/AA(sf)/NR	$41,944,000	14.125%	%	(6)	9.96	02/35-02/35
Class C(10)	A-sf/A(sf)/NR	$31,062,000	10.700%	%	(6)	9.96	02/35-02/35
Non-Offered Certificates(11)
Classes of Certificates	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass- Through Rate(4)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(5)	Expected Principal Window(5)
Class X-D(10)	BBB+sf/AAA(sf)/NR	$9,070,000(8)	N/A	%	Variable IO(9)	N/A	N/A
Class D(10)	BBB+sf/A-(sf)/NR	$9,070,000	9.700%	%	(6)	9.96	02/35-02/35
Class E-RR(10)	BBB-sf/BBB(sf)/NR	$19,952,000	7.500%	%	(6)	9.96	02/35-02/35
Class F-RR(10)	BB-sf/BB+(sf)/NR	$17,005,000	5.625%	%	(6)	9.96	02/35-02/35
Class G-RR(10)	B-sf/BB-(sf)/NR	$11,336,000	4.375%	%	(6)	9.96	02/35-02/35
Class J-RR(10)	NR/NR/NR	$39,678,175	0.000%	%	(6)	9.96	02/35-02/35
Class R(12)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”), as indicated. Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. Fitch, KBRA and Moody’s have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this structural and collateral term sheet (the “Term Sheet”) are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.
(2)	Approximate, subject to a variance of plus or minus 5% and further subject to any additional variances described in the footnotes below. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X certificates”) may vary depending upon the final pricing of the respective classes of principal balance certificates (as defined in footnote (6) below) whose certificate balances comprise such notional amounts, and, if as a result of such pricing (a) the pass-through rate of any class of Class X certificates would be equal to zero at all times, such class of Class X certificates will not be issued on the closing date of this securitization or (b) the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is at all times equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, the certificate balance of such class of principal balance certificates may not be part of, and there may be a corresponding reduction in, such notional amount of the related class of Class X certificates.
(3)	"Approximate Initial Credit Support" means, with respect to any class of principal balance certificates, the quotient, expressed as a percentage, of (i) the aggregate of the initial certificate balances of all classes of principal balance certificates, if any, junior to the subject class of principal balance certificates, divided by (ii) the aggregate of the initial certificate balances of all classes of principal balance certificates. The approximate initial credit support percentages set forth for the Class A-1, Class A-4, Class A-5 and Class A-SB certificates are represented in the aggregate.
(4)	Approximate per annum rate as of the closing date.
(5)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus.
(6)	For any distribution date, the pass-through rate for each class of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates (collectively, the “principal balance certificates”, and collectively with the Class X certificates and the Class R certificates, the “certificates”) will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage, but no less than 0.000%. See “Description of the Certificates—Distributions—Pass-Through Rates” in the Preliminary Prospectus
(7)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $588,668,000 subject to a variance of plus or minus 5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Structural and Collateral Term Sheet	BMO 2025-C11
Summary of Transaction Terms
Class of Certificates	Expected Range of Initial Certificate Balances	Expected Range of Weighted Avg. Lives (Yrs)	Expected Range of Principal Windows
Class A-4	$0 - $250,000,000	N/A – 9.82	N/A – 09/34-01/35
Class A-5	$338,668,000 - $588,668,000	9.90 – 9.96	09/34-02/35 – 01/35-02/35
(8)	The Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of principal balance certificates identified in the same row as such class of Class X certificates in the chart below (as to such class of Class X certificates, the “corresponding principal balance certificates”):
Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-4, Class A-5 and Class A-SB
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D

(9)	The pass-through rate for each class of Class X certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of corresponding principal balance certificates as in effect from time to time, as described in the Preliminary Prospectus.
(10)	In satisfaction of Bank of Montreal’s risk retention obligations as retaining sponsor for this securitization transaction, all of the Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates (collectively, the “HRR Certificates”), which will constitute an “eligible horizontal residual interest” with an aggregate fair value expected to represent at least 5.0% of the fair value, as of the closing date for this transaction, of all of the “ABS interests” (i.e., all of the Certificates (other than the Class R certificates) issued by the issuing entity. The certificate balances of the Class C, Class D and Class E-RR certificates may be reallocated between those classes based on the determination of the aggregate fair value, as of the closing date for this transaction, of all of the Certificates (other than the Class R certificates), in order to satisfy the foregoing. Any such reallocation would have a corresponding effect on the notional amounts of the Class X-B and Class X-D certificates, as applicable. However, the “Approximate Initial Credit Support” for the Class C certificates will have a minimum value of 10.625%, and the “Approximate Initial Credit Support” for the Class D certificates will have a minimum value of 9.625%. “Retaining sponsor,” “eligible horizontal residual interest” and “ABS interests” have the meanings given to such terms in Regulation RR. See “Credit Risk Retention” in the Preliminary Prospectus.
(11)	The classes of certificates set forth below “Non-Offered Certificates” in the table are not offered hereby.
(12)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two (2) separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Structural and Collateral Term Sheet	BMO 2025-C11
Summary of Transaction Terms
Publicly Offered Certificates:	$809,877,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	BMO Capital Markets Corp., SG Americas Securities, LLC, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Barclays Capital Inc., Goldman Sachs & Co. LLC and UBS Securities LLC
Co-Managers:	Academy Securities, Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC, Mischler Financial Group, Inc. and Natixis Securities Americas LLC
Mortgage Loan Sellers:	Bank of Montreal (“BMO”) (14.6%); Societe Generale Financial Corporation (“SGFC”) (18.1%); Starwood Mortgage Capital LLC (“SMC”) (11.9%); UBS AG (“UBS”) (11.9%); German American Capital Corporation (“GACC”) (11.2%); National Cooperative Bank, N.A. (“NCB”) (8.4%); Citi Real Estate Funding Inc. (“CREFI”) (6.7%); Barclays Capital Real Estate Inc. (“Barclays”) (5.4%); LMF Commercial, LLC (“LMF”) (3.3%); LoanCore Capital Markets LLC (“LCM”) (2.8%); Goldman Sachs Mortgage Company (“GSMC”) (2.2%); Greystone Commercial Mortgage Capital LLC (“GCMC”) (2.0%); and Natixis Real Estate Capital LLC (“Natixis”) (1.5%).
Master Servicer:	Midland Loan Servicer, a Division of PNC Bank, National Association, with respect to all mortgage loans other than the mortgage loans being contributed to the issuing entity by National Cooperative Bank, N.A. (the “NCB Mortgage Loans”), and National Cooperative Bank, N.A., with respect to the NCB Mortgage Loans
Special Servicer:	KeyBank National Association, with respect to all mortgage loans other than the NCB Mortgage Loans, and National Cooperative Bank, N.A., with respect to the NCB Mortgage Loans
Directing Holder/Controlling Class Representative:	SDOF III MB, L.P.
Trustee:	Computershare Trust Company, National Association and, with respect to certain specified duties with respect to the NCB Mortgage Loans, Deutsche Bank National Trust Company.
Certificate Administrator:	Computershare Trust Company, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Rating Agencies:	Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”).
U.S. Credit Risk Retention:	For a discussion on the manner in which BMO, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about February 28, 2025.
Cut-off Date:	With respect to each mortgage loan, the related due date in February 2025, or in the case of any mortgage loan that has its first due date after February 2025, the date that would have been its due date in February 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in March 2025.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in March 2025.
Assumed Final Distribution Date:	The Distribution Date in February 2035 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in February 2058.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S (other than the Class R Certificates).
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date (excluding for the purposes of this calculation, the unpaid principal balance of any mortgage loan(s) that is/are ARD loan(s), but in any such case, only if the option described below is exercised after the distribution date related to the collection period in which the corresponding anticipated repayment date occurs), certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Retirement of Certificates” and “—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Structural and Collateral Term Sheet	BMO 2025-C11
Summary of Transaction Terms
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, Thompson Reuters Corporation, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC. DealView Technologies Ltd., Recursion Co and CRED iQ.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Structural and Collateral Term Sheet	BMO 2025-C11
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Cut-off Date Balance
SGFC	7	8	$139,408,845	15.4%	$164,408,845	18.1%
BMO	4	10	$83,025,000	9.2%	$132,275,000	14.6%
SMC	7	9	$108,150,000	11.9%	$108,150,000	11.9%
UBS AG	3	3	$107,575,000	11.9%	$107,575,000	11.9%
GACC	2	2	$50,660,000	5.6%	$101,410,000	11.2%
NCB	26	26	$75,947,785	8.4%	$75,947,785	8.4%
CREFI	2	2	$61,000,000	6.7%	$61,000,000	6.7%
Barclays	1	1	$9,400,000	1.0%	$49,400,000	5.4%
LMF	2	2	$29,975,000	3.3%	$29,975,000	3.3%
LCM	1	1	$25,000,000	2.8%	$25,000,000	2.8%
GSMC	1	1	$19,956,546	2.2%	$19,956,546	2.2%
GCMC	3	4	$18,570,000	2.0%	$18,570,000	2.0%
Natixis	1	1	$13,250,000	1.5%	$13,250,000	1.5%
BMO, GACC	2	2	$100,000,000	11.0%	-	-
Barclays, SGFC	1	1	$65,000,000	7.2%	-	-
Total:	63	73	$906,918,176	100.0%	$906,918,176	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$906,918,176
Number of Mortgage Loans:	63
Number of Mortgaged Properties:	73
Average Cut-off Date Balance per Mortgage Loan:	$14,395,527
Weighted Average Current Mortgage Rate:	6.73129%
10 Largest Mortgage Loans as % of IPB:	50.8%
Weighted Average Remaining Term to Maturity:	119 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR(1)(2):	2.10x
Weighted Average UW NOI Debt Yield(1):	15.8%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(3):	54.9%
Weighted Average Maturity Date/ARD LTV(1)(3):	52.6%

Other Statistics
% of Mortgage Loans with Additional Debt(4):	5.9%
% of Mortgage Loans with Single Tenants(5):	8.6%
% of Mortgage Loans secured by Multiple Properties:	12.0%

Amortization
Weighted Average Original Amortization Term(6):	338 months
Weighted Average Remaining Amortization Term(6):	337 months
% of Mortgage Loans with Interest-Only:	65.1%
% of Mortgage Loans with Amortizing Balloon:	15.4%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	11.2%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon and Partial Interest-Only:	6.5%
% of Mortgage Loans with Fully Amortizing:	1.8%

Lockboxes(7)
% of Mortgage Loans with Hard Lockboxes:	43.7%
% of Mortgage Loans with Springing Lockboxes:	36.9%
% of Mortgage Loans with Soft Lockbox:	11.0%
% of Mortgage Loans with No Lockbox:	8.4%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	69.9%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	40.9%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	59.8%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	39.2%

(See footnotes on following page)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Structural and Collateral Term Sheet	BMO 2025-C11
Collateral Characteristics
(1)	In the case of Loan Nos. 1, 2, 3, 5, 7, 17 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). For mortgaged properties securing residential cooperative mortgage loans, UW NCF DSCR and UW NOI Debt Yield calculations for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. The Cut-off Date LTV and Maturity Date/ARD LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 11, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. In the case of Loan No. 21, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(4)	Seventeen (17) of the mortgage loans, each of which are secured by a residential cooperative property, currently have either (i) subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”) or (ii) a subordinate wraparound mortgage to the related borrower that is currently held by the cooperative sponsor (such loan, the “Subordinate Wrap Mortgage”). The percentage figure expressed as “% of Mortgage Loans with Additional Debt” is determined as a percentage of the initial pool balance. See “Other Secured Debt—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in the Preliminary Prospectus.
(5)	Excludes mortgage loans that are secured by multiple properties leased to separate single tenants.
(6)	Excludes 32 mortgage loans that are interest-only for the entire term or until the anticipated repayment date.
(7)	For a more detailed description of lockboxes, refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, industrial, mixed use, leased fee and multifamily (with commercial tenants) properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Structural and Collateral Term Sheet	BMO 2025-C11
Collateral Characteristics
Ten Largest Mortgage Loans
No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Units	Property Type	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1	Shops at Mission Viejo	Mission Viejo, CA	Barclays, SGFC	1	$65,000,000	7.2%	1,012,005	Retail	1.69x	13.4%	52.4%	49.5%
2	UOVO QPN	Long Island City, NY	BMO, GACC	1	$65,000,000	7.2%	281,494	Self Storage	1.47x	9.7%	60.9%	60.9%
3	340 Mt Kemble	Morris Township, NJ	SGFC	1	$59,000,000	6.5%	413,261	Office	1.61x	14.3%	61.8%	54.5%
4	Ali'i Place	Honolulu, HI	UBS AG	1	$46,575,000	5.1%	337,370	Office	1.92x	15.3%	67.1%	67.1%
5	29-33 Ninth Avenue	New York, NY	UBS AG	1	$45,000,000	5.0%	87,537	Mixed Use	1.30x	9.0%	58.4%	58.4%
6	360 Bowery	New York, NY	GACC	1	$40,000,000	4.4%	8,707	Other	1.11x	7.3%	62.5%	62.5%
7	299 Park Avenue	New York, NY	CREFI	1	$36,000,000	4.0%	1,176,837	Office	2.35x	14.4%	45.6%	45.6%
8	FedEx Portfolio	Various, Various	BMO	4	$36,000,000	4.0%	438,592	Industrial	1.51x	10.9%	69.8%	69.8%
9	UOVO Orangeburg	Orangetown, NY	BMO, GACC	1	$35,000,000	3.9%	102,446	Self Storage	1.67x	11.0%	59.5%	59.5%
10	2481 Crotona Avenue	Bronx, NY	SMC	1	$33,250,000	3.7%	90	Multifamily	1.25x	9.7%	59.3%	54.2%

	Top 3 Total/Weighted Average			3	$189,000,000	20.8%			1.59x	12.4%	58.3%	55.0%
	Top 5 Total/Weighted Average			5	$280,575,000	30.9%			1.60x	12.3%	59.7%	57.5%
	Top 10 Total/Weighted Average			13	$460,825,000	50.8%			1.59x	11.7%	59.6%	57.9%
	Non-Top 10 Total/Weighted Average(2)(3)(4)			60	$446,093,176	49.2%			2.63x	20.1%	50.1%	47.1%
(1)	In the case of Loan Nos. 1, 2, 3, 5, 7, 17 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 11, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. In the case of Loan No. 21, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(4)	For mortgaged properties securing residential cooperative mortgage loans, UW NCF DSCR and UW NOI Debt Yield calculations for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. The Cut-off Date LTV and Maturity Date/ARD LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Structural and Collateral Term Sheet	BMO 2025-C11
Collateral Characteristics
Pari Passu Companion Loan Summary
No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance
1	Shops at Mission Viejo	Barclays, SGFC	$65,000,000	$115,000,000	BBCMS 2025-C32	Midland	Argentic	BBCMS 2025-C32 Future Securitization(s)	$90,000,000 $25,000,000
2	UOVO QPN	BMO, GACC	$65,000,000	$78,000,000	WFCM 2025-C64	Wells Fargo	Rialto	WFCM 2025-C64 Future Securitization(s)	$45,000,000 $33,000,000
3	340 Mt Kemble	SGFC	$59,000,000	$13,950,000	BMO 2025-C11	Midland	KeyBank	Future Securitization(s)	$13,950,000
5	29-33 Ninth Avenue	UBS AG	$45,000,000	$90,000,000	BMO 2025-C11(1)	Midland(1)	KeyBank(1)	Future Securitization(s)	$90,000,000
7	299 Park Avenue	CREFI	$36,000,000	$464,000,000	NY 2025-299P	Wells Fargo	KeyBank	NY 2025-299P Future Securitization(s)	$435,000,000 $29,000,000
17	Outlet Shoppes of the Bluegrass	GSMC	$19,956,546	$45,900,055	WFCM 2025-C64	Wells Fargo	Rialto	WFCM 2025-C64	$46,000,000
23	Twin Cities Premium Outlets	Natixis	$13,250,000	$81,750,000	BBCMS 2024-C30	Midland	Rialto	BBCMS 2024-C30 WFCM 2025-C64	$61,750,000 $20,000,000
(1)	In the case of Loan No. 5, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the BMO 2025-C11 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Structural and Collateral Term Sheet	BMO 2025-C11
Collateral Characteristics
Mortgaged Properties by Type(1)
					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)(4)	UW NOI DY(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date/ARD LTV(2)(4)(5)
Multifamily	Garden	12	$107,678,845	11.9%	1.30x	10.4%	59.4%	55.6%
	Cooperative	26	75,947,785	8.4	7.79x	58.3%	12.9%	11.6%
	Mid Rise	2	39,700,000	4.4	1.43x	9.7%	65.5%	65.5%
	High Rise	1	33,250,000	3.7	1.25x	9.7%	59.3%	54.2%
	Townhomes	1	3,750,000	0.4	1.20x	10.1%	62.2%	59.1%
	Subtotal:	42	$260,326,630	28.7%	3.21x	24.2%	46.8%	44.1%
Office	CBD	2	$82,575,000	9.1%	2.11x	14.9%	57.7%	57.7%
	Suburban	1	59,000,000	6.5	1.61x	14.3%	61.8%	54.5%
	Urban	1	10,000,000	1.1	1.78x	12.6%	47.4%	47.4%
	Subtotal:	4	$151,575,000	16.7%	1.89x	14.5%	58.6%	55.8%
Retail	Super Regional Mall	1	$65,000,000	7.2%	1.69x	13.4%	52.4%	49.5%
	Anchored	3	48,535,000	5.4	1.43x	10.8%	62.4%	62.4%
	Outlet Center	2	33,206,546	3.7	1.84x	14.2%	55.1%	50.3%
	Subtotal:	6	$146,741,546	16.2%	1.64x	12.7%	56.3%	54.0%
Self Storage	Self Storage	3	$105,100,000	11.6%	1.61x	10.6%	59.1%	59.1%
Industrial	Warehouse/Distribution	6	$48,700,000	5.4%	1.51x	11.1%	67.1%	67.1%
	Distribution/Manufacturing	4	28,925,000	3.2	1.91x	12.9%	61.5%	61.5%
	Subtotal:	10	$77,625,000	8.6%	1.66x	11.8%	65.0%	65.0%
Mixed Use	Retail	1	$45,000,000	5.0%	1.30x	9.0%	58.4%	58.4%
	Retail/Office	1	22,250,000	2.5	1.42x	10.2%	60.0%	60.0%
	Multifamily/Retail	1	6,000,000	0.7	1.28x	10.6%	66.7%	58.6%
	Subtotal:	3	$73,250,000	8.1%	1.33x	9.5%	59.6%	58.9%
Hospitality	Full Service	2	$41,000,000	4.5%	2.06x	20.4%	42.7%	28.0%
Other	Leased Fee	1	$40,000,000	4.4%	1.11x	7.3%	62.5%	62.5%
Manufactured Housing	RV Park	1	$6,027,000	0.7%	1.73x	12.5%	53.8%	53.8%
	Manufactured Housing/RV Park	1	5,273,000	0.6	1.73x	12.5%	53.8%	53.8%
	Subtotal:	2	$11,300,000	1.2%	1.73x	12.5%	53.8%	53.8%
Total / Weighted Average:		73	$906,918,176	100.0%	2.10x	15.8%	54.9%	52.6%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 1, 2, 3, 5, 7, 17 and 23, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	For mortgaged properties securing residential cooperative mortgage loans, UW NCF DSCR and UW NOI DY calculations for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. The Cut-off Date LTV and Maturity Date/ARD LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.
(5)	In the case of Loan No. 11, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. In the case of Loan No. 21, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Structural and Collateral Term Sheet	BMO 2025-C11
Collateral Characteristics
Mortgaged Properties by Location(1)

				Weighted Average
State (or Province)	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)(4)	UW NOI DY(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date/ARD LTV(2)(4)(5)
New York	37	$408,147,785	45.0%	2.67x	19.1%	50.4%	49.6%
California	3	102,875,000	11.3	1.56x	12.1%	55.8%	54.0%
Texas	12	81,295,000	9.0	1.55x	11.4%	61.3%	61.3%
New Jersey	1	59,000,000	6.5	1.61x	14.3%	61.8%	54.5%
Wisconsin	4	54,408,845	6.0	1.28x	10.4%	58.6%	50.9%
Hawaii	1	46,575,000	5.1	1.92x	15.3%	67.1%	67.1%
Washington	1	25,000,000	2.8	2.17x	15.8%	45.9%	45.9%
Kentucky	1	19,956,546	2.2	1.72x	14.2%	60.4%	52.5%
Puerto Rico	1	16,000,000	1.8	1.88x	27.6%	37.6%	0.0%
Georgia	2	14,946,751	1.6	2.03x	13.4%	57.4%	57.4%
Pennsylvania	1	13,513,094	1.5	1.51x	10.9%	69.8%	69.8%
Minnesota	1	13,250,000	1.5	2.01x	14.3%	47.0%	47.0%
Florida	2	11,300,000	1.2	1.73x	12.5%	53.8%	53.8%
Idaho	1	10,660,000	1.2	1.78x	14.1%	65.0%	65.0%
Indiana	1	9,400,000	1.0	1.44x	10.9%	49.5%	49.5%
Massachusetts	1	7,821,532	0.9	1.51x	10.9%	69.8%	69.8%
Ohio	1	4,818,623	0.5	1.51x	10.9%	69.8%	69.8%
Oklahoma	1	4,200,000	0.5	1.30x	9.7%	69.9%	69.9%
Alaska	1	3,750,000	0.4	1.20x	10.1%	62.2%	59.1%
Total / Weighted Average:	73	$906,918,176	100.0%	2.10x	15.8%	54.9%	52.6%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 1, 2, 3, 5, 7, 17 and 23, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	For mortgaged properties securing residential cooperative mortgage loans, UW NCF DSCR and UW NOI DY calculations for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. The Cut-off Date LTV and Maturity Date/ARD LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.
(5)	In the case of Loan No. 11, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. In the case of Loan No. 21, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Structural and Collateral Term Sheet	BMO 2025-C11
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
$998,545	-	$4,999,999	26	$71,487,332	7.9%	6.65056%	119	6.24x	47.5%	23.5%	22.2%
$5,000,000	-	$9,999,999	10	69,160,453	7.6	6.93937%	119	3.50x	25.4%	45.0%	43.1%
$10,000,000	-	$19,999,999	11	154,995,391	17.1	6.89154%	119	1.58x	13.5%	55.7%	48.5%
$20,000,000	-	$29,999,999	6	150,450,000	16.6	6.78150%	119	1.60x	11.5%	59.2%	59.2%
$30,000,000	-	$39,999,999	4	140,250,000	15.5	6.52006%	120	1.70x	11.5%	58.5%	57.3%
$40,000,000	-	$65,000,000	6	320,575,000	35.3	6.69578%	120	1.54x	11.7%	60.1%	58.2%
Total / Weighted Average:			63	$906,918,176	100.0%	6.73129%	119	2.10x	15.8%	54.9%	52.6%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
5.84000%	-	5.99999%	4	$45,850,352	5.1%	5.94130%	119	2.87x	19.7%	40.4%	40.0%
6.00000%	-	6.49999%	14	226,051,980	24.9	6.43541%	120	2.40x	16.7%	52.7%	52.5%
6.50000%	-	6.99999%	32	448,060,844	49.4	6.77383%	119	2.12x	16.7%	53.7%	49.6%
7.00000%	-	7.49999%	11	154,055,000	17.0	7.08559%	120	1.57x	12.1%	64.9%	63.5%
7.50000%	-	7.70000%	2	32,900,000	3.6	7.62695%	119	1.29x	10.4%	60.5%	60.5%
Total / Weighted Average:			63	$906,918,176	100.0%	6.73129%	119	2.10x	15.8%	54.9%	52.6%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
120	63	$906,918,176	100.0%	6.73129%	119	2.10x	15.8%	54.9%	52.6%
Total / Weighted Average:	63	$906,918,176	100.0%	6.73129%	119	2.10x	15.8%	54.9%	52.6%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
116	-	120	63	$906,918,176	100.0%	6.73129%	119	2.10x	15.8%	54.9%	52.6%
Total / Weighted Average:			63	$906,918,176	100.0%	6.73129%	119	2.10x	15.8%	54.9%	52.6%
(1)	In the case of Loan Nos. 1, 2, 3, 5, 7, 17 and 23, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	For mortgaged properties securing residential cooperative mortgage loans, UW NCF DSCR and UW NOI DY calculations for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. The Cut-off Date LTV and Maturity Date/ARD LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.
(4)	In the case of Loan No. 11, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. In the case of Loan No. 21, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Structural and Collateral Term Sheet	BMO 2025-C11
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only	32	$590,245,000	65.1%	6.70816%	120	1.85x	12.9%	58.1%	58.1%
120	1	16,000,000	1.8	6.99000%	120	1.88x	27.6%	37.6%	0.0%
180	1	3,205,937	0.4	5.84000%	116	6.29x	65.2%	10.1%	4.5%
240	1	4,990,937	0.6	6.67000%	119	8.76x	80.6%	7.9%	5.3%
272	1	59,000,000	6.5	6.94100%	120	1.61x	14.3%	61.8%	54.5%
360	19	206,405,041	22.8	6.76067%	119	2.39x	18.7%	51.3%	46.4%
480	8	27,071,261	3.0	6.51860%	119	4.89x	34.8%	22.2%	20.9%
Total / Weighted Average:	63	$906,918,176	100.0%	6.73129%	119	2.10x	15.8%	54.9%	52.6%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only			32	$590,245,000	65.1%	6.70816%	120	1.85x	12.9%	58.1%	58.1%
120	-	240	3	24,196,874	2.7	6.77163%	119	3.88x	43.5%	27.8%	1.7%
241	-	359	12	133,470,041	14.7	6.80923%	119	2.80x	22.6%	52.3%	45.8%
360	-	360	8	131,935,000	14.5	6.79219%	120	1.62x	12.9%	55.1%	50.7%
361	-	480	8	27,071,261	3.0	6.51860%	119	4.89x	34.8%	22.2%	20.9%
Total / Weighted Average:			63	$906,918,176	100.0%	6.73129%	119	2.10x	15.8%	54.9%	52.6%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only	32	$590,245,000	65.1%	6.70816%	120	1.85x	12.9%	58.1%	58.1%
Amortizing Balloon	26	139,673,176	15.4	6.71969%	118	3.81x	30.0%	40.5%	35.4%
Interest Only, Amortizing Balloon	3	102,000,000	11.2	6.71917%	119	1.53x	12.1%	55.0%	51.4%
Interest Only, Amortizing Balloon, Interest Only	1	59,000,000	6.5	6.94100%	120	1.61x	14.3%	61.8%	54.5%
Fully Amortizing	1	16,000,000	1.8	6.99000%	120	1.88x	27.6%	37.6%	0.0%
Total / Weighted Average:	63	$906,918,176	100.0%	6.73129%	119	2.10x	15.8%	54.9%	52.6%
(1)	In the case of Loan Nos. 1, 2, 3, 5, 7, 17 and 23, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	For mortgaged properties securing residential cooperative mortgage loans, UW NCF DSCR and UW NOI DY calculations for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. The Cut-off Date LTV and Maturity Date/ARD LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.
(4)	In the case of Loan No. 11, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. In the case of Loan No. 21, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Structural and Collateral Term Sheet	BMO 2025-C11
Collateral Characteristics
Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)(3)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
1.11x	-	1.49x	21	$404,703,845	44.6%	6.77548%	120	1.33x	9.6%	60.9%	59.3%
1.50x	-	1.99x	12	346,916,546	38.3	6.84935%	120	1.72x	13.9%	59.4%	55.4%
2.00x	-	2.99x	5	81,876,742	9.0	6.26025%	119	2.29x	15.4%	44.7%	44.6%
3.00x	-	9.99x	17	56,563,425	6.2	6.39470%	118	6.71x	50.8%	14.3%	13.0%
10.00x	-	17.46x	8	16,857,618	1.9	6.65823%	119	12.24x	88.4%	5.3%	5.0%
Total / Weighted Average:			63	$906,918,176	100.0%	6.73129%	119	2.10x	15.8%	54.9%	52.6%

LTV Ratios as of the Cut-off Date(1)(3)(4)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
3.6%	-	49.9%	33	$190,697,785	21.0%	6.47394%	119	4.38x	33.0%	32.0%	28.3%
50.0%	-	59.9%	12	291,658,845	32.2	6.78532%	119	1.45x	11.0%	57.1%	54.4%
60.0%	-	64.9%	9	287,856,546	31.7	6.68278%	120	1.49x	11.0%	61.9%	59.8%
65.0%	-	69.9%	9	136,705,000	15.1	7.07717%	120	1.61x	12.4%	67.7%	67.3%
Total / Weighted Average:			63	$906,918,176	100.0%	6.73129%	119	2.10x	15.8%	54.9%	52.6%

LTV Ratios as of the Maturity Date(1)(3)(4)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
0.0%	-	49.9%	34	$255,697,785	28.2%	6.53776%	119	3.69x	28.0%	37.2%	33.7%
50.0%	-	59.9%	15	315,365,391	34.8	6.84617%	119	1.44x	11.3%	59.4%	55.5%
60.0%	-	64.9%	6	205,150,000	22.6	6.58177%	120	1.43x	9.7%	62.0%	62.0%
65.0%	-	69.9%	8	130,705,000	14.4	7.06740%	120	1.63x	12.5%	67.7%	67.7%
Total / Weighted Average:			63	$906,918,176	100.0%	6.73129%	119	2.10x	15.8%	54.9%	52.6%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Defeasance	19	$376,936,546	41.6%	6.70591%	119	1.54x	11.3%	57.1%	55.8%
Yield Maintenance	38	324,856,630	35.8	6.89306%	119	2.99x	23.8%	49.3%	44.3%
Defeasance or Yield Maintenance	6	205,125,000	22.6	6.52175%	120	1.72x	11.4%	59.8%	59.8%
Total / Weighted Average:	63	$906,918,176	100.0%	6.73129%	119	2.10x	15.8%	54.9%	52.6%
(1)	In the case of Loan Nos. 1, 2, 3, 5, 7, 17 and 23, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	For mortgaged properties securing residential cooperative mortgage loans, UW NCF DSCR and UW NOI DY calculations for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. The Cut-off Date LTV and Maturity Date/ARD LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.
(4)	In the case of Loan No. 11, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. In the case of Loan No. 21, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Structural and Collateral Term Sheet	BMO 2025-C11
Collateral Characteristics
Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Refinance	54	$736,699,154	81.2%	6.68088%	119	2.12x	15.7%	53.3%	51.0%
Acquisition	6	134,805,000	14.9	7.02419%	120	1.69x	14.0%	64.6%	61.5%
Recapitalization	3	35,414,022	3.9	6.66509%	120	3.22x	25.3%	51.5%	51.1%
Total / Weighted Average:	63	$906,918,176	100.0%	6.73129%	119	2.10x	15.8%	54.9%	52.6%
(1)	In the case of Loan Nos. 1, 2, 3, 5, 7, 17 and 23, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	For mortgaged properties securing residential cooperative mortgage loans, UW NCF DSCR and UW NOI DY calculations for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. The Cut-off Date LTV and Maturity Date/ARD LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.
(4)	In the case of Loan No. 11, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. In the case of Loan No. 21, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Structural and Collateral Term Sheet	BMO 2025-C11
Collateral Characteristics
Previous Securitization History(1)
No.	Mortgage Loan Seller	Loan/Property Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
2	BMO, GACC	UOVO QPN	Long Island City, NY	Self Storage	$65,000,000	7.2%	CD 2017-CD4 and JPMDB 2017-C5
9	BMO, GACC	UOVO Orangeburg	Orangetown, NY	Self Storage	$35,000,000	3.9%	CD 2017-CD4
12.01	SMC	Innsbruck-Lemoyne Apartments	Houston, TX	Multifamily	$17,083,411	1.9%	BBCMS 2020-C8
12.02	SMC	Timberline Forest Apartments	Houston, TX	Multifamily	$4,551,636	0.5%	BBCMS 2020-C8
12.03	SMC	Horizon Apartments	Baytown, TX	Multifamily	$3,664,953	0.4%	BBCMS 2020-C8
35	NCB	34-15 Properties Ltd.	Jackson Heights, NY	Multifamily	$5,497,029	0.6%	WFCM 2015-C26
36	SMC	Storage Xxtra Westridge	McDonough, GA	Self Storage	$5,100,000	0.6%	GSMS 2015-GC30
40	NCB	37-31 73rd Street Owners Corp.	Jackson Heights, NY	Multifamily	$4,596,783	0.5%	WFCM 2015-C26
45	SMC	290 East 56th Avenue	Anchorage, AK	Multifamily	$3,750,000	0.4%	FNA 2018-M7
46	NCB	100 Randall Avenue Owners Corp.	Freeport, NY	Multifamily	$3,224,122	0.4%	BANK 2017-BNK7
47	NCB	6035 Broadway Owners Corp.	Bronx, NY	Multifamily	$3,205,937	0.4%	BANK 2020-BNK25
50	NCB	3210 Arlington Ave. Owners Corp.	Bronx, NY	Multifamily	$2,500,000	0.3%	WFCM 2015-C26
51	NCB	109-111 N. Broadway Apt. Corp.	White Plains, NY	Multifamily	$2,499,273	0.3%	WFCM 2015-C29
54	NCB	Hearth House Owners Corp.	New York, NY	Multifamily	$2,000,000	0.2%	WFCM 2015-C26
56	NCB	50-21 Owners Ltd.	Sunnyside, NY	Multifamily	$1,749,611	0.2%	WFCM 2015-C30
59	NCB	302 Convent Avenue Housing Development Fund Corporation	New York, NY	Multifamily	$1,499,022	0.2%	WFCM 2015-C26
61	NCB	Waters at West End, Inc.	Freeport, NY	Multifamily	$1,075,000	0.1%	WFCM 2015-C29
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Structural and Collateral Term Sheet	BMO 2025-C11
Structural Overview
■ Certificates:	The “Certificates” will consist of the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class R certificates. The Certificates (other than the Class R certificates) are referred to as the “Regular Certificates”. The Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates are collectively referred to as the “Principal Balance Certificates”. The Class X-A, Class X-B and Class X-D certificates are collectively referred to as the “Class X Certificates”.
■ Accrual:	Each Class of Regular Certificates will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Distributions:

The aggregate amount available for distribution to holders of the Certificates on each distribution date will be the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances (with interest thereon), costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®.

On each Distribution Date, funds available for distribution to holders of the Certificates (exclusive of any portion thereof that represents (i) any yield maintenance charges and prepayment premiums collected on the mortgage loans and/or (ii) any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (“Available Funds”) will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.              Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D certificates: to interest on the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D certificates, up to, and pro rata in accordance with, their respective interest entitlements.

2.              Class A-1, Class A-4, Class A-5 and Class A-SB certificates: to the extent of Available Funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-SB certificates until their certificate balance is reduced to the Class A-SB scheduled principal balance set forth in Annex F to the Preliminary Prospectus for the relevant Distribution Date, then (ii) to principal on the Class A-1 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-SB certificates in clause (i) above, then (iii) to principal on the Class A-4 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-1 certificates in clause (ii) above, then (iv) to principal on the Class A-5 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-4 certificates in clause (iii) above and then (v) to principal on the Class A-SB certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-5 certificates in clause (iv) above. However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then Available Funds allocable to principal will be distributed to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based on their respective certificate balances (and the schedule for the Class A-SB principal distributions will be disregarded).

3.              Class A-1, Class A-4, Class A-5 and Class A-SB certificates: to reimburse the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest at their respective pass-through rates.

4.              Class A-S certificates: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-4, Class A-5 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

5.              Class B certificates: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-C11
Structural Overview

principal payment priority (in this case, the Class A-1, Class A-4, Class A-5, Class A-SB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

6.              Class C certificates: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

7.               After the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled on such Distribution Date, the remaining Available Funds will be used to pay interest, pay principal, and reimburse (with interest) any unreimbursed losses to the Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates, sequentially in order, and with respect to each such class of Principal Balance Certificates, in a manner analogous to the Class C certificates pursuant to clause 6 above.

8.              Class R certificates: Any Available Funds remaining after the distributions described in clauses 1 through 7 will be distributed to the Class R certificates.

■ Realized Losses:	The certificate balances of the respective classes of the Principal Balance Certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the related class on such Distribution Date. On each Distribution Date, any such losses will be applied to the respective classes of Principal Balance Certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class J-RR certificates; second, to the Class G-RR certificates; third, to the Class F-RR certificates; fourth, to the Class E-RR certificates; fifth, to the Class D certificates; sixth, to the Class C certificates; seventh, to the Class B certificates; eighth, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, based on their then current respective certificate balances. The notional amount of each class of Class X Certificates will be reduced to reflect reductions in the certificate balance(s) of the class (or classes, as applicable) of Corresponding Principal Balance Certificates as a result of allocations of losses realized on the mortgage loans to such class(es) of Principal Balance Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-C11
Structural Overview
■ Prepayment Premiums and Yield Maintenance Charges:

On each Distribution Date, until the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E-RR certificates have been reduced to zero, each yield maintenance charge collected on the mortgage loans during the related one-month collection period (or, in the case of an outside serviced mortgage loan, that accompanied a principal prepayment included in the Available Funds for such Distribution Date) is required to be distributed to holders of the Regular Certificates (excluding holders of the Class F-RR, Class G-RR and Class J-RR certificates) as follows: (a) first such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) comprised of the Class A-1, Class A-4, Class A-5, Class A-SB and Class X-A certificates, (ii) the group (the “YM Group A-S/B/C”) comprised of the Class A-S, Class B, Class C and Class X-B certificates, (iii) the group (the “YM Group D”) comprised of the Class X-D and Class D certificates, and (iv) the group (the “YM Group E”, and the YM Group A, the YM Group A-S/B/C, the YM Group D and the YM Group E, together, the “YM Groups”) comprised solely of the Class E-RR certificates, pro rata, based upon the aggregate amount of principal distributed to the class or classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of Regular Certificates in such YM Group, in the following manner: (i) each class of Principal Balance Certificates in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to such class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group on such Distribution Date, (Y) except in the case of any YM Group comprised solely of one or more classes of Principal Balance Certificates (for each class of which the value in this clause (Y) will be one (1)), the Base Interest Fraction (as defined in the Preliminary Prospectus) for the related principal prepayment and such class of Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Principal Balance Certificates in such YM Group will be distributed to the class of Class X Certificates (if any) in such YM Group. If there is more than one class of Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such classes of Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

After the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E-RR certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated among the holders of the Class F-RR, Class G-RR and Class J-RR certificates as provided in the BMO 2025-C11 pooling and servicing agreement. No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class R certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus.

■ Advances:	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to all of the mortgage loans serviced under the BMO 2025-C11 pooling and servicing agreement, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of servicing advances, any related companion loans as described below. P&I advances are subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any advances, provided that, in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may, in its sole discretion, make a property protection advance and will be entitled to reimbursement from the master servicer for such advance. The master servicer, the special servicer

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-C11
Structural Overview
and the trustee will each be entitled to receive interest on advances they make at the prime rate (and, solely in the case of the master servicer, subject to a floor of 2.0% per annum), compounded annually.
■ Serviced Mortgage Loans/Outside Serviced Mortgage Loans:

One or more whole loans may each constitute an “outside serviced whole loan”, in which case (as identified under “Collateral Characteristics—Pari Passu Companion Loan Summary” above), the BMO 2025-C11 pooling and servicing agreement is not the Controlling Pooling/Trust & Servicing Agreement (the “Controlling Servicing Agreement”), and each related mortgage loan constitutes an “outside serviced mortgage loan,” each related companion loan constitutes an “outside serviced companion loan,” and each related Controlling Servicing Agreement constitutes an “outside servicing agreement.”

One or more whole loans may be identified in the Preliminary Prospectus as a “servicing shift whole loan”, in which case the related mortgage loan constitutes a “servicing shift mortgage loan” and each related companion loan constitutes a “servicing shift companion loan”. Any servicing shift whole loan will initially be serviced pursuant to the BMO 2025-C11 pooling and servicing agreement during which time such mortgage loan, such whole loan and each related companion loan will be a serviced mortgage loan, a serviced whole loan and a serviced companion loan (each as defined below), respectively. However, upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction, the servicing of such mortgage loan will shift to the servicing agreement governing such securitization transaction, and such mortgage loan, such whole loan and each related companion loan will be an outside serviced mortgage loan, an outside serviced whole loan and an outside serviced companion loan, respectively.

All of the mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan) are sometimes referred to in this Term Sheet as the “serviced mortgage loans” and, together with any related companion loans, as the “serviced loans” (which signifies that they are being serviced by the master servicer and the special servicer under the BMO 2025-C11 pooling and servicing agreement); each related whole loan constitutes a “serviced whole loan”; and each related companion loan constitutes a “serviced companion loan.” See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

■ Appraisal Reduction Amounts:

An Appraisal Reduction Amount generally will be created with respect to a required appraisal loan (which is a serviced loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (subject to certain downward adjustments permitted under the BMO 2025-C11 pooling and servicing agreement) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan; provided that, in the case of a residential cooperative property, such appraised value will be determined (I) except as provided in clause (II) below, assuming that the subject mortgaged property is operated as a residential cooperative with such value, in general, to equal the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (y) the amount of the underlying debt encumbering such residential cooperative property, and (II) if the special servicer determines, in accordance with the servicing standard, that there is no reasonable expectation that the subject mortgaged property will be operated as a residential cooperative following any work-out or liquidation of the related mortgage loan, assuming such mortgaged property is operated as a multifamily rental property); and provided further that if so provided in the related co-lender agreement, the holder of a subordinate companion loan may be permitted to post cash or a letter of credit to offset some or all of an Appraisal Reduction Amount. In the case of an outside serviced mortgage loan, any Appraisal Reduction Amounts will be calculated pursuant to, and by a party to, the related outside servicing agreement. In general, any Appraisal Reduction Amount calculated with respect to a whole loan will be allocated first, to any related subordinate companion loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. As a result of an Appraisal Reduction Amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which (to the extent of the reduction in such P&I advance) will have the effect of reducing the amount of interest available to the most subordinate class(es) of Regular Certificates then outstanding (i.e., first, to the Class J-RR certificates, then, to the Class G-RR certificates, then, to the Class F-RR certificates, then, to the Class E-RR certificates, then, to the Class D certificates, then, to the Class C certificates, then, to the Class B certificates, then, to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D certificates). In general, a serviced loan will cease to be a required appraisal loan, and no longer be subject to an Appraisal Reduction Amount, when the same has ceased to be a specially serviced loan (if

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-C11
Structural Overview

applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

For various purposes under the BMO 2025-C11 pooling and servicing agreement (including, with respect to the Principal Balance Certificates, for purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event and an Operating Advisor Consultation Trigger Event), any Appraisal Reduction Amounts in respect of or allocated to the mortgage loans will be allocated to notionally reduce the certificate balances of the Principal Balance Certificates as follows: first, to the Class J-RR, Class G-RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance is notionally reduced to zero; and then to the Class A-1, Class A-4, Class A-5, and Class A-SB certificates, pro rata based on certificate balance.

■ Cumulative Appraisal Reduction Amounts:

A “Cumulative Appraisal Reduction Amount”, as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loans, any Collateral Deficiency Amounts then in effect. With respect to any class of Certificates, references to any Cumulative Appraisal Reduction Amount allocable thereto mean the aggregate portion of any Appraisal Reduction Amounts and/or Collateral Deficiency Amounts comprising such Cumulative Appraisal Reduction Amount that are allocable to such class under the Pooling and Servicing Agreement.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the subject mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of an outside serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event and an Operating Advisor Consultation Trigger Event, Collateral Deficiency Amounts will be allocable to the respective classes of Control Eligible Certificates (as defined below), in reverse alphabetical order of class designation, in a manner similar to the allocation of Appraisal Reduction Amounts to such classes.

“AB Modified Loan” means any corrected mortgage loan (1) that became a “corrected” mortgage loan (which includes for purposes of this definition any outside serviced mortgage loan that became a “corrected” mortgage loan (or any term substantially similar thereto) pursuant to the related outside servicing agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the trust or the original unmodified mortgage loan, and (2) as to which an Appraisal Reduction Amount is not in effect.

■ Age of Appraisals:

Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

■ Sale of Defaulted Loans:	There will be no “Fair Market Value Purchase Option”. Instead, defaulted mortgage loans will be sold in a process similar to the sale process for REO property. With respect to an outside serviced whole loan, the party acting as special servicer with respect to such outside serviced whole loan pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced whole loan in accordance with the terms of the related outside servicing agreement during such time as such outside serviced whole loan constitutes a defaulted mortgage loan qualifying for sale thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related outside serviced pari passu companion loan(s) and, if so provided in the related co-lender agreement or the Controlling Servicing Agreement, any related subordinate companion loan(s), together as one defaulted loan.
■ Directing Holder:

The “Directing Holder” with respect to any mortgage loan or whole loan serviced under the BMO 2025-C11 pooling and servicing agreement will be:

●                except (i) with respect to an excluded mortgage loan, (ii) with respect to a serviced whole loan as to which the Controlling Note is held outside the issuing entity (sometimes referred to in this Term Sheet as a “serviced outside controlled whole loan”), and (iii) during any period that a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-C11
Structural Overview

Control Termination Event has occurred and is continuing, the Controlling Class Representative; and

●                 with respect to any serviced outside controlled whole loan (which may include a servicing shift whole loan or any other serviced whole loan with a controlling companion loan held outside the issuing entity), if and for so long as such holder is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative, the holder of the related Controlling Note (during any such period, the “outside controlling note holder”).

The applicable directing holder (or equivalent party) with respect to any outside serviced mortgage loan will be, in general, (i) in the event the related Controlling Note is included in the subject outside securitization transaction, the controlling class representative (or equivalent entity) under the related outside servicing agreement, and (ii) in all other cases, the third party holder of the related Controlling Note or its representative (which may be a controlling class representative (or equivalent entity) under a separate securitization transaction to which such note has been transferred (if any)), as provided in the related co-lender agreement.

An “excluded mortgage loan” is, if the Controlling Class Representative is the Directing Holder with respect to the subject mortgage loan, a mortgage loan or related whole loan with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by certificate balance) is (or are) a Borrower Party (as defined in the Preliminary Prospectus).

■ Controlling Class Representative:

The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders by certificate balance. The “Controlling Class” is, as of any time of determination, the most subordinate class of the Control Eligible Certificates that has an outstanding certificate balance as notionally reduced by any Cumulative Appraisal Reduction Amount allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided that (except under the circumstances set forth in the next proviso) if no such class meets the preceding requirement, then the Class G-RR certificates will be the controlling class; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The “Control Eligible Certificates” consist of the Class G-RR and Class J-RR certificates. See “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus. No other class of Certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an excluded mortgage loan.

On the Closing Date, SDOF III MB, L.P., or its affiliate, is expected to (i) purchase the HRR Certificates and (ii) to appoint itself as the initial Controlling Class Representative. SDOF III MB, L.P. or an affiliate may acquire additional Certificates.

■ Control Termination Event:

A “Control Termination Event” will: with respect to any mortgage loan either (a) occur when none of the classes of the Control Eligible Certificates has an outstanding certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of Certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the certificate balance of each class of the Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans as to which the Controlling Class Representative would otherwise be the Directing Holder, a Control Termination Event will be deemed to exist.

The holders of Certificates representing the majority of the certificate balance of the most senior class of Control Eligible Certificates whose certificate balance is notionally reduced to less than 25% of the initial certificate balance of that class as a result of an allocation of an Appraisal Reduction Amount or a Collateral Deficiency Amount, as applicable, to such class will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination or a Collateral Deficiency Amount determination, as applicable, and, at their sole expense, obtain a second appraisal for any serviced loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount, under the circumstances described in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-C11
Structural Overview
■ Consultation Termination Event:	A “Consultation Termination Event” will: with respect to any mortgage loan, either (a) occur when none of the classes of Control Eligible Certificates has an outstanding certificate balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial certificate balance of that class of Certificates or (b) be deemed to occur as described below; provided, however, that a Consultation Termination Event will in no event exist at any time that the certificate balance of each class of the Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero;. With respect to excluded mortgage loans as to which the Controlling Class Representative would otherwise be a Consulting Party, a Consultation Termination Event will be deemed to exist.
■ Control/Consultation Rights:

With respect to any Serviced Loan, the applicable Directing Holder will be entitled to have consent and/or consultation rights under the BMO 2025-C11 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, certain loan modifications and workouts) and other matters with respect to each serviced loan.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain non-binding consultation rights under the BMO 2025-C11 pooling and servicing agreement with respect to certain major decisions and other matters with respect to the serviced mortgage loans, other than (i) any excluded mortgage loan, and (ii) any serviced outside controlled whole loan.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the Controlling Class Representative with respect to the applicable serviced loans will terminate.

With respect to any serviced outside controlled whole loan (including any servicing shift whole loan for so long as it is serviced under the BMO 2025-C11 pooling and servicing agreement), the holder of the related Controlling Note or its representative (which holder or representative will not be the Controlling Class Representative) will instead be entitled to exercise the above-described consent and consultation rights, to the extent provided under the related co-lender agreement.

With respect to each outside serviced whole loan, the applicable outside controlling class representative or other related controlling noteholder pursuant to, and subject to the limitations set forth in, the related outside servicing agreement and the related co-lender agreement will have consent, consultation, approval and direction rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced whole loan, as provided for in the related co-lender agreement and in the related outside servicing agreement. To the extent permitted under the related co-lender agreement, the Controlling Class Representative (so long as a Consultation Termination Event does not exist) may have certain consultation rights with respect to each outside serviced whole loan.

See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Structural and Collateral Term Sheet	BMO 2025-C11
Structural Overview
■ Termination of Special Servicer:

At any time, the special servicer (but not any outside special servicer for any outside serviced whole loan) may be removed and replaced by the applicable Directing Holder, if any, with or without cause upon satisfaction of certain conditions specified in the BMO 2025-C11 pooling and servicing agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of all of the Regular Certificates (without regard to the application of any Appraisal Reduction Amounts) may request a vote to replace the special servicer (with respect to all of the serviced loans other than any serviced outside controlled whole loan). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of the voting rights allocable to the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum voted on the matter), or (b) more than 50% of the voting rights of each class of Certificates that are Non-Reduced Certificates, vote affirmatively to so replace.

“Non-Reduced Certificates” means each class of Principal Balance Certificates that has an outstanding certificate balance as may be notionally reduced by any Appraisal Reduction Amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of Certificates minus all principal payments made on such class of Certificates.

Notwithstanding the foregoing, but subject to the discussion in the next paragraph, solely with respect to a serviced outside controlled whole loan (including any servicing shift whole loan, for so long as it is serviced pursuant to the BMO 2025-C11 pooling and servicing agreement), only the holder of the related Controlling Note or its representative may terminate the special servicer without cause (solely with respect to the related whole loan) and appoint a replacement special servicer for that whole loan.

If the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole), the operating advisor will have the right to recommend the replacement of the special servicer with respect to the serviced loans, resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) vote affirmatively to so replace.

“Certificateholder Quorum” means a quorum that: (a) for purposes of a vote to terminate and replace the special servicer (or the asset representations reviewer at the request of the holders of Certificates evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates evidencing at least 50% of the voting rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes of Principal Balance Certificates) of all of the Regular Certificates, on an aggregate basis; and (b) for purposes of a vote to terminate and replace the special servicer based on a recommendation of the operating advisor, consists of the holders of Principal Balance Certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all Certificates, with such quorum including at least (3) holders and/or beneficial owners of Certificates that are not “affiliated” (as defined in Regulation RR) with each other.

The related outside special servicer under each outside servicing agreement generally may be (or, if the applicable outside servicing agreement has not yet been executed, it is anticipated that such outside special servicer may be) replaced by the related outside controlling class representative (or an equivalent party), or the vote of the requisite holders of certificates issued, under the applicable outside servicing agreement (depending on whether or not the equivalent of a control termination event or a consultation termination event exists under that outside servicing agreement) or by any applicable other controlling noteholder under the related co-lender agreement in a manner generally similar to the manner in which the special servicer may be replaced under the BMO 2025-C11 pooling and servicing agreement as described above in this “Termination of Special Servicer” section (although there will be differences, in particular as regards certificateholder votes and the timing of when an outside special servicer may be terminated based on the recommendation of an operating advisor).

If the special servicer, to its knowledge, becomes a Borrower Party with respect to a mortgage loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan. Subject to certain limitations described in the Preliminary Prospectus, any applicable Directing Holder will be entitled to appoint a replacement special servicer for that mortgage loan. If there is no applicable Directing Holder or if the applicable Directing Holder does not take action to appoint a replacement special servicer within the requisite time period, a replacement special servicer will be appointed in the manner specified in the BMO 2025-C11 pooling and servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Structural and Collateral Term Sheet	BMO 2025-C11
Structural Overview
■ Voting Rights:

At all times during the term of the BMO 2025-C11 pooling and servicing agreement, the voting rights for the Certificates (the “voting rights”) will be allocated among the respective classes of certificateholders in the following percentages:

(1)                     1% in the aggregate in the case of the respective classes of the Class X Certificates, allocated pro rata based upon their respective notional amounts as of the date of determination (for so long as the notional amount of at least one class of the Class X Certificates is greater than zero), and

(2)                     in the case of any class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the notional amounts of all classes of the Class X Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the certificate balance of such class of Principal Balance Certificates, as of the date of determination, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the Principal Balance Certificates, in each case as of the date of determination, provided, that in certain circumstances described under “The Pooling and Servicing Agreement” in the Preliminary Prospectus, voting rights will only be exercisable by holders of Non-Reduced Certificates and/or may otherwise be exercisable or allocated in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The voting rights of any class of Certificates are required to be allocated among certificateholders of such class in proportion to their respective percentage interests.

The Class R certificates will not be entitled to any voting rights.

■ Servicing Compensation:

Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses, including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12-month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (including special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (including special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% or (b) with respect to any serviced mortgage loan (or related serviced whole loan, if applicable) or related REO Property, such lesser rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than (i) default interest and (ii) any “excess interest” accrued after the related anticipated repayment date on any mortgage loan with an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Structural and Collateral Term Sheet	BMO 2025-C11
Structural Overview

anticipated repayment date) on the related serviced loan (or related serviced whole loan, if applicable) from the date such serviced loan becomes a corrected loan through and including the then related maturity date, subject in any case to a minimum workout fee of $25,000.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default, but the special servicer may collect and retain appropriate fees from the related borrower in connection with the subject liquidation or workout.

In the case of an outside serviced whole loan, calculation of the foregoing amounts payable to the related outside servicer or outside special servicer may be different than as described above. For example, the extent to which modification fees and penalty fees are applied to offset expenses may be different and liquidation fees and workout fees may be subject to different caps or no caps.

■ Operating Advisor:

The operating advisor will, in general and under certain circumstances described in the Preliminary Prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:

●           reviewing the actions of the special servicer with respect to specially serviced loans and with respect to certain major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;

●           reviewing reports provided by the special servicer to the extent set forth in the BMO 2025-C11 pooling and servicing agreement;

●           reviewing for accuracy certain calculations made by the special servicer;

●           under the circumstances described in the Preliminary Prospectus, issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the BMO 2025-C11 pooling and servicing agreement and identifying any material deviations therefrom;

●           recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the holders of the Certificates (as a collective whole); andafter the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the BMO 2025-C11 pooling and servicing agreement) in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).

An “Operating Advisor Consultation Trigger Event” will occur when the aggregate outstanding certificate balance of the HRR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amounts then allocable to the HRR Certificates) is 25% or less of the initial aggregate certificate balance of the HRR Certificates. With respect to excluded mortgage loans, an Operating Advisor Consultation Trigger Event will be deemed to exist.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the BMO 2025-C11 pooling and servicing agreement with respect to any outside serviced mortgage loan or any related REO property.

The operating advisor will be subject to termination and replacement if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such termination and replacement is affirmatively voted for by the holders of more than 50% of the voting rights allocable to the Non-Reduced Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the voting rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote). The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

See “The Pooling and Servicing Agreement—Operating Advisor” in the Preliminary Prospectus.

■ Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period are at least 60 days delinquent in respect of their related monthly payments or balloon payment, if any (for purposes of this paragraph, “delinquent loans”) or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the aggregate outstanding principal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Structural and Collateral Term Sheet	BMO 2025-C11
Structural Overview

balance of such delinquent loans constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of the holders of Certificates evidencing not less than 25% of the voting rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice of such request to all certificateholders and the asset representations reviewer by posting such notice on its internet website, and by mailing such notice to all the holders of Certificates and the asset representations reviewer. Upon the affirmative vote of the holders of Certificates evidencing at least 75% of the voting rights allocable to those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the BMO 2025-C11 pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the BMO 2025-C11 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) with respect to a mortgage loan is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other holder or beneficial owner of Certificates wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other holder or beneficial owner of Certificates does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other holder or beneficial owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In addition, any other holder or beneficial owner of Certificates may deliver, within the time frame provided in the BMO 2025-C11 pooling and servicing agreement, a written notice requesting the right to participate in any dispute resolution consultation that is conducted by the enforcing servicer following the enforcing servicer’s receipt of the notice described in the preceding sentence.

“Resolved” means, with respect to a Repurchase Request, (i) that any material breach of representations and warranties or a material document defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a “loss of value payment”, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the BMO 2025-C11 pooling and servicing agreement. See “The Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

■ Liquidated Loan Waterfall:	Upon liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied (after allocation to offset certain advances and expenses) so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Structural and Collateral Term Sheet	BMO 2025-C11
Structural Overview
that was not advanced as a result of Appraisal Reduction Amounts and any interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan.
■ Credit Risk Retention:

This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this securitization transaction is expected to be retained pursuant to risk retention regulations (as codified at 12 CFR Part 244) promulgated under Section 15G (“Regulation RR”), as an “eligible horizontal residual interest” in the form of the HRR Certificates. Bank of Montreal will act as retaining sponsor under Regulation RR for this securitization transaction and is expected, on the closing date, to satisfy its risk retention obligation through the purchase by a third party purchaser of the HRR Certificates. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Bank of Montreal, as retaining sponsor for this securitization transaction, see “Credit Risk Retention” in the Preliminary Prospectus.

■ Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the BMO 2025-C11 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the BMO 2025-C11 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
■ Deal Website:

The certificate administrator will maintain a deal website including, but not limited to:

●                 all special notices delivered.

●                 summaries of final asset status reports.

●                 all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

●                 an “Investor Q&A Forum” and a voluntary investor registry.

■ Cleanup Call:

On any Distribution Date on which the aggregate unpaid principal balance of the mortgage loans (including mortgage loans as to which the related mortgaged properties have become REO properties) remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (excluding for the purposes of this calculation, the unpaid principal balance of any mortgage loan(s) that is/are ARD loan(s), but in any such case, only if the option described below is exercised after the Distribution Date related to the collection period in which the corresponding anticipated repayment date occurs), certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding Certificates.

If the aggregate certificate balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E-RR certificates and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the BMO 2025-C11 pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding Certificates (excluding the Class R certificates) for the mortgage loans remaining in the issuing entity, as further described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.

The Publicly Offered Certificates involve certain risks and may not be suitable for all investors. For information regarding certain risks associated with an investment in the Publicly Offered Certificates, see “Summary of Risk Factors” and “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Structural and Collateral Term Sheet	BMO 2025-C11
No. 1 – Shops at Mission Viejo

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Structural and Collateral Term Sheet	BMO 2025-C11
No. 1 – Shops at Mission Viejo

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Structural and Collateral Term Sheet	BMO 2025-C11
No. 1 – Shops at Mission Viejo

Shops at Mission Viejo
555 The Shops at Mission Viejo
Mission Viejo, CA 92691
IRVINE
John Wayne Airport 8 miles
Irvine Spectrum
Medtronic Neurovascular
Trabuco Rd.
Lake Forest
METROLINK
IE-OC/ORANGE COUNTY LINES
Muirlands Blvd.
Ridge Rte Dr.
El Toro Rd.
Rockfield Blvd.
Spectrum Crossroads
Los Alisos Village
Los Alisos Blvd.
Lake Forest Marketplace
Jeronimo Rd.
San Diego Fwy
Laguna Woods GC
Laguna Woods
Valencia Center
Saddleback Mem. Medical Center
Moulton Pkwy.
Aliso Viejo Resort and GC
Mission Viejo
Rancho Santa Margarita
Acacia Knolls
Aliso Creek Rd.
Glenwood Dr.
Aliso Viejo Pkwy.
Alicia Pkwy.
San Joaquin Hills Trans. Corridor
Laguna Hills
Oso Pkwy.
Plaza de las Flores
Aliso Viejo
La Paz Rd.
Mission Viejo CC
Marguerite Pkwy.
Las Flores
Thomas F. Riley Park
Los Patrones Pkwy
Kaiser Permanente Aliso Viejo
Pacific Park Dr.
Saddleback Business Park
Providence Mission Hospital
Crown Valley Pkwy.
Plaza de la Paz
Chet Holifield Federal Building
Crown Valley Business Park
Bridgepark Plaza
Mercantile West
Mercantile East Shopping Center
Soka University of America
Aliso Creek Rd.
The Center at Rancho Niguel
Saddleback College
Saddleback Coll. Stadium
Laguna Niguel/Mission Viejo
Ladera Ranch
Laguna Niguel Reg. Park
Arroyo Trabuco GC
ORANGE COUNTY
Antonio Pkwy.
Kite Hill
Aliso and Woods Regional Park
Laguna Niguel Plaza
Crown Valley Plaza
Crown Valley Mall
Laguna Heights Marketplace
Kaiser Permanente San Juan Capistrano
Cow Camp Rd.
Citron Esencia
Laguna Beach
The Ranch at Laguna Beach GC
El Niguel CC
Laguna Niguel
Marbella CC
Ortega Hwy.
Salt Creek Regional Park
San Juan Capistrano Mission
Los Rios Historic District, ZOOMARS
Marbella Plaza
Mission Hospital Laguna Beach
Crown Valley Pkwy.
Niguel Rd.
Los Rios
San Juan Capistrano
Avenida La Pata
1000 Steps Beach
Pacific Coast Hwy.
Ocean Ranch Village
Plaza Del Obispo Shopping Center
Plaza Del Rio Shopping Ctr.
Three Arches
Dana Point
Camino Del Avion
San Juan Hills GC
San Juan Capistrano
405
5
73
74
241
1
LOS ANGELES
Pasadena
Glendale
Pomona
Fontana
SAN BERNARDINO
Santa Monica
Ontario
Redlands
Yucaipa
RIVERSIDE
Fullerton
Moreno Valley
Torrance
ANAHEIM
Corona
LONG BEACH
SANTA ANA
Huntington Beach
Irvine
Newport Beach
Mission Viejo
Laguna Hills
San Clemente
Murrieta
Temecula
Pacific Ocean
Oceanside
Carlsbad
Escondido
Encinitas
Poway
SAN DIEGO
El Cajon
La Mesa
Coronado
Chula Vista
MEXICO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Structural and Collateral Term Sheet	BMO 2025-C11
No. 1 – Shops at Mission Viejo
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays, SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$65,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$65,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	7.2%	Net Rentable Area (SF)(3):	1,012,005
Loan Purpose:	Refinance	Location:	Mission Viejo, CA
Borrower:	Shops at Mission Viejo, LLC	Year Built / Renovated:	1979 / 2000, 2021
Borrower Sponsors:	Simon Property Group, L.P. and Institutional Mall Investors LLC	Occupancy:	89.8%
Interest Rate:	6.72500%	Occupancy Date:	10/23/2024
Note Date:	12/4/2024	4th Most Recent NOI (As of):	$25,868,237 (12/31/2021)
Maturity Date:	1/1/2035	3rd Most Recent NOI (As of):	$24,750,051 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	$25,221,490 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of)(4):	$24,142,803 (TTM 9/30/2024)
Original Amortization Term:	360 months	UW Economic Occupancy:	85.7%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$32,946,299
Call Protection:	L(25),D(88),O(7)	UW Expenses:	$8,771,579
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$24,174,721
Additional Debt(1):	Yes	UW NCF:	$23,570,815
Additional Debt Balance(1):	$115,000,000	Appraised Value / Per SF:	$343,600,000 / $340
Additional Debt Type(1):	Pari Passu	Appraisal Date:	10/30/2024

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$178
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$168
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	52.4%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	49.5%
TI/LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.69x
Gap Rent Reserve:	$429,705	$0	N/A	UW NOI Debt Yield:	13.4%
Outstanding TI/LC:	$1,981,224	$0	N/A
Major Tenant Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$180,000,000	62.8%	Loan Payoff	$282,626,868	98.5%
Borrower Sponsor Equity	106,843,216	37.2	Upfront Reserves	2,410,929	0.8
			Closing Costs	1,805,418	0.6
Total Sources	$286,843,216	100.0%	Total Uses	$286,843,216	100.0%
(1)	The Shops at Mission Viejo Mortgage Loan (as defined below) is part of a whole loan evidenced by 10 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $180.0 million (the “Shops at Mission Viejo Whole Loan”). The Financial Information in the chart above reflects the Shops at Mission Viejo Whole Loan.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)	The Shops at Mission Viejo Property (as defined below) is part of a larger retail development consisting of a total of 1,236,320 square feet (“SF”). Macy’s operates 193,500 SF at the Shops at Mission Viejo Property through a ground lease and has another suite consisting of 224,315 SF that is not part of the collateral.
(4)	The decrease from 2nd Most Recent NOI to Most Recent NOI is primarily driven by occupancy (including temporary tenants) decreasing from 98.8% as of the end of 2023 to 96.3% as of October 23, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Structural and Collateral Term Sheet	BMO 2025-C11
No. 1 – Shops at Mission Viejo

The Loan. The largest mortgage loan (the “Shops at Mission Viejo Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a super-regional mall located in Mission Viejo, California (the “Shops at Mission Viejo Property”). The Shops at Mission Viejo Whole Loan consists of 10 pari passu promissory notes and accrues interest at a rate of 6.72500% per annum on an Actual/360 basis. The Shops at Mission Viejo Whole Loan has a 10-year term and is interest only for the first 60 months followed by amortization based on a 30 year schedule for the remaining term. The Shops at Mission Viejo Whole Loan was co-originated on December 4, 2024 by Barclays, SGFC and Citi Real Estate Funding Inc. The Shops at Mission Viejo Mortgage Loan is evidenced by non-controlling Notes A-1-2 and A-1-3, contributed by Barclays, and non-controlling Notes A-3-2 and A-3-3, contributed by SGFC, with an aggregate original principal balance of $65,000,000. The Shops at Mission Viejo Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-C32 trust. See “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Shops at Mission Viejo Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$35,000,000	$35,000,000	BBCMS 2025-C32	Yes
A-1-2	$25,000,000	$25,000,000	BMO 2025-C11	No
A-1-3	$15,000,000	$15,000,000	BMO 2025-C11	No
A-1-4	$10,000,000	$10,000,000	BBCMS 2025-C32	No
A-1-5	$5,000,000	$5,000,000	BBCMS 2025-C32	No
A-2-1	$25,000,000	$25,000,000	WFCM 2025-C64	No
A-2-2	$20,000,000	$20,000,000	BBCMS 2025-C32	No
A-3-1	$20,000,000	$20,000,000	BBCMS 2025-C32	No
A-3-2	$15,000,000	$15,000,000	BMO 2025-C11	No
A-3-3	$10,000,000	$10,000,000	BMO 2025-C11	No
Whole Loan	$180,000,000	$180,000,000

The Property. The Shops at Mission Viejo Property is a Class A, two-story, enclosed super-regional mall on a 66.70-acre site in Mission Viejo in Orange County, California. The Shops at Mission Viejo Property consists of a 1,012,005 square foot portion of a larger retail development consisting of 1,236,320 total SF. The Shops at Mission Viejo Property benefits from three anchor tenants: two Macy’s units (one of which is collateral), Dick’s Sporting Goods (“Dick’s”) and Nordstrom. Notable inline tenants include, among others, Apple, Tesla, Sephora, Lululemon, Steve Madden, Pandora and J. Crew. Food and beverage offerings at the food court include SmashBurger, Chipotle Mexican Grill and Cheesecake Factory. One Macy‘s unit representing 224,315 SF is not part of the collateral. The Shops at Mission Viejo Property was constructed in 1979 and was most recently renovated in 2021 that involved a $17.6 million interior and exterior redevelopment of the Dick’s space to allow for Dick’s to take occupancy on a build-to-suit basis.

As of October 23, 2024, the Shops at Mission Viejo Property was 89.8% leased to 116 unique tenants (excluding temporary tenants), including one medical office tenant (1.0% of underwritten base rent). Other than the three retail anchor tenants and one medical office tenant, no other tenant accounts for greater than 2.1% of net rentable area and 3.9% of underwritten base rent. In the trailing-12 month period ending September 30, 2024, the tenants at the Shops at Mission Viejo Property generated approximately $245.0 million in total sales (excluding Tesla, whose sales have been excluded from all sales data due to historical reporting variances in methodology), with comparable inline sales of $566 per square foot (less than 10,000 SF excluding Apple and Tesla) and $665 per square foot (less than 10,000 SF).

The Shops at Mission Viejo Property has benefitted from positive leasing momentum with 11 unique tenants totaling 43,868 SF (4.3% of collateral SF) and approximately $1.8 million of underwritten rent (9.2% of total underwritten rent) of recently executed leases since the beginning of 2024. Such new leasing includes two major tenants, Round 1 Bowling and Amusement and Uniqlo, collectively representing 32,196 SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Structural and Collateral Term Sheet	BMO 2025-C11
No. 1 – Shops at Mission Viejo

Major Retail Tenants.

Macy’s (193,500 SF; 19.1% of NRA; 0.0% of underwritten base rent): Founded in 1858 and headquartered in New York, New York, Macy’s (Fitch/Moody’s/S&P: NR/Ba2/BB+) is a department store chain that operates approximately 735 stores in the United States as well as Guam and Puerto Rico. Macy’s has three banners that include Macy’s, bluemercury and Bloomingdale’s (and accompanying e-commerce sites), which sell men's, women's and children's apparel and accessories, cosmetics and home furnishings, among other merchandise. Macy’s, as ground lessee, occupies the Shops at Mission Viejo Property pursuant to a ground lease from the borrower, as ground lessor, with an expiration date of February 2030 and has five, 10-year renewal options remaining with no termination options. Ground rent will remain $10 during any renewal periods. Simon Property Group, L.P. (“Simon”) estimated Macy’s sales to be $11,100,000, or $57 per square foot, for the 193,500 SF of collateral space and $20,100,000, or $90 per square foot, for the 224,315 SF of non-collateral space from the trailing-12 month period through September 2024. The 224,315 SF non-collateral space is occupied by Macy’s pursuant to a ground lease through 2069. Macy’s has been in occupancy of such space since the Shops at Mission Viejo Property opened in 1977.

Nordstrom (165,000 SF; 16.3% of NRA; 0.0% of underwritten base rent): Nordstrom (Fitch/Moody’s/S&P: BB+/Ba2/BB) was founded in 1901 as a retail shoe business in Seattle, Washington. Nordstrom is a leading fashion designer offering clothing, shoes and accessories for men, women and kids. Nordstrom has more than 350 Nordstrom, Nordstrom Local and Nordstrom Rack locations. Nordstrom was added to the Shops at Mission Viejo Property upon executing a ground lease in January 1999 that was part of a significant renovation and expansion with an original cost of $20 million. The ground lease has an initial expiration date on February 2030. Nordstrom has seven, 10-year extension options remaining. Ground rent will remain $1 during any renewal periods. For the trailing-12 month period through September 2024, Nordstrom reported sales of approximately $49.4 million, which equates to approximately $299 per square foot.

Dick's (80,000 SF; 7.9% of NRA; 7.9% of underwritten base rent): Dick’s (Fitch/Moody's/S&P: NR/Baa2/BBB) was founded in 1948 as a bait-and-tackle shop in Binghamton, New York, and has since grown to become an omnichannel sporting goods retailer, with a primary focus on sports equipment, apparel, footwear and accessories. Headquartered in Coraopolis, Pennsylvania, Dick’s offers a wide range of products through its main and specialty concept stores, including Dick’s Sporting Goods, Public Lands, Moosejaw and Going Going Gone!. Dick’s has been in occupancy at the Shops at Mission Viejo Property since May 2020 and has a lease expiration date of January 2032. Dick’s has three, five-year extension options remaining. For the trailing-12 month period through September 2024, Dick’s reported sales of approximately $19.1 million, which equates to approximately $239 per square foot.

Major Medical Office Tenant.

Welltower Mission Viejo Medical (104,500 SF; 10.3% of NRA; 1.0% of underwritten base rent): Welltower Mission Viejo Medical (“Welltower”) is an outparcel medical office that is being operated as an outpatient center with a focus on cancer care. The medical office also includes an array of health and medical services in partnership with Providence Mission Viejo Hospital that is located adjacent to Welltower. Providence Mission Viejo Hospital is the largest employer in the city of Mission Viejo and is currently undergoing a $712 million expansion. Welltower is a real estate investment trust and S&P 500 company headquartered in Toledo, Ohio. Welltower invests with senior housing operators, post-acute providers and health systems to fund the real estate infrastructure needed for health care operations. Founded in 1970, Welltower currently has a portfolio of over 430 medical properties totaling approximately 26 million square feet with locations across all 50 states. Welltower, as ground lessee, occupies the Shops at Mission Viejo Property pursuant to a ground lease from the borrower, as ground lessor, with an expiration date of January 2074 with two, 10-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Structural and Collateral Term Sheet	BMO 2025-C11
No. 1 – Shops at Mission Viejo

The following table presents certain information relating to the historical and current occupancy of the Shops at Mission Viejo Property:

Historical and Current Occupancy(1)
	2019	2020	2021	2022	2023	Current(2)
Inc. Temp Tenants	88.7%	96.6%	95.3%	98.5%	98.8%	96.3%
Excl. Temp Tenants	85.2%	90.6%	88.4%	88.2%	90.8%	89.8%
(1)	Based on December 31 of each respective year.
(2)	Based on the underwritten rent roll as of October 23, 2024. Temporary tenants are underwritten as vacant, however, income from such tenants is included in underwritten income.

The following table presents certain information relating to the largest tenants by net rentable area at the Shops at Mission Viejo Property:

Top Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(1)	UW Base Rent(1)	% of Total UW Base Rent(1)	Lease Expiration Date
Anchor Tenants
Macy’s(3)	NR/Ba2/BB+	193,500	19.1%	$0.00	$10	0.0%	2/2/2030
Nordstrom(3)	BB+/Ba2/BB	165,000	16.3%	$0.00	$0	0.0%	2/28/2030
Dick’s	NR/Baa2/BBB	80,000	7.9%	$19.50	$1,560,000	7.9%	1/31/2032
Anchor Tenants Subtotal / Wtd. Avg.		438,500	43.3%	$3.56	$1,560,010	7.9%

Medical Office Tenant
Welltower(3)	NR/Baa1/BBB+	104,500	10.3%	$1.89	$198,000	1.0%	1/31/2074

Major Tenants
Old Navy	NR/NR/NR	21,196	2.1%	$22.64	$479,945	2.4%	1/31/2026
Round 1 Bowling and Amusement	NR/NR/NR	20,465	2.0%	$37.63	$770,000	3.9%	1/31/2035
Forever 21	NR/NR/NR	13,141	1.3%	$11.78	$154,757	0.8%	1/31/2027
Uniqlo(4)	NR/NR/NR	11,731	1.2%	$37.30	$437,566	2.2%	8/31/2035
The Gap/Gap Body	NR/B1/BB	10,617	1.0%	$59.94	$636,422	3.2%	1/31/2027
Pottery Barn	NR/NR/NR	10,048	1.0%	$35.64	$358,138	1.8%	1/31/2025
Express Men	NR/NR/NR	9,748	1.0%	$14.53	$141,638	0.7%	1/31/2029
Abercrombie & Fitch	NR/NR/BB	9,350	0.9%	$40.88	$382,222	1.9%	1/31/2026
Tenshoppe	NR/NR/NR	8,681	0.9%	$25.43	$220,758	1.1%	11/30/2025
Victoria's Secret	NR/B1/BB-	7,709	0.8%	$41.23	$317,842	1.6%	1/31/2033
Major Tenants Subtotal / Wtd. Avg.		122,686	12.1%	$31.78	$3,899,289	19.6%
Remaining Occupied		243,443	24.1%	$58.31	$14,194,421	71.5%
Occupied Collateral Total / Wtd. Avg.		909,129	89.8%	$21.84	$19,851,720	100.0%

Vacant Space		102,876	10.2%

Collateral Total		1,012,005	100.0%

(1)	Based on the underwritten rent roll dated October 23, 2024, inclusive of rent steps through December 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Nordstrom, Macy’s and Welltower are subject to ground leases.
(4)	In the event that Uniqlo does not achieve sales of at least $4,271,726 during the 12 month period from September 1, 2027 through August 31, 2028 (the “Sales Measuring Period”), Uniqlo has the right to terminate its lease by providing notice within 90 days of the end of the Sales Measuring Period and the lease termination would be effective one year after providing such notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Structural and Collateral Term Sheet	BMO 2025-C11
No. 1 – Shops at Mission Viejo

The following table presents certain information relating to the sales history of certain tenants of the Shops at Mission Viejo Property:

Tenant Sales(1)(2)
	2019	2021	2022	2023	TTM(3)
Gross Mall Sales	$293,240,349	$211,527,376	$241,604,693	$252,622,256	$244,989,630
Sales PSF (Inline < 10,000 SF)	$715	$569	$653	$684	$665
Sales PSF (Inline < 10,000 SF, Ex-Apple / Tesla)	$553	$501	$565	$580	$566
Occupancy Cost (Inline < 10,000 SF)	13.5%	16.4%	13.8%	13.4%	12.8%
Occupancy Cost (Inline < 10,000 SF, Ex-Apple / Tesla)	17.2%	18.4%	15.8%	15.7%	14.9%
(1)	Includes the borrower sponsor’s provided estimates for non-reporting anchor tenants and/or non-collateral tenants. Macy’s does not report sales for its collateral and non-collateral spaces.
(2)	2020 sales are excluded due to the adverse impact of the COVID-19 pandemic. Tesla sales are excluded from all sales data due to historical reporting variances.
(3)	Based on the trailing-12 month period as of September 30, 2024.

Major Tenant Sales(1)(2)
Tenant Name	SF	2019	2021	2022	2023	9/30/2024 TTM	Occupancy Cost	9/30/2024 TTM Sales PSF
Anchor Tenants
Macy’s(3)	193,500	$13,100,000	$11,800,000	$11,700,000	$11,100,000	$11,100,000	0.6%	$57
Nordstrom	165,000	$55,450,000	$45,699,000	$62,174,000	$54,767,955	$49,364,357	0.3%	$299
Dick’s	80,000	NAV	NAV	$17,566,000	$17,398,683	$19,100,000	9.9%	$239
Major Tenants
Old Navy	21,196	$3,813,000	$3,041,000	$2,809,000	$2,855,915	$2,925,013	20.2%	$138
Forever 21	13,141	NAV	$506,000	$1,651,000	$1,406,717	$1,282,319	14.0%	$98
The Gap/Gap Body	10,617	$2,601,000	$1,960,000	$2,010,000	$2,163,548	$2,542,138	45.0%	$239
Pottery Barn	10,048	$6,880,000	$7,500,000	$8,801,000	$7,556,008	$7,153,671	10.2%	$712
Signature Tenants
Abercrombie & Fitch	9,350	$1,731,000	$1,954,000	$2,071,000	$2,557,750	$3,036,791	14.7%	$325
Victoria's Secret	7,709	$4,824,000	$3,789,000	$3,878,000	$3,480,655	$4,553,559	12.9%	$591
J. Crew	7,100	$1,791,000	$1,903,000	$2,144,000	$2,588,908	$2,817,790	11.1%	$397
Cheesecake Factory	6,927	$9,980,000	$10,015,000	$10,861,000	$10,730,469	$10,516,158	6.4%	$1,518
Apple	6,195	$50,363,000	$19,693,000	$24,418,000	$28,302,090	$26,569,865	2.4%	$4,289
Sephora	5,338	$7,128,000	$4,576,000	$6,627,000	$8,894,692	$9,298,805	7.7%	$1,742
Williams-Sonoma	4,718	$2,485,000	$3,080,000	$3,168,000	$3,260,723	$3,434,306	10.9%	$728
Tommy Bahama	3,387	$2,395,000	$2,479,000	$2,827,000	$2,533,608	$2,402,062	19.6%	$709
Lululemon	3,099	$6,836,000	$5,010,000	$6,194,000	$6,685,376	$6,742,842	5.7%	$2,176
Lego	2,321	$1,665,000	$2,985,000	$3,319,000	$3,052,182	$2,965,632	10.3%	$1,278
(1)	All sales information presented herein with respect to the Shops at Mission Viejo Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	2020 excluded due to the adverse impact of the COVID-19 pandemic on the Shops at Mission Viejo Property.
(3)	Based on estimates provided by the borrower sponsor as Macy’s does not report sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Structural and Collateral Term Sheet	BMO 2025-C11
No. 1 – Shops at Mission Viejo

The following table presents certain information relating to the lease rollover schedule at the Shops at Mission Viejo Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	102,876	10.2%	NAP	NAP	102,876	10.2%	NAP	NAP
2025 & MTM	27	75,833	7.5%	$2,824,046	14.2%	178,709	17.7%	$2,824,046	14.2%
2026	25	94,348	9.3%	$4,893,766	24.7%	273,057	27.0%	$7,717,812	38.9%
2027	18	51,790	5.1%	$2,746,512	13.8%	324,847	32.1%	$10,464,324	52.7%
2028	8	12,949	1.3%	$1,037,348	5.2%	337,796	33.4%	$11,501,673	57.9%
2029	12	30,543	3.0%	$1,168,107	5.9%	368,339	36.4%	$12,669,780	63.8%
2030	12	387,629	38.3%	$2,119,516	10.7%	755,968	74.7%	$14,789,296	74.5%
2031	4	8,022	0.8%	$540,251	2.7%	763,990	75.5%	$15,329,547	77.2%
2032	4	89,093	8.8%	$2,100,725	10.6%	853,083	84.3%	$17,430,273	87.8%
2033	3	14,333	1.4%	$463,498	2.3%	867,416	85.7%	$17,893,771	90.1%
2034	3	4,808	0.5%	$416,273	2.1%	872,224	86.2%	$18,310,044	92.2%
2035	2	32,196	3.2%	$1,207,566	6.1%	904,420	89.4%	$19,517,610	98.3%
2036 & Thereafter	2	107,585	10.6%	$334,110	1.7%	1,012,005	100.0%	$19,851,720	100.0%
Total	120	1,012,005	100.0%	$19,851,720	100.0%
(1)	Based on the underwritten rent roll dated October 23, 2024 inclusive of rent steps through December 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Environmental. According to the Phase I environmental site assessment dated November 5, 2024, there was no evidence of any recognized environmental conditions at the Shops at Mission Viejo Property.

The following table presents certain information relating to the historical and underwritten cash flows of the Shops at Mission Viejo Property:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023(2)	TTM 9/30/2024(2)	Underwritten	Per SF	%(3)
Base Rent	$20,285,085	$19,884,382	$19,881,736	$19,292,499	$19,487,194	$19.26	52.8%
Contractual Rent Steps(4)	0	0	0	0	364,526	$0.36	1.0
Credit Tenant Rent Steps	0	0	0	0	121,892	$0.12	0.3
Temporary Tenant Rent	1,568,156	2,041,575	2,193,164	2,015,799	2,101,000	$2.08	5.7
Percentage in Lieu Rent	344,873	110,773	299,278	281,009	248,573	$0.25	0.7
Overage Rent	926,893	1,599,365	1,334,111	1,266,529	862,043	$0.85	2.3
Other Rental Income	205,717	205,944	189,833	196,947	202,000	$0.20	0.5
Gross-Up Vacant Rent	0	0	0	0	4,465,543	$4.41	12.1
Net Rental Income	$23,330,724	$23,842,039	$23,898,122	$23,052,783	$27,852,771	$27.52	75.5%
Total Recoveries	8,741,330	7,737,820	8,631,027	8,571,797	9,056,105	$8.95	24.5
Gross Potential Income	$32,072,054	$31,579,859	$32,529,149	$31,624,580	$36,908,876	$36.47	100.0%
Vacancy & Bad Debt	0	0	0	0	(5,283,576)	(5.22)	(14.3)
Miscellaneous Income	1,028,204	1,018,361	1,213,703	1,146,579	1,321,000	$1.31	3.6
Effective Gross Income	$33,100,258	$32,598,220	$33,742,852	$32,771,159	$32,946,299	$32.56	89.3%
Taxes	1,501,687	1,719,161	1,748,385	1,757,126	1,780,005	$1.76	5.4
Insurance	966,390	1,058,211	1,195,409	1,318,030	1,363,648	$1.35	4.1
Management Fee	993,121	1,007,385	1,002,899	983,193	988,329	$0.98	3.0
Other Expenses	3,770,823	4,063,412	4,574,669	4,570,007	4,639,596	$4.58	14.1
Total Expenses	7,232,021	7,848,169	8,521,362	8,628,356	8,771,579	$8.67	26.6%
Net Operating Income	$25,868,237	$24,750,051	$25,221,490	$24,142,803	$24,174,721	$23.89	73.4%
Capital Expenditures	0	0	0	0	54,901	$0.05	0.2
TI/LC	0	0	0	0	549,005	$0.54	1.7
Net Cash Flow	$25,868,237	$24,750,051	$25,221,490	$24,142,803	$23,570,815	$23.29	71.5%
(1)	Based on the underwritten rent roll dated October 23, 2024.
(2)	The decrease from 2023 NOI to TTM 9/30/2024 NOI is primarily driven by occupancy (including temporary tenants) decreasing from 98.8% as of the end of 2023 to 96.3% as of October 23, 2024.
(3)	% column represents percentage of Gross Potential Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(4)	Contractual Rent Steps were taken through December 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Structural and Collateral Term Sheet	BMO 2025-C11
No. 1 – Shops at Mission Viejo

The Market. The Shops at Mission Viejo Property is located in the South submarket of the broader Orange County retail market. The Shops at Mission Viejo Property benefits from its accessible location as it is adjacent to Interstate 5, which is a main thoroughfare throughout Orange County and allows for direct access to Los Angeles. Residential development dominates the area surrounding the Shops at Mission Viejo Property. Additionally, the Shops at Mission Viejo Property is the southernmost mall in the competitive set as identified in the appraisal. Providence Mission Hospital and Saddleback College, the two largest employers in Mission Viejo, are both located across the street from the Shops at Mission Viejo Property. Providence Mission Hospital is in the midst of a $712 million expansion and Saddleback College, which consists of approximately 26,000 students, recently completed an expansion project in March of 2024 that added a $60 million facility dedicated to student services.

According to the appraisal, the South retail submarket consists of approximately 9.7 million SF and is the second largest of the five submarkets within the approximately 41.6 million SF Orange County market. As of the second quarter of 2024, the 6.5% vacancy rate in the submarket is lower than the 6.7% vacancy rate for the Orange County retail market. Additionally, the South submarket asking rent of $39.34 per square foot is greater than the Orange County market asking rent of $34.68 per square foot. Asking rent in the submarket and market have grown each year since 2021.

According to the appraisal, the estimated 2023 population within a five-, seven- and 10-mile radius of the Shops at Mission Viejo Property was 293,855, 469,899 and 651,466, respectively. Additionally, for the same period, the average household income within the same radii was $164,778, $166,335 and $167,972, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Shops at Mission Viejo Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
0 – 1,200 SF	$80.00	8	3.0%	$40.00
1,201 – 2,000 SF	$60.00	8	3.0%	$40.00
2,001 – 3,500 SF	$45.00	8	3.0%	$40.00
3,501 – 5,000 SF	$35.00	8	3.0%	$40.00
5,001 – 10,000 SF	$27.00	8	3.0%	$40.00
10,000 SF +	$30.00	8	3.0%	$40.00
Restaurants	$45.00	10	3.0%	$75.00
Jewelers	$80.00	8	3.0%	$40.00
Food Court	$100.00	8	3.0%	$40.00
Kiosk	$400.00	5	3.0%	$40.00
ATM	$600.00	5	3.0%	$40.00
(1)	Based on the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Structural and Collateral Term Sheet	BMO 2025-C11
No. 1 – Shops at Mission Viejo

The following table presents certain information relating to comparable retail centers for the Shops at Mission Viejo Property:

Competitive Retail Center Summary(1)
Property / Location	Year Built / Renovated or Expanded	Total NRA (SF)	Occupancy	Distance to Subject	Sales PSF	Anchor Tenants
Shops at Mission Viejo Mission Viejo, CA	1979 / 2000, 2021	1,012,005(2)(3)	89.8%(2)(3)	NAP	$665(4)	Macy’s, Nordstrom, Dick’s
Irvine Spectrum Center Irvine, CA	1995 / 2016	1,388,737	95%	11 miles	$1,100 - $1,200(5)	Nordstrom, Target, Regal Cinemas, Dave & Busters, Newfound Market
Fashion Island Newport Beach, CA	1967 / 2003, 2017	1,573,000	96%	15 miles	$1,400 - $1,600(5)	Nordstrom, Macy’s, Bloomingdale’s, Neiman Marcus, Whole Foods, Cinema
South Coast Plaza Costa Mesa, CA	1967 / 1999	2,740,000	95%	18 miles	$1,300 - $1,500(5)	Bloomingdale’s, Macy’s, Saks Fifth Avenue, Nordstrom
Marketplace at Laguna Niguel and Plaza De La Paz Laguna Niguel, CA	1990 & 1994 / 1994	811,000	94%	4 miles	NAV	Kohl’s, Costco, The Home Depot, Hobby Lobby, Walmart, Marshall’s, Old Navy
Outlets at San Clemente San Clemente, CA	2015 / NAP	369,500	85%	11 miles	$500 - $550	Metropolitan Theatres, Nike, H&M
(1)	Based on the appraisal.
(2)	Based on the underwritten rent roll as of October 23, 2024.
(3)	Total NRA (SF) and Occupancy exclude the non-collateral Macy’s space.
(4)	Represents sales per square foot as of September 30, 2024 for in-line tenants. All sales information presented herein with respect to the Shops at Mission Viejo Property is based upon information provided by the borrower sponsor.
(5)	Includes sales attributed to Apple.

The Borrower. The borrower for the Shops at Mission Viejo Whole Loan is Shops at Mission Viejo, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Shops at Mission Viejo Whole Loan.

The Borrower Sponsor. The borrower sponsors are Simon (51% interest) and Institutional Mall Investors LLC (“IMI”) (49% interest). Simon is the non-recourse carveout guarantor. So long as the non-recourse carveout guarantor is either Simon, Simon Property Group, Inc., a Delaware corporation, or an IMI Key Principal (as defined below), the liability under the guaranty is limited to 20% ($36,000,000) of the original principal amount of the Shops at Mission Viejo Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lenders’ rights under the guaranty. There is no separate environmental indemnity for the Shops at Mission Viejo Whole Loan; however, the non-recourse carveout guaranty provides loss recourse for breaches of representations, warranties and indemnification provisions in the Shops at Mission Viejo Whole Loan agreement concerning environmental laws and hazardous materials (subject to the aforementioned 20% cap).

Simon is the operating partnership of Simon Property Group Inc. (NYSE: SPG / S&P: A-), an S&P 100 company and owner of shopping, dining, entertainment and mixed-use destinations. As of March 31, 2024, Simon owned or held an interest in 195 income-producing properties in the United States, including 93 malls, 69 premium outlets, 14 Mills-branded shopping centers, six lifestyle centers and 13 other retail properties. Simon also owns an 84% non-controlling interest in The Taubman Realty Group, LLC, or TRG, which has an interest in 23 regional, super-regional and outlet malls in the United States and Asia. Additionally, Simon has a 22.4% ownership interest in Klépierre SA, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries. As of December 12, 2024, Simon had an equity market capitalization of approximately $57.8 billion.

IMI is a co-investment venture owned by an affiliate of Miller Capital Advisory and California Public Employees’ Retirement System (“CalPERS”), the nation’s largest public pension fund. IMI focuses on high-quality, fashion-oriented retail properties throughout the United States. As of September 2024, IMI’s portfolio included approximately 20.6 million SF of retail space and over approximately 1.2 million SF of prime office space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Structural and Collateral Term Sheet	BMO 2025-C11
No. 1 – Shops at Mission Viejo

“IMI Key Principal” means one or more of IMI, CalPERS or any person of which CalPERS owns, directly or indirectly, at least 50% of the capital and profits.

Property Management. The Shops at Mission Viejo Property is managed by Simon Management Associates, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $1,981,224 for outstanding tenant improvement allowances and leasing commissions and (ii) $429,705 for outstanding gap rent.

Tax Escrows – On a monthly basis, during the continuance of a Reserve Trigger Period (as defined below) or at any time taxes are not paid by the borrower prior to the assessment of any penalty, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrows – During the continuance of a Reserve Trigger Period, except if the Shops at Mission Viejo Property is insured under an acceptable blanket policy, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserves – During the continuance of a Reserve Trigger Period, the borrower is required to escrow approximately $12,000 on a monthly basis for replacements and repairs to be made at the Shops at Mission Viejo Property.

TI/LC Reserves – During the continuance of a Reserve Trigger Period, the borrower is required to escrow approximately $79,000 on a monthly basis for ongoing leasing reserves.

Major Tenant Reserve – During the continuance of a Major Tenant Trigger Event (as defined below), the borrower is required to escrow an amount equal to 1/12th of the applicable Major Tenant Threshold Amount (as defined below) on a monthly basis until such Major Tenant Threshold Amount is reached.

A “Reserve Trigger Period” commences upon the net operating income debt yield (the “NOI Debt Yield”) falling below 10.50% for two consecutive calendar quarters, and ends upon the NOI Debt Yield reaching 10.50% for two consecutive calendar quarters.

A “Major Tenant Trigger Event” commences upon the earlier to occur of (i) a Major Tenant (as defined below) bankruptcy event, (ii) a Major Tenant vacates its space or goes dark for a period of at least 90 days or (iii) a Major Tenant Renewal Event (as defined below).

Such Major Tenant Trigger Event will be cured with respect to (a) clause (i) above, upon the resolution of the bankruptcy event, the Major Tenant Threshold Amount has been deposited into the Major Tenant reserve account or a permitted guarantor has delivered to the lenders a Major Tenant guaranty with liability limited to the applicable Major Tenant Threshold Amount, (b) clause (ii) above, the Major Tenant reopens for 30 consecutive days or, if applicable, the Major Tenant Threshold Amount has been deposited into the Major Tenant reserve account or (c) clause (iii) above, a Major Tenant Renewal Event Cure (as defined below).

A “Major Tenant” means Macy’s (193,500 SF of collateral space), Nordstrom, Dick’s or any replacement tenant occupying at least 50% of the space occupied by one or more of the foregoing.

A “Major Tenant Renewal Event” means, unless such Major Tenant lease has been renewed or extended, the earlier of (x) the date on which such Major Tenant gives notice that it will not be renewing its lease and (y) the date that is six months prior to the date of such Major Tenant’s lease expiration.

A Major Tenant Renewal event will be cured upon (a) such Major Tenant renews and/or extends the Major Tenant lease, (b) not less than 50% of the space demised by the Major Tenant lease has been leased to one or more new tenants, (c) the applicable notice of intent not to renew has been rescinded, (d) the applicable Major Tenant Threshold Amount has been deposited into the Major Tenant Reserve Account or (e) at the borrower’s election, a permitted guarantor has delivered to the lenders a Major Tenant guaranty with liability limited to the applicable Major Tenant Threshold Amount (collectively, a “Major Tenant Renewal Event Cure”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Structural and Collateral Term Sheet	BMO 2025-C11
No. 1 – Shops at Mission Viejo

“Major Tenant Threshold Amount” means the amount, with respect to (i) the Macy’s collateral space, of $9,675,000, (ii) the space occupied by Nordstrom, of $8,250,000 and (iii) the space occupied by Dick’s, of $4,000,000.

Lockbox / Cash Management. The Shops at Mission Viejo Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within two business days after receipt. During the continuance of a Lockbox Event Period (as defined below), all funds in the lockbox account are required to be swept on a weekly basis to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lenders as cash collateral for the Shops at Mission Viejo Whole Loan or (ii) if no Lockbox Event Period is continuing, disbursed to the borrower.

A “Lockbox Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower or property manager (if the property manager is an affiliate of the borrower) and the property manager is not replaced within 60 days with a qualified manager or (iii) the NOI Debt Yield being less than 10.50% for two consecutive calendar quarters. A Lockbox Event Period will end with respect to (a) clause (i) above, if the cure of the event of default has been accepted by the lenders, (b) clause (ii) above, if the property manager is replaced within 60 days or the bankruptcy action with respect to the property manager is dismissed within 90 days without adverse consequences to the Shops at Mission Viejo Property or (c) clause (iii) above, if (A) the NOI Debt Yield is greater than or equal to 10.50% for two consecutive calendar quarters, (B) the borrower prepays a portion of the Shops at Mission Viejo Whole Loan in accordance with the Shops at Mission Viejo Whole Loan documents in an amount sufficient such that the debt yield is no less than 10.50%, together with, if prior to the open period, the yield maintenance premium or (C) the borrower delivers to the lenders (1) cash, (2) U.S. obligations, (3) other securities having a rating reasonably acceptable to the lenders and for which a rating agency confirmation has been received or (4) a letter of credit, in each case, in an amount which, if applied to the repayment of the Shops at Mission Viejo Whole Loan would result in a debt yield equal to 10.50%.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted. However, the Shops at Mission Viejo Whole Loan documents permit the borrower to enter into a Property Assessed Clean Energy loan for an amount not to exceed $5,000,000, subject to the consent of the lenders and delivery of a rating agency confirmation.

Partial Release. The Shops at Mission Viejo Whole Loan documents permit the borrower to obtain the release of non-income producing portions of the Shops at Mission Viejo Property in connection with a transfer to third parties or affiliates of the borrower without the payment of a release price provided that, among other conditions, the borrower satisfies customary REMIC requirements.
Additionally, the borrower is permitted to release the proposed space for a planned 50,000 square foot lifestyle development that is expected to break ground in the near future without the payment of a release price provided that, among other conditions, the borrower satisfies the REMIC requirements. The proposed expansion space is expected to be located between Dick’s and Macy’s.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Structural and Collateral Term Sheet	BMO 2025-C11
No. 2 – UOVO QPN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Structural and Collateral Term Sheet	BMO 2025-C11
No. 2 – UOVO QPN

UOVO QPN
41-45 21st Street and 41-54 22nd Street
Long Island City, NY 11101
QUEENS
MANHATTAN
BROOKLYN
Upper East Side
Astoria
Dutch Kills
Queensbridge
Long Island City
Hunters Point
Greenpoint
Roosevelt Island
East River
La Guardia Airport 4 miles
JFK Intl. Airport 13 miles
Queensboro Bridge
Queens Blvd.
Long Island Expwy
Queens-Midtown Tunnel
Long Island Railroad
East River Ferry
Pulaski Bridge
Newtown Creek
Silvercup Studios
Silvercup Studios East
JetBlue Corporate Headquarters
La Guardia Community College
La Guardia Performing Arts
CUNY School of Law
1 Court Square
Long Island City Courthouse
Murray Playground
Gantry Plaza State Park
Hunters Point South Park
Queens Bridge Park
Rainey Park
Ravenswood Playground
Ravenswood Generating Station
Ravenswood Community Center
Museum of the Moving Image
Kaufman Astoria Studios
Franklin D. Roosevelt Four Freedoms Park
Cornell Tech
Roosevelt Island Library
Roosevelt Island Garden Club
Roosevelt Island Bridge
Firefighters Field
The Foundry
NYC REACH
Aloft Long Island City-Manhattan View
Pepsi Cola Sign
GUM Studios
Brooklyn Ice Cream Factory
The Creamery Studio
The Greenpoint Gallery
Le Fanfare
United Nations Visitors Ctr.
United Nations Headquarters
Hospital for Special Surgery
Cornell School of Medicine
Sloan-Kettering Cancer Ctr.
New York Weill Cornell Medical Ctr.
Rockefeller Univ. Hospital
NYU Medical Center
NYU School of Medicine
Bellevue Hospital
4540 Center Blvd.
4545 Center Blvd.
4705 Center Blvd.
4720 Center Blvd.
Vernon Blvd.
21st St.
Crescent St.
39th St.
Van Dam St.
Northern Blvd.
Honeywell St.
Borden Ave.
Hunters Point Ave
FDR Drive
York Ave.
34th Ave.
35th Ave.
36th Ave.
37th Ave.
38th Ave.
39th Ave.
41st Rd.
43rd Ave.
44th Ave.
47th Ave.
48th Ave.
49th Ave.
West St.
Eagle St.
Freeman St.
Green St.
Huron St.
2nd St.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Structural and Collateral Term Sheet	BMO 2025-C11
No. 2 – UOVO QPN
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	BMO, GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$65,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$65,000,000	Property Type - Subtype:	Self-Storage – Self-Storage
% of IPB:	7.2%	Net Rentable Area (SF):	281,494
Loan Purpose:	Refinance	Location:	Long Island City, NY
Borrowers:	QPN 1 DE LLC and QPN 10 DE LLC	Year Built / Renovated:	2013 / NAP
Borrower Sponsor(2):	Steven J. Guttman	Occupancy(5):	87.3%
Interest Rate:	6.48500%	Occupancy Date:	11/1/2024
Note Date:	1/22/2025	4th Most Recent NOI (As of):	$11,871,108 (12/31/2021)
Maturity Date:	2/6/2035	3rd Most Recent NOI (As of):	$12,230,675 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$13,136,852 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$12,841,638 (TTM 9/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	78.6%
Amortization Type:	Interest Only	UW Revenues:	$17,547,845
Call Protection(3):	L(24),DorYM1(89),O(7)	UW Expenses:	$3,643,783
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$13,904,062
Additional Debt(1):	Yes	UW NCF:	$13,861,838
Additional Debt Balance(1):	$78,000,000	Appraised Value / Per SF:	$234,900,000 / $834
Additional Debt Type(1):	Pari Passu	Appraisal Date:	12/16/2024

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$508
Taxes:	$183,288	$61,096	N/A	Maturity Date Loan / SF:	$508
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.9%
Replacement Reserve:	$0	Springing	N/A	Maturity Date LTV:	60.9%
Immediate Repairs:	$14,300	$0	N/A	UW NCF DSCR:	1.47x
				UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$143,000,000	100.0%	Loan Payoff	$75,832,056	53.0%
			Return of Equity	63,964,738	44.7
			Closing Costs	3,005,619	2.1
			Upfront Reserves	197,588	0.1
Total Sources	$143,000,000	100.0%	Total Uses	$143,000,000	100.0%
(1)	The UOVO QPN Mortgage Loan (as defined below) is part of the UOVO QPN Whole Loan (as defined below) which is comprised of six pari passu promissory notes with an aggregate original principal balance and Cut-off Date balance of $143,000,000. The UOVO QPN Whole Loan was originated by Bank of Montreal (“BMO”) on January 22, 2025. The financial information presented above is based on the UOVO QPN Whole Loan.
(2)	The borrower sponsor is also the borrower sponsor of the UOVO Orangeburg Mortgage Loan, which is also being contributed to the BMO 2025-C11 transaction.
(3)	The lockout period will be at least 24 payment dates beginning with and including the first payment date on March 6, 2025. Defeasance of the UOVO QPN Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the UOVO QPN Whole Loan to be securitized and (ii) January 22, 2028. The assumed lockout period of 24 payments is based on the expected BMO 2025-C11 securitization closing date in February 2025. The actual lockout period may be longer.
(4)	See “Escrows and Reserves” below for further discussion of reserve information.
(5)	Occupancy represents the occupancy percentage for the private storage space (measured in square feet). The managed storage space is measured in cubic feet and is 55.4% leased as of November 1, 2024. See “The Property” below for further discussion of the property type.

The Loan. The second largest mortgage loan (the “UOVO QPN Mortgage Loan”) is part of a whole loan (the “UOVO QPN Whole Loan”) secured by the borrowers’ fee interest in a 281,494 SF self-storage property located in Long Island City, New York (the “UOVO QPN Property”). The UOVO QPN Whole Loan is evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $143,000,000. The UOVO QPN Whole Loan was originated on January 22, 2025 by Bank of Montreal (“BMO”) and accrues interest at a fixed rate of 6.48500% per annum on an Actual/360 basis. On January 22, 2025, BMO transferred Notes A-4, A-5 and A-6, with an aggregate original principal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Structural and Collateral Term Sheet	BMO 2025-C11
No. 2 – UOVO QPN

balance and Cut-off Date Balance of $50,050,000, to Deutsche Bank AG, New York Branch (“DBNY”). The UOVO QPN Whole Loan has a 10-year term and is interest-only for the full term. The scheduled maturity date of the UOVO QPN Whole Loan is the payment date that occurs on February 6, 2035. The UOVO QPN Mortgage Loan is evidenced by the non-controlling Notes A-2 and A-4 with an aggregate outstanding principal balance as of the Cut-off Date of $65,000,000.

The relationship between the holders of the UOVO QPN Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool— The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “—Servicing of the Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The UOVO QPN Whole Loan will be serviced under the pooling and servicing agreement for the WFCM 2025-C64 securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the UOVO QPN Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$45,000,000	$45,000,000	WFCM 2025-C64	Yes
A-2	$26,500,000	$26,500,000	BMO 2025-C11	No
A-3(1)	$21,450,000	$21,450,000	BMO	No
A-4	$38,500,000	$38,500,000	BMO 2025-C11	No
A-5(1)	$5,775,000	$5,775,000	DBNY	No
A-6(1)	$5,775,000	$5,775,000	DBNY	No
Whole Loan	$143,000,000	$143,000,000
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Property. The UOVO QPN Property has 281,494 SF and 669 self-storage units across two interconnected buildings located in Long Island City, New York. The UOVO QPN Property was developed in 2013 and is situated on a 1.27-acre site. The UOVO QPN Property is specially designed for fine art storage and contains two storage components: private storage on floors 3 through 8 (163,150 SF with 282 storage units), and managed/concierge storage on floors 1 through 3 (164,916 cubic feet with 387 storage units). The UOVO QPN Property also serves as UOVO’s headquarters and features 20-foot clear heights, four enclosed loading docks, five covered loading docks, five viewing galleries, private meeting rooms, client café and two freight elevators.

Private Storage. According to the appraisal, the private storage (“Private Storage”) is similar to traditional self-storage and is ideal for clients who prefer direct and frequent access to their works. Private storage includes individual locks, roll-up doors and 8- to 10-foot clear heights. Private storage space can be leased at a minimum of 50 SF and may range to over 20,000 SF. According to the appraisal, private storage is tailored to each specific client’s needs as they partner with an in-house designer to configure a customized plan with racking, lighting, flooring, and climate conditions best suited to their collection.

Managed Storage. According to the appraisal, the managed space (“Managed Storage”) functions on open-air racks within a fully controlled environment in terms of climate, temperature, humidity and UV filtration lighting. Managed storage is considered a more cost-effective option for clients with fluctuating inventory or temporary storage needs and is exclusively accessed and managed by an expert technical team and tracked using digital inventory. The Managed Storage space is leased by cubic feet on floors 1 through 3 as it consists of an open storage area optimized for large and small pieces of artwork.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Structural and Collateral Term Sheet	BMO 2025-C11
No. 2 – UOVO QPN

The following table presents certain information relating to the Private Storage at the UOVO QPN Property:

Unit Mix(1)
Unit Type	Net Rentable Area (SF)	% of UW Rent	Occupied SF	Occupancy % (SF)	# of Units	% of Total Units	Occupied Units	Avg. Actual Rent Per SF(2)	Market Rent Per SF(3)
Private Storage	163,150	82.1%	142,410	87.3%	282	42.2%	249	$98.45	$54.00 - $102.00
(1)	Based on the underwritten rent roll dated November 1, 2024.
(2)	Avg. Actual Rent Per SF is calculated using actual rent for occupied square feet.
(3)	Source: Appraisal.

The following table presents certain information relating to the Managed Storage at the UOVO QPN Property:

Unit Mix(1)
Unit Type	Net Rentable Area (CF)	% of UW Rent	Occupied CF	Occupancy % (CF)	# of Units	% of Total Units	Occupied Units	Avg. Actual Rent Per CF(2)	Market Rent Per CF(3)
Managed Storage	164,916	17.9%	91,301	55.4%	387	57.8%	386	$33.58	$16.20 - $38.40
(1)	Based on the underwritten rent roll dated November 1, 2024.
(2)	Avg. Actual Rent Per CF is calculated using actual rent for occupied cubic feet.
(3)	Source: Appraisal.

The following table presents certain information relating to the historical and current occupancy of the UOVO QPN Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
91.9%	91.1%	91.4%	87.3%
(1)	Historical occupancies represent the annual average occupancy of each respective year.
(2)	Current occupancy is based on the underwritten rent roll dated November 1, 2024.

Appraisal. The appraisal concluded to an “as-is” value for the UOVO QPN Property of $234,900,000 as of December 16, 2024.

Appraisal Valuation Summary(1)
Property	As Is Value	Capitalization Rate
UOVO QPN	$234,900,000	6.25%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment dated December 31, 2024, there was no evidence of any recognized environmental conditions at the UOVO QPN Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Structural and Collateral Term Sheet	BMO 2025-C11
No. 2 – UOVO QPN

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the UOVO QPN Property:

Operating History and Underwritten Net Cash Flow
2021	2022	2023	9/30/2024 TTM	Underwritten	Underwritten Per SF	%(1)
In-Place Rent (Private)	$12,987,102	$13,375,690	$13,627,670	$13,442,957	$13,782,417	$48.96	63.0%
In-Place Rent (Managed)	2,056,784	2,514,142	3,075,775	2,996,002	3,065,534	10.89	14.0
Vacancy Lease-Up (Private)	0	0	0	0	2,215,620	7.87	10.1
Vacancy Lease-Up (Managed)	0	0	0	0	2,471,707	8.78	11.3
Contractual Rent Steps	0	0	0	0	237,174	0.84	1.1
Expense Recoveries	93,476	79,734	107,350	$107,189	108,407	0.39	0.5
Gross Potential Rent(2)	$15,137,362	$15,969,566	$16,810,795	$16,546,148	$21,880,859	$77.73	100.0%

Other Income(3)	($1,914)	$232,314	$346,630	$343,631	$370,989	$1.32	1.7
Net Rental Income	$15,135,447	$16,201,880	$17,157,425	$16,889,779	$22,251,847	$79.05	101.7%

Discount Units (Private)	(5,270)	(36,025)	(16,330)	(16,265)	(16,676)	(0.06)	(0.1)
Discount Units (Managed)	(13,400)	(13,598)	(3,816)	0	0	0.00	0.0
In-Place Vacancy (Private)	0	0	0	0	(2,215,620)	(7.87)	(10.1)
In-Place Vacancy (Managed)	0	0	0	0	(2,471,707)	(8.78)	(11.3)
Effective Gross Income	$15,116,777	$16,152,257	$17,137,279	$16,873,514	$17,547,845	$62.34	80.2%

Real Estate Taxes(4)	428,914	511,658	563,172	623,887	751,970	2.67	4.3
Insurance	161,940	254,884	266,436	258,860	225,164	0.80	1.3
Other Operating Expenses	2,654,815	3,155,041	3,170,819	3,149,129	2,666,649	9.47	15.2
Total Operating Expenses	$3,245,669	$3,921,582	$4,000,428	$4,031,876	$3,643,783	$12.94	20.8%

Net Operating Income	$11,871,108	$12,230,675	$13,136,852	$12,841,638	$13,904,062	$49.39	79.2%
Replacement Reserves	0	0	0	0	42,224	0.15	0.	2
Net Cash Flow	$11,871,108	$12,230,675	$13,136,852	$12,841,638	$13,861,838	$49.24	79.0%
(1)	% column represents percentage of Gross Potential Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated November 1, 2024.
(3)	Other Income includes viewing room rent, private workspace, and fortress payments.
(4)	The UOVO QPN Property benefits from an ICAP tax abatement program for 25 years. The UOVO QPN Property receives 100% of the exemption benefit for the first 16 years, which then decreases each year thereafter by 10%. The UOVO QPN Property will be fully taxable in year 26. See “Description of the Mortgage Pool – Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Structural and Collateral Term Sheet	BMO 2025-C11
No. 2 – UOVO QPN

The Market. The UOVO QPN Property is located in Long Island City, Queens County, New York. Long Island City is a residential and commercial neighborhood in the most western part of Queens, bordering the neighborhood of Astoria to the north, Sunnyside to the east, and Greenpoint to the South. The Long Island City neighborhood has undergone a transformation in recent years due to new high-rise developments, making the neighborhood increasingly residential, as well as new office and retail developments. The neighborhood’s mass transit infrastructure provides easy access to Manhattan, Brooklyn, the Bronx, and surrounding areas. Twelve New York City subway lines travel through Queens, as well as buses and the Long Island Railroad. Both the Long Island Expressway and the Brooklyn Queens Expressway run through the neighborhood. Additionally, two of three major airports serving the New York City metropolitan area (LaGuardia Airport and JFK International Airport) are located in Queens. According to the appraisal, as of 2024, the total population in Queens is 2,356,325, the median household income is $83,331, and the most common job type is health care/social assistance.

According to the appraisal, the national art industry revenue is expected to have grown at a CAGR of 0.9% to $13.1 billion over the last 5 years up through 2024. The national art industry is expected to grow at a CAGR of 2.3% to $15.5 billion by the end of 2029. Additionally, the major concentrations of art dealership establishments in the United States are in California, Florida, and New York with New York being home to 14.1% of establishments in the country.

In New York City, several industrial, office, special-use, and retail buildings have converted to self-storage. In May 2023, 41 East 21st Street completed the conversion of a four story, 50,000 SF parking garage into a self-storage facility to be managed by CubeSmart. The CMX Cinema at 400 East 62nd Street is being converted into a 65,000 SF self-storage facility by Manhattan Mini Storage. The Shell industrial building at 78 Walker has also been proposed for conversion.

The following table presents information regarding certain competitive properties to the UOVO QPN Property:

Competitive Property Summary(1)
Property Name/Location	Year Built / Renovated	Private Occupancy	Square Feet (Private)	Managed Occupancy	Cubic Feet (Managed)	Unit Type	Actual ($/SF)	Actual ($/CF)	Rent Per Annum (SF/CF)
UOVO QPN(2) Long Island City, NY	2013 / NAP	87.3%	163,150	55.4%	164,916	Private Storage Managed Storage	$8.20	$2.80	$98.45 $33.58
105 Evergreen Ave Brooklyn, NY	1955 / 2019	86.0%	48,145	58.0%	330,000	Private Storage Managed Storage	$8.22	$1.60	$98.64 $19.20
4200 Westgate Avenue Westgate, FL	2023 / NAP (Lease-Up)	41.0%	9,765	9.0%	177,000	Private Storage Managed Storage	$6.77	$2.25	$81.24 $27.00
346 NW 29th Street Miami, FL	2008 / NAP	89.0%	55,063	70.0%	42,670	Private Storage Managed Storage	$5.91	$2.94	$70.92 $35.28
1333 Lowrie Ave South San Francisco, CA	2022 / NAP	N/A	N/A	68.0%	177,222	Private Storage Managed Storage	N/A	$1.93	N/A $23.16
101 Lake Drive Newark, DE	1986 / NAP	53.0%	7,675	24.0%	238,000	Private Storage Managed Storage	$4.92	$1.06	$59.04 $12.72
130 South Myers Street Los Angeles, CA	2024 / NAP (Lease-Up)	80.0%	3,675	12.0%	118,000	Private Storage Managed Storage	$9.20	$1.09	$110.40 $13.08
(1)	Source: Appraisal, unless noted otherwise.
(2)	Based on the underwritten rent roll dated November 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Structural and Collateral Term Sheet	BMO 2025-C11
No. 2 – UOVO QPN

The Borrowers. The borrowers are QPN 1 DE LLC and QPN 10 DE LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the UOVO QPN Whole Loan.

The Borrower Sponsor. The borrower sponsor and the non-recourse carveout guarantor is Steven J. Guttman. Steven J. Guttman is the founder of Storage Deluxe Management Company, a self-storage developer in the New York City metropolitan area. The company has 84 projects completed and in development, totaling 8 million SF for a total investment in excess of $2.5 billion. Mr. Guttman is also an avid art collector and founded Storage Deluxe affiliate UOVO Fine Art Storage in 2014. Such affiliate was designed for the sole purpose of safe-guarding collections. UOVO’s privately-owned, state-of-the-art facilities are ideal for the long-term preservation and care of art, fashion, wine, archives, cultural artifacts, and rare objects. UOVO has art storage facilities (inclusive of the UOVO QPN Property) in major markets such as Los Angeles, Orange County, San Francisco, Aspen, Denver, Delaware, Miami, West Palm Beach, Brooklyn, Long Island City, Rockland County and Dallas.

Property Management. The UOVO QPN Property is managed by UOVO Management LLC, a borrower-affiliated property management company.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) approximately $183,288 for real estate taxes and (ii) $14,300 for deferred maintenance.

Tax Escrows. On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $61,096.

Insurance Escrows. If there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. The UOVO QPN Property is currently insured under a blanket insurance policy.

Replacement Reserve. On a monthly basis during a Trigger Event (as defined below), the borrowers are required to deposit approximately $3,519 for replacement reserves.

Lockbox / Cash Management. The UOVO QPN Whole Loan is structured with a soft lockbox and springing cash management. The borrowers are required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the UOVO QPN Property are required to be deposited by the borrowers. During a Trigger Event, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the UOVO QPN Whole Loan documents. Also, during a Trigger Event, all excess cash is required to be collected by the lender and held as additional security for the UOVO QPN Whole Loan.

A “Trigger Event” will commence upon the earliest of (i) the occurrence of an event of default under the UOVO QPN Whole Loan documents or (ii) the debt yield being less than 9.0%, and will expire upon (a) with respect to clause (i) above, the event of default has been cured or (b) with respect to clause (ii) above, the debt yield being at least 9.0% for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Structural and Collateral Term Sheet	BMO 2025-C11
No. 3 – 340 Mt Kemble

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Structural and Collateral Term Sheet	BMO 2025-C11
No. 3 – 340 Mt Kemble

340 Mt Kemble
340 Mount Kemble Avenue
Morristown, NJ 07961
Dover
Randolph Township
Morris County
Morris Plains
Cedar Knolls
Parsippany-Troy Hills
Whippany
East Hanover
Hanover
Morristown
Mendham Township
Morristown National Historical Park
Florham Park
Madison
Chatham
New Vernon
Bernardsville
Basking Ridge
Great Swamp Natl. Wildlife Refuge
Lord Stirling Park
Somerset County
NY City 26 miles
Boonton Reservoir
Lake Parsippany
Morristown Municipal Airport
Downtown Morristown
Morristown Line
NJ Transit
Convent Station
Mendham Rd
Columbia Tpke
Glen Alpin Rd
Blue Mill Rd
Lees Hill Rd
Shunpike Rd
Main St
Meyersville Rd
Long Hill Rd
Maple Ave
W. Hanover Ave
Sussex Ave
Pleasant Ave
N. Jefferson Rd
Troy Rd
Vail Rd
Millbrook Ave
Penn Ave
Fort Nonsense
Mayo Performing Arts Center
Morristown Memorial Hospital
Washington's Headquarters Museum
Morris Museum
Frelinghuysen Arboretum
Spring Brook Country Club
Stark's Brigade Monument
Wick House and Garden
Jockey Hollow Visitor Center
Verizon Wireless Corp. Office
Hyatt House Morristown
St. Elizabeth University
Fairleigh Dickinson Univ. Madison Campus
Drew University
Shakespeare Theatre of NJ
BASF
NY Jets Training Facility
Emerson
Novartis Pharmaceuticals
Bayer Corporation
Mennen Sports Arena
Cedar Knolls Plaza
Hanover Commons
Florham Park Plaza
Florham Village Shopping Ctr.
Florham Park Corporate Center
Brooklake Country Club
Loantaka Park
Hickory Square
Verizon Corporate Campus
Optum
US Fish & Wildlife Services
Great Swamp Greenhouses
Scherman Hoffman Wildlife Sanctuary
Mendham Golf & Tennis Club
James Andrews Mem. Park
County College of Morris
ISP Event Center
Shoppes at Union Hill
Rockaway River Commons
Pierson Industries
Morris Corporate Center
Nielsen
Morris Hill Shopping Ctr.
Troy Hills Shopping Ctr.
Mack-Cali Business Campus
Budget Corp. Office
GAF
Briarcliff Commons
Tiffany & Co. Corp. Office
Old Troy Park
Bee Meadow Park
Whippany Railway Museum
Pinch Brook GC
Morris County GC
Denville
Mount Tabor
Mountain Lakes
Madison
Basking Ridge
Bernardsville
Lyons
Pennsylvania
New Jersey
Philadelphia
New York
Newark
Trenton
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Structural and Collateral Term Sheet	BMO 2025-C11
No. 3 – 340 Mt Kemble
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$59,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$59,000,000	Property Type – Subtype:	Office - Suburban
% of IPB:	6.5%	Net Rentable Area (SF):	413,261
Loan Purpose:	Acquisition	Location:	Morris Township, NJ
Borrowers:	ICS Junction NJ LLC, SRT Rose Management LLC, 2406 Cottonwood NJ LLC and FM 340 Kemble LLC	Year Built / Renovated:	1982 / 2021
Borrower Sponsor:	Richard Chera	Occupancy:	94.5%
Interest Rate:	6.94100%	Occupancy Date:	9/19/2024
Note Date:	1/21/2025	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	2/1/2035	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period(2):	53 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	120 months	Most Recent NOI (As of)(6):	$6,157,251 (TTM 10/31/2024)
Original Amortization Term:	272 months	UW Economic Occupancy:	95.1%
Amortization Type(2):	Interest Only, Amortizing Balloon, Interest Only	UW Revenues:	$15,345,687
Call Protection(3):	L(30),YM1(83),O(7)	UW Expenses:	$4,927,062
Lockbox / Cash Management:	Hard / Springing	UW NOI(6):	$10,418,625
Additional Debt(1):	Yes	UW NCF:	$10,315,310
Additional Debt Balance(1):	$13,950,000	Appraised Value / Per SF:	$118,100,000 / $286
Additional Debt Type(1):	Pari Passu	Appraisal Date:	10/2/2024

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$177
Taxes:	$109,961	$109,961	N/A	Maturity Date Loan / SF:	$156
Insurance:	$23,610	$11,805	N/A	Cut-off Date LTV:	61.8%
Replacement Reserve:	$0	$8,610	$309,946	Maturity Date LTV:	54.5%
TI / LC Reserve:	$0	$0	N/A	UW NCF DSCR:	1.61x
Deferred Maintenance:	$0	$0	N/A	UW NOI Debt Yield:	14.3%
FCB Free Rent Reserve:	$0	Springing	$10,798,200

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$72,950,000	61.1%	Purchase Price	$118,500,000	99.3%
Sponsor Equity	46,434,209	38.9	Closing Costs(7)	750,638	0.6
			Upfront Reserves	133,571	0.1
Total Sources	$119,384,209	100.0%	Total Uses	$119,384,209	100.0%
(1)	The 340 Mt Kemble Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance of $72,950,000 (the “340 Mt Kemble Whole Loan”). The information under Financial Information in the chart above is based on the 340 Mt Kemble Whole Loan.
(2)	Interest only payments are required for the initial 18 payment dates, followed by 67 payment dates of amortizing payments based on a 272-month amortization schedule, then interest only payments are required for the final 35 payment dates beginning on the payment date occurring in April 2032 through the remaining term of the 340 Mt Kemble Whole Loan.
(3)	The lockout period will be at least 30 payment dates beginning with and including the first payment date on March 1, 2025. Voluntary prepayment (with the greater of a yield maintenance premium or 1% of the principal balance of the 340 Mt Kemble Whole Loan) in full (but not in part) is permitted at any time following the payment date in August 2027.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	Historical NOI is unavailable as the borrower sponsor acquired the 340 Mt Kemble Property (as defined below) at origination and the sellers did not provide historical cash flow.
(6)	The increase in UW NOI from the Most Recent NOI is primarily attributed to (i) approximately $781,702 in underwritten straight-line rent, (ii) approximately $38,906 in rent increases and (iii) the rent abatement periods for Morgan Stanley and Zelis Healthcare, LLC., which ended in April 2024.
(7)	Closing Costs include an interest rate buydown of approximately $251,568.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Structural and Collateral Term Sheet	BMO 2025-C11
No. 3 – 340 Mt Kemble

The Loan. The third largest mortgage loan (the “340 Mt Kemble Mortgage Loan”) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate original principal balance of $72,950,000. The 340 Mt Kemble Whole Loan is secured by a first priority fee mortgage encumbering an 413,261 square foot office property located in Morris Township, New Jersey (the “340 Mt Kemble Property”). The 340 Mt Kemble Whole Loan was originated by Societe Generale Financial Corporation (“SGFC”). The 340 Mt Kemble Whole Loan has a 10-year term and accrues interest at an interest rate of 6.94100% per annum on an Actual/360 basis. Interest only payments are required for the initial 18 payment dates, followed by 67 payment dates of amortizing payments based on a 272-month amortization schedule, then interest only payments are required for the final 35 payment dates beginning on the payment date occurring in April 2032 through the remaining term of the 340 Mt Kemble Whole Loan. The 340 Mt Kemble Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-2 and Note A-4 with an aggregate original principal balance of $59,000,000. The remaining promissory note is currently held by SGFC and is expected to be contributed to one or more securitization trust(s). The 340 Mt Kemble Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-C11 trust. “See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the 340 Mt Kemble Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$29,000,000	$29,000,000	BMO 2025-C11	Yes
A-2	$21,000,000	$21,000,000	BMO 2025-C11	No
A-3(1)	$13,950,000	$13,950,000	SGFC	No
A-4	$9,000,000	$9,000,000	BMO 2025-C11	No
Total	$72,950,000	$72,950,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The 340 Mt Kemble Property is a four-story, Class-A office property totaling 413,261 square feet situated on an approximately 40.00-acre site in Morris Township, New Jersey. The 340 Mt Kemble Property was built in 1982 and renovated in 2021. Capital improvements to the 340 Mt Kemble Property in 2021 were approximately $49.1 million and consisted of a new glass façade with vertical solar glazing, renovations to the lobby, common area and restroom, the addition of a full-service café, coffee bar, employee lounge and game room, conference center and fitness center. Parking is provided via 1,721 surface parking spaces, resulting in a parking ratio of approximately 4.2 parking spaces per 1,000 square feet of net rentable area. As of September 19, 2024, the 340 Mt Kemble Property was 94.5% occupied by three tenants.

Major Tenants. The three tenants at the 340 Mt Kemble Property are CIT/First-Citizens Bank & Trust, Morgan Stanley and Zelis Healthcare, LLC.

CIT/First-Citizens Bank & Trust (“FCB”) (220,628 square feet; 53.4% of NRA; 54.8% of underwritten base rent, Moody’s/S&P/Fitch: Baa1/BBB/BBB+). First Citizens BancShares, Inc. is the financial holding company of FCB. In 2022, FCB acquired CIT, creating a top 20 United States financial institution with more than $200 billion in assets. Headquartered in Raleigh, North Carolina, FCB offers a range of banking services with a network of more than 500 branches and offices in 30 states. FCB has been a tenant to the 340 Mt Kemble Property since 2021 under a lease that expires in April 2036 and has one, ten-year renewal option remaining. FCB has a one-time right to terminate its lease on April 30, 2033, with 12-months’ prior written notice and payment of a termination fee equal to $12,000,000. FCB has a right of first offer during the initial term and renewal terms of its lease upon the first two occasions of the vacating or intended vacating of space then leased to a third party located on the first floor of the south tower of the 340 Mt Kemble Property. FCB currently subleases (i) 72,478 square feet (17.5% of NRA of the 340 Mt Kemble Property) to Marcum LLP for $32.50 per square foot, (ii) 52,500 square feet (12.7% of NRA of the 340 Mt Kemble Property) to Endurance Services Limited, for $32.50 per square feet and (iii) 20,628 square feet (5.0% of NRA of the 340 Mt Kemble Property) to Clyde & Co US LLP for $35.50 per square foot. All subleases are coterminous with FCB’s lease and will terminate if FCB exercises its termination option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Structural and Collateral Term Sheet	BMO 2025-C11
No. 3 – 340 Mt Kemble

Morgan Stanley (116,578 square feet; 28.2% of NRA; 31.1% of underwritten base rent; Moody’s/S&P/Fitch: A1/A-/A+). Morgan Stanley is an investment bank and financial services company headquartered in New York. With offices in 42 countries and more than 80,000 employees, Morgan Stanley clients include corporations, governments, institutions, and individuals. Morgan Stanley has been a tenant at the 340 Mt Kemble Property since November 2022 under a lease that expires in April 2038 and has two, five-year extension options remaining.

Morgan Stanley has a one-time right to terminate all or a portion of its leased space on April 30, 2033, which includes the following leased space: (i) 44,985 square feet of ground floor space (the “Ground Floor Premises”), (ii) 71,593 square feet on the first floor (the “First Floor Premises”), (iii) any of the Right of First Offer Space (as defined below) selected by Morgan Stanley and delivered on or before April 30, 2028, upon receipt of the notice of tenant’s election to lease such space (the “Terminable Right of First Offer Space”) or (iv) the entire premises, provided that, in connection with the termination of any space in clauses (i) through (iv), Morgan Stanley provides 12-months’ prior written notice and pays a termination fee equal to (a) with respect to clause (i), $3,769,080 for the Ground Floor Premises only, (b) with respect to clause (ii), $5,998,438 for the First Floor Premises only, (c) with respect to clause (iii), the sum of (x) three months of minimum rent for the Terminable Right of First Offer Space plus (y) the unamortized transaction costs incurred in leasing the space (collectively, the “Terminable Right of First Offer Space Termination Fee”) or (d) with respect to clause (iv), $9,767,518 for the entire premises plus any Terminable Right of First Offer Space Termination Fee. Morgan Stanley has a right of first offer upon the first occasion of the vacating or intended vacating of the space then leased to a third party located in the south tower of the 340 Mt Kemble Property (the “Right of First Offer Space”).

Zelis Healthcare, LLC (“Zelis”) (53,295 square feet; 12.9% of NRA, 14.0% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR). Zelis provides a platform connecting payers, providers and healthcare consumers in the healthcare industry. Zelis serves more than 750 payers, which includes the top 5 national health plans, BCBS insurers, regional health plans, self-insured employers and millions of healthcare providers and consumers. Zelis has been a tenant at the 340 Mt Kemble Property since April 2023 under a lease that expires in April 2036 and has two, five-year extension options remaining. Zelis has a one-time right to terminate its lease on April 30, 2033 with 12-months’ prior written notice and payment of a termination fee equal to $3,626,681.

Environmental. According to the Phase I environmental assessment dated October 2, 2024, there was no evidence of any recognized environmental conditions at the 340 Mt Kemble Property.

Appraisal. According to the appraisal, the 340 Mt Kemble Property had an “as-is” appraised value of $118,100,000 as of October 2, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Income Capitalization Approach	$118,100,000	8.00%
(1)	Source: Appraisal.
(2)	The appraisal placed primary emphasis on the discounted cash flow approach to arrive at the appraised value. The capitalization rate shown above represents the direct capitalization rate.

The following table presents certain information relating to the historical occupancy of the 340 Mt Kemble Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
NAV	NAV	NAV	94.5%
(1)	Historical Occupancies are unavailable as the borrower acquired the 340 Mt Kemble Property at origination.
(2)	Current Occupancy is as of September 19, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Structural and Collateral Term Sheet	BMO 2025-C11
No. 3 – 340 Mt Kemble

The following table presents certain information relating to the tenants of the 340 Mt Kemble Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
CIT/First-Citizens Bank & Trust(4)	Baa1/BBB/BBB+	220,628	53.4%	$35.39	$7,807,819	54.8%	4/30/2036
Morgan Stanley(5)	A1/A-/A+	116,578	28.2	38.03	4,433,942	31.1	4/30/2038
Zelis Healthcare, LLC(6)	NR/NR/NR	53,295	12.9	37.45	1,995,898	14.0	4/30/2036
Occupied Collateral Total / Wtd. Avg.		390,501	94.5%	$36.46	$14,237,659	100.0%
Vacant Space		22,760	5.5
Collateral Total		413,261	100.0%

(1)	Based on the underwritten rent roll dated September 19, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include (i) straight line rent adjustment for Morgan Stanley and CIT/First-Citizens Bank & Trust totaling $781,702 and (ii) contractual rent steps totaling $38,906 through May 2025.
(4)	CIT/First-Citizens Bank & Trust has one, ten-year renewal options remaining.
(5)	Morgan Stanley has two, five-year renewal options remaining.
(6)	Zelis Healthcare, LLC has two, five-year renewal options remaining.

The following table presents certain information relating to the tenant lease expirations at the 340 Mt Kemble Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	22,760	5.5%	NAP	NA	P	22,760	5.5%	NAP	NAP
2025 & MTM	0	0	0.0	0	0.0%		22,760	5.5%	$0	0.0%
2026	0	0	0.0	0	0.0		22,760	5.5%	$0	0.0%
2027	0	0	0.0	0	0.0		22,760	5.5%	$0	0.0%
2028	0	0	0.0	0	0.0		22,760	5.5%	$0	0.0%
2029	0	0	0.0	0	0.0		22,760	5.5%	$0	0.0%
2030	0	0	0.0	0	0.0		22,760	5.5%	$0	0.0%
2031	0	0	0.0	0	0.0		22,760	5.5%	$0	0.0%
2032	0	0	0.0	0	0.0		22,760	5.5%	$0	0.0%
2033	0	0	0.0	0	0.0		22,760	5.5%	$0	0.0%
2034	0	0	0.0	0	0.0		22,760	5.5%	$0	0.0%
2035 & Beyond	3	390,501	94.5	14,237,659	100.0		413,261	100.0%	$14,237,659	100.0%
Total	3	413,261	100.0%	$14,237,659	100.0%
(1)	Based on the underwritten rent roll dated September 19, 2024.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include (i) straight line rent adjustment for Morgan Stanley and CIT/First-Citizens Bank & Trust totaling $781,702 and (ii) contractual rent steps totaling $38,906 through May 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Structural and Collateral Term Sheet	BMO 2025-C11
No. 3 – 340 Mt Kemble

The following table presents certain information relating to the underwritten cash flows of the 340 Mt Kemble Property:

Operating History and Underwriting Net Cash Flow
	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$10,049,475	$15,034,259	$36.38	93.1%
Vacant Income	0	0	0.00	0.0
Gross Potential Rent	$10,049,475	$15,034,259	$36.38	93.1%
Total Reimbursements	701,920	1,022,625	2.47	6.3
Other Income 1(4)	4,800	6,000	0.01	0.0
Other Income 2(5)	79,403	79,403	0.19	0.5
Net Rental Income	$10,835,598	$16,142,287	$39.06	100.0%
(Vacancy/Credit Loss)(6)	0	(796,600)	(1.93)	(4.9)
Effective Gross Income	$10,835,598	$15,345,687	$37.13	95.1%
Total Expenses	4,678,347	4,927,062	11.92	32.1
Net Operating Income(7)	$6,157,251	$10,418,625	$25.21	67.9%
Capital Expenditures	0	103,315	0.25	0.7
TI/LC	0	0	0.00	0.0
Net Cash Flow	$6,157,251	$10,315,310	$24.96	67.2%
(1)	TTM reflects the trailing 12-month period ending October 31, 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place includes (i) in-place rent totaling $13,417,051, (ii) straight line rent adjustment for Morgan Stanley and CIT/First-Citizens Bank & Trust totaling $781,702, (iii) contractual rent steps totaling $38,906 through May 2025 and (ii) vacancy gross up rents totaling $796,600.
(4)	Other Income 1 represents the antenna lease and is underwritten based on $500 per month per such lease.
(5)	Other Income 2 represents the net work order income, net cleaning routine income and administrative fees.
(6)	The underwritten economic vacancy is 4.9%. The 340 Mt Kemble Property was 94.5% physically occupied as of September 19, 2024.
(7)	The increase in Underwritten Net Operating Income from the TTM Net Operating Income is primarily attributed to (i) approximately $781,702 in underwritten straight-line rent, (ii) approximately $38,906 in rent increases and (iii) the rent abatement periods which ended in April 2024 for Morgan Stanley and Zelis Healthcare, LLC.

The Market. The 340 Mt Kemble Property is located in Morris Township, Morris County, New Jersey. Morris County is located in the central portion of Northern New Jersey, which comprises an area of 479 miles. Morris Township is located approximately 25 miles west of New York City and 60 miles north of Philadelphia. The 340 Mt Kemble Property is located approximately 2.3 miles south of Downtown Morristown. Downtown Morristown is a live, work, pedestrian-centric community featuring 400 businesses, 140 restaurants and local boutiques. Regional access to the 340 Mt Kemble Property is provided via Interstate 287 and Routes 202 and 206 and the New Jersey Turnpike. Additionally, the 340 Mt Kemble Property’s neighborhood is served by the Morris and Essex Line of New Jersey Transit, with direct service to New York’s Penn Station. According to a third party market research report, the 2024 population within a one, three and five-mile radius of the 340 Mt Kemble Property was 3,147, 36,294 and 94,992, respectively. The 2024 average household income within the same radii was $280,669, $206,124 and $223,707, respectively.

According to a third party market research report, the 340 Mt Kemble Property is located within the Morristown Region office submarket. As of November 2024, the Morristown Region office submarket reported year to date inventory of approximately 14.4 million square feet with a vacancy rate of 12.4% and an average rental rate of $34.01 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Structural and Collateral Term Sheet	BMO 2025-C11
No. 3 – 340 Mt Kemble

The following table presents certain information relating to comparable office leases for the 340 Mt Kemble Property:

Comparable Office Leases(1)
Property / Location	Year Built / Renovated	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant SF	Rent PSF
340 Mt Kemble 340 Mount Kemble Avenue Morris Township, NJ	1982 / 2021	Zelis Healthcare, LLC(2)	Apr-23(2)	13.0(2)	Modified Gross(2)	53,295(2)	$37.45(2)
Bridgewater Crossing 200 Crossing Boulevard Bridgewater, NJ	2002 / NAP	Brother International Corp	Jun-24	2.0	Modified Gross	103,326	$32.50
Newport Tower 525 Washington Boulevard Jersey City, NJ	1990 / 2021	Bank of America	Jan-24	17.0	Modified Gross	550,000	$35.00
305 Madison Avenue 305 Madison Avenue Morristown, NJ	1986 / 2018	Stifel, Nicolaus & Co., Inc.	Feb-24	15.6	Modified Gross	50,865	$29.00
Park Avenue @ Morris County 200 Campus Drive Florham Park, NJ	1988 / NAP	Duane Morris LLP	Oct-23	7.7	Modified Gross	13,313	$33.50
SouthGate Corporate Center 445 South Street Morristown, NJ	1984 / 2019	Marsh USA Inc.	Oct-23	1.0	Modified Gross	54,376	$29.50
Two Gateway Center 2 Gateway Center Newark, NJ	1972 / 1994	NJ Transit	Jun-23	25.0	Modified Gross	407,173	$39.00
The Offices at Metropark 194 Wood Avenue South Iselin, NJ	2000 / NAP	Wells Fargo	Mar-23	12.0	Modified Gross	131,010	$40.00
(1)	Source: Appraisal.
(2)	Based on the in place rent roll dated September 19, 2024.

The Borrowers. The borrowers are ICS Junction NJ LLC, SRT Rose Management LLC, 2406 Cottonwood NJ LLC and FM 340 Kemble LLC, each, a special purpose, bankruptcy remote Delaware limited liability company with one independent director. The borrowers own the 340 Mt Kemble Property under a tenant-in-common structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 340 Mt Kemble Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Richard Chera. Mr. Chera is the co-founder and senior managing director of Crown Acquisitions Inc. (“Crown”), a New York based holding company with holdings in real estate and branding assets. At Crown, Mr. Chera executed several transactions, including the acquisitions of 650 Madison Avenue, Olympic Tower at 641 Fifth Avenue and the adjacent Versace and Cartier mansions. Additionally, Mr. Chera is the co-founder of ReWyre, a technology aggregator and city master planner based in New York City.

Property Management. The 340 Mt Kemble Property is managed by FM Kemble Property Manager LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) approximately $109,961 for real estate taxes and (ii) $23,610 for insurance premiums.

Tax Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, which currently equates to approximately $109,961.

Insurance Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of the insurance premiums that the lender estimates will be payable, which currently equated to approximately $11,805. The borrowers will not be required to make monthly insurance deposits with any insurance coverage carried under a blanket insurance policy pursuant to the 340 Mt Kemble Whole Loan documents so long as (i) no event of default has occurred and is continuing and (ii) the borrowers provide the lender with timely evidence of payment of all such insurance premiums. A blanket insurance policy was not in place at origination.

Replacement Reserve – On a monthly basis, the borrowers are required to deposit approximately $8,610 for replacement reserves, subject to a cap of approximately $309,946.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Structural and Collateral Term Sheet	BMO 2025-C11
No. 3 – 340 Mt Kemble

FCB Free Rent Reserve – Commencing with the payment date that occurs in June 2033 and ending with the payment date occurring in December 2034, the borrowers will be required to deposit with the lender an amount equal to approximately $568,326. The borrowers may suspend their obligation to make such deposits if the borrowers have deposited (and maintain on deposit) with the lender cash and/or a letter of credit in the aggregate amount of $10,798,200.

Special Rollover Reserve – During the continuance of a Lease Sweep Period (as defined below) (provided no other Cash Management Period (as defined below) is then continuing), the borrowers are required to deposit with the lender all available cash (or such portion of available cash allocated by the lender for deposit into the special rollover reserve subaccount). The borrowers will also be required to deposit with the lender for transfer into the special rollover reserve subaccount (i) all fees, penalties, commissions or other payments made to the borrower in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Major Lease (as defined below) (including in connection with any Major Tenant (as defined below) insolvency proceedings), (ii) any security deposits or proceeds of letters of credit held by the borrowers in lieu of cash security deposits, which the borrowers are permitted to retain pursuant to the applicable provisions of any Major Lease and (iii) any payments made to any borrower relating to unamortized tenant improvements and leasing commissions under any Major Lease provided, however, if any of the foregoing may be applied to amounts due and owing to such borrower for rent or other charges due and payable under such lease and otherwise accruing through the effective date of any such lease termination, such amounts will not be considered to be major lease termination payments.

Lockbox / Cash Management. The 340 Mt Kemble Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required at all times to cause all rents to be transmitted by all tenants of the 340 Mt Kemble Property into a lockbox account established and maintained by the borrowers. At origination, the borrowers were required to deliver tenant direction letters to each tenant at the 340 Mt Kemble Property instructing all tenants to remit all payments directly into the lockbox account. If the borrowers or the property manager receive any rent from any tenant at the 340 Mt Kemble Property, the borrowers and the property manager are required to deposit such amounts into the lockbox account within three business days of receipt. Funds deposited into the lockbox account will be swept on a daily basis into the applicable borrower's operating account until a Cash Management Period commenced, in which event such funds will be swept on a daily basis into a lender-controlled lockbox account and applied and disbursed in accordance with the 340 Mt Kemble Whole Loan documents. Available cash on deposit will be applied as follows (a) during the continuance of a Cash Management Period continuing solely as a result of a Lease Sweep Period, to the special rollover reserve subaccount or (b) to the cash collateral subaccount.

Notwithstanding the above, the lender agrees to not provide notice of a Cash Management Period during a DSCR Cash Management Period (as defined below) (provided no other Cash Management Period is continuing) if and for so long as the following conditions are satisfied: (A) (i) the borrowers have deposited (and maintain on deposit) with the lender cash in the amount of the difference between (x) the annual net operating income that would be required to achieve debt service coverage ratio (“DSCR”) of 1.20x, minus (y) the then existing annual net operating income as reasonably determined by the lender (the “NOI Shortfall”), which cash amount will be transferred to the cash collateral subaccount or (ii) the borrowers have deposited (and maintain on deposit) with the lender a letter of credit in the amount of the NOI Shortfall, (B) the cash deposit or letter of credit remain on deposit with the lender until the termination of the DSCR Cash Management Period as provided within the 340 Mt Kemble Whole Loan documents, at which time the remaining cash deposit or letter or credit will be returned to the borrowers, (C) for the avoidance of doubt, without releasing any such cash previously deposited or such letter of credit previously delivered to the lender, in the event the NOI Shortfall exceeds the amount of cash or the letter of credit on deposit with the lender at the end of any calendar quarter during the continuance of a DSCR Cash Management Period, and the borrowers wish to maintain the suspension of the deposit requirements as set forth in the 340 Mt Kemble Whole Loan documents, the borrowers will promptly make additional deposits of cash or modifications or supplements to the letter of credit, in amounts sufficient to cover the full amount of the then-existing NOI Shortfall and compliance will be tested quarterly and (D) the borrowers grant to the lender a security interest in such cash deposit or letter of credit, as applicable and all proceeds thereof, as additional security for the 340 Mt Kemble Whole Loan.

A “Cash Management Period” will commence upon (i) the maturity date of February 1, 2035, (ii) the occurrence of an event of default, (iii) if, as of the last day of any calendar quarter the debt service coverage ratio is less than 1.20x (the “DSCR Cash Management Period”) or (iv) the commencement of a Lease Sweep Period. A Cash Management Period will end with regard to: (1) clause (i), if above the 340 Mt Kemble Whole Loan and all other obligations under the 340 Mt Kemble Whole Loan documents have been repaid in full, (2) clause (ii) above, if the related event of default is no longer continuing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Structural and Collateral Term Sheet	BMO 2025-C11
No. 3 – 340 Mt Kemble

and no other event of default has occurred and is continuing, (3) clause (iii) above, upon the debt service coverage ratio based on the trailing 12-month period being at least 1.20x as of the last day of a calendar quarter for two consecutive calendar quarters or (4) clause (iv) above, if the Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (i) the date required under a Major Lease by which the applicable Major Tenant is required to give written notice of its exercise of a renewal option (and such renewal has not been so exercised), (ii) 14 months prior to the effective date of any proposed termination, cancellation or surrender of a Major Lease (or a substantial portion thereof) as set forth in any written notice from a Major Tenant exercising such right to terminate, cancel or surrender its Major Lease, (iii) (a) the date that any Major Lease (or a substantial portion thereof) is actually surrendered, cancelled or terminated prior to its then current expiration date (if such Lease Sweep Period has not already commenced under clause (ii) above) or (b) the receipt by any borrower or property manager of written notice from any Major Tenant of its intent to surrender, cancel or terminate its respective Major Lease (or any substantial portion thereof) prior to then current expiration date of the Major Lease if such surrender, cancellation or termination is intended to take place less than one year from such notice, (iv) any Major Tenant discontinuing its business at the entirety of its premises (i.e., "goes dark") for 60 consecutive days or giving written notice it intends to discontinue its business at the entirety of its premises, (v) the occurrence and continuance of a material monetary default or material nonmonetary default under any Major Lease by the applicable Major Tenant thereunder or (vi) the occurrence of an insolvency proceeding or bankruptcy proceeding of a Major Tenant.

A Lease Sweep Period will end upon the earlier to occur of (x) the reasonable determination by the lender that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Lease Sweep Period, including brokerage commissions and tenant improvements and any anticipated shortfalls of payments required under the 340 Mt Kemble Whole Loan documents during any period of time that rents are insufficient as a result of down-time or free rent periods, or (y) the occurrence of any of the following (1) with respect to clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which the subject Major Tenant exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrowers and reasonably acceptable to the lender) with respect to all of the space demised under its Major Lease and in the lender’s reasonable judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated approved Major Lease leasing expenses for such Major Lease and any other reasonably anticipated expenses in connection with such renewal or extension or any borrower has deposited such deficiency or (B) the date on which all of the space demised under the subject Major Lease (or any material portion thereof) which gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases reasonably approved by the lender, and entered into in accordance with the 340 Mt Kemble Whole Loan documents, and all approved Major Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full or sufficient funds are on deposit in the special rollover reserve subaccount (which may be satisfied by a borrower deposit), (2) with respect to a Lease Sweep Period caused by a matter described in clause (ii) above, if such termination right is not validly exercised by the subject Major Tenant by the latest date to exercise such termination right specified in such Major Lease or is otherwise validly and waived in writing by such Major Tenant; (3) with respect to a Lease Sweep Period caused by a matter described in clause (v) above, if the subject Major Tenant default has been cured, and no other Major Tenant default has occurred and is continuing beyond the expiration of any notice and cure period; or (4) with respect to a Lease Sweep Period caused by a matter described in clause (vi) above, if the applicable Major Tenant insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender.

A ”Major Lease” means (i) the FCB lease, (ii) the Morgan Stanley lease and (iii) any other lease which covers 60,000 or more rentable square feet of the 340 Mt Kemble Property.

A “Major Tenant” means any tenant under either a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), which in the aggregate 60,000 or more rentable square feet of the 340 Mt Kemble Property.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. The 340 Mt Kemble Whole Loan documents permit the borrowers to obtain the release of all or a portion of an approximately 2.745-acre parcel of non-income producing land at the 340 Mt Kemble Property in connection with a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Structural and Collateral Term Sheet	BMO 2025-C11
No. 3 – 340 Mt Kemble

transfer to third parties or affiliates of the borrowers without the payment of a release price provided that, among other conditions, the borrowers satisfy customary REMIC requirements.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Structural and Collateral Term Sheet	BMO 2025-C11
No. 4 – Ali’i Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Structural and Collateral Term Sheet	BMO 2025-C11
No. 4 – Ali’i Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Structural and Collateral Term Sheet	BMO 2025-C11
No. 4 – Ali’i Place

Daniel K. Inouye Intl. Airport 5 miles
Bishop Museum
N. King St
N. School St
Kalihi St
Kalakaua District Park
H1
Liliha-Kapalama
Kalihi-Palama
Waiakamilo Shopping Ctr.
Kapalama Shopping Ctr.
School St
N. King St
Lunalilo Frwy
Waiakamilo Rd
Kapalama Canal
Honolulu Community College
City Square Shopping Ctr.
HONOLULU
Dillingham Blvd
Liliha Public Library
Kingsgate Plaza
Liliha St
92
Alakawa St
The Brad Powell Theater
N. Vineyard Blvd
Lili'uokalani Botanical Garden
Consulate General of Japan in Honolulu
61
Nuuanu Shopping Plaza
Iwilei Rd
S. Beretania St
Honolulu Freight Services
Dole Cannery
Aala Park
Chinatown Cultural Plaza
Nuuanu Ave
Nimitz Hwy
Maunakea Marketplace
Foster Botanical Garden
Kukui Plaza Mall
Chinatown
Iolani Ave
NATIONAL MEM. CEMETERY OF THE PACIFIC
Hawaii Theatre
Hawai'i Pacific University
S. Vineyard Blvd
Brewer's Wharf
N. King St
Capitol Modern
Washington Place
Kona Coffee Purveyors
Downtown Honolulu
State Capitol
The Queen's Medical Center
Honolulu Harbor
Aloha Tower Marketplace
Iolani Place
Ali'i Place
1099 Alakea Street
Honolulu, HI 96813
Sand Island
Sand Island Pkwy
US Coast Guard Base Honolulu
Mikole St
Punchbowl St
Honolulu City Hall
Alapai St
Honolulu Museum of Art
Kinau St
S. Beretania St
US District Court of Hawaii
Thomas Square
South St
S. King St
Pier 2 Cruise Terminal
Waterfront Plaza
Cooke St
Kapiolani Blvd
Blaisdell Concert Hall
Sand Island State Recr. Area
Kawaiahao St
Queen St
Waimanu St
Keawe St
Coral St
Neal S. Blaisdell Center
Kaka'ako
Forest Ave
Koula St
Pensacola St
Ward Ave
Piikoi St
Kapiolani Blvd
Pacific Ocean
Auahi St
Kona St
Kakaako Waterfront Park
Children's Discovery Center
Kamakee St
Ward Village
Ward Centre
Ala Moana Center
Ala Moana Beach Park
Ala Moana Blvd
Pacific Ocean
Waialua
Oahu
Wahiawa
Mililani
Makaha
Pearl City
Aiea
Waianae
Kaneohe
Kailua
Nanakuli
Waipahu
Kapolei
Ewa Beach
HONOLULU
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Structural and Collateral Term Sheet	BMO 2025-C11
No. 4 – Ali’i Place

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$46,575,000	Title:	Leasehold
Cut-off Date Principal Balance:	$46,575,000	Property Type - Subtype:	Office – CBD
% of IPB:	5.1%	Net Rentable Area (SF):	337,370
Loan Purpose:	Acquisition	Location:	Honolulu, HI
Borrower:	HONCRE1 LLC	Year Built / Renovated:	1992 / NAP
Borrower Sponsor:	AGC Equity Partners Holding Ltd.	Occupancy:	100.0%
Interest Rate:	7.02200%	Occupancy Date:	10/24/2024
Note Date:	1/23/2025	4th Most Recent NOI (As of):	$3,952,076 (12/31/2021)
Maturity Date:	2/6/2035	3rd Most Recent NOI (As of):	$5,198,238 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$8,307,942 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$8,490,546 (TTM 9/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	92.0%
Amortization Type:	Interest Only	UW Revenues:	$14,601,654
Call Protection:	L(12),YM1(101),O(7)	UW Expenses:	$7,457,474
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$7,144,180
Additional Debt:	No	UW NCF:	$6,374,502
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$69,400,000 / $206
Additional Debt Type:	NAP	Appraisal Date:	10/31/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$138
Taxes:	$119,952	$59,976	N/A	Maturity Date Loan / SF:	$138
Insurance:	$142,019	$47,340	N/A	Cut-off Date LTV:	67.1%
Replacement Reserve:	$0	$5,623	$275,000	Maturity Date LTV:	67.1%
TI / LC Reserve:	$850,000	$49,200	N/A	UW NCF DSCR:	1.92x
Immediate Repairs:	$40,425	$0	N/A	UW NOI Debt Yield:	15.3%
Other Reserves:	$79,635	$70,605	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$46,575,000	63.2%	Purchase Price	$69,000,000	93.7%
Borrower Sponsor Equity	27,093,423	36.8	Closing Costs	3,436,393	4.7
			Upfront Reserves	1,232,030	1.7
Total Sources	$73,668,423	100.0%	Total Uses	$73,668,423	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.

The Loan. The fourth largest mortgage loan (the “Ali’i Place Mortgage Loan”) is secured by the borrower’s leasehold interest in a 337,370 square foot Class A, 23-story, office tower located in the central business district (“CBD”) of Honolulu, Hawaii (the “Ali’i Place Property”). The Ali’i Place Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $46,575,000. The Ali’i Place Mortgage Loan was originated on January 23, 2025 by UBS AG. The Ali’i Place Mortgage Loan accrues interest at a fixed rate of 7.02200% per annum. The Ali’i Place Mortgage Loan has a 10-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Ali’i Place Mortgage Loan is February 6, 2035.

The Property. The Ali’i Place Property comprises a 23-story, Class A, LEED Gold certified office building totaling 337,370 square feet of net rentable area and two subterranean levels located in Honolulu, Hawaii. Situated on a 1.58-acre site, the Ali’i Place Property was constructed in 1992. The Ali’i Place Property has 1,057 parking spaces on the two subterranean levels (B1 and B2) and seven above-grade levels, resulting in a parking ratio of approximately 3.1 spaces per 1,000 square feet. According to the borrower sponsor, many of the tenant spaces have been recently improved in the last five years as

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Structural and Collateral Term Sheet	BMO 2025-C11
No. 4 – Ali’i Place

ownership has invested in tenant improvements totaling approximately $11.1 million. In addition, approximately $10.8 million has been spent over the last five years on building improvements including elevator modernization and replacement of chillers and cooling towers. As of October 24, 2024, the Ali’i Place Property was 100.0% leased to 14 tenants.

Major Tenants. The three largest tenants by net rentable area are Hawaiian Electric Company, Inc. (“HECO”), City & County of Honolulu (“CCH”) and Nordic PCL Construction, Inc.

Hawaiian Electric Company, Inc. (194,624 square feet; 57.7% of NRA; 72.9% of underwritten base rent). HECO (Fitch/Moody’s/S&P: B/B1/B-) is a regulated electric public utility incorporated in 1891, operating as a subsidiary of Hawaiian Electric Industries, Inc. (NYSE: HE). HECO is responsible for producing, purchasing, transmitting, distributing, and selling electricity across the islands of Oahu, Hawaii, Maui, Lanai, and Molokai. HECO owns overhead transmission and distribution lines, underground cables, poles, and high-voltage metal towers, serving various suburban communities, resorts, United States Armed Forces installations and agricultural operations. HECO has been at the Ali’i Place Property, which serves as its headquarters, since 2021. HECO has leased 165,405 square feet of initial space since January 2021 and 29,219 square feet of space since January 1, 2022 all with a lease expiration on December 31, 2032. HECO has two, 10-year renewal options, a third renewal option through expiration of the ground lease term in February 2057 (approximately four years), and fourth and fifth renewal options to extend for 7.5 years each if the ground lessee exercises its 15-year extension option. HECO has no termination options but does have a right of first offer to lease any space becoming available at the Ali’i Place Property. Four suites on the 1st, 11th, 17th, and 23rd floors totaling 63,927 square feet have been subleased to the CCH since January 1, 2021. The sublease has the same base rental rate and reimbursement structure as the direct lease with HECO and the expiration date of December 31, 2032 is also co-terminus with HECO's direct lease. The subtenant uses the space for the benefit of The Honolulu Authority For Rapid Transportation, a semi-autonomous municipal agency.

City & County of Honolulu (73,773 square feet; 21.9% of NRA; 0.0% of underwritten base rent). CCH (Fitch/Moody’s/S&P: AA+/Aa2/AA+) is a municipal corporation responsible for overseeing municipal services in urban Honolulu, as well as in other neighborhoods on the island of Oahu and several minor outlying islands. CCH manages a range of affairs, including civil defense, emergency medical services, fire protection, parks and recreation, police, sanitation, transportation, and water services, among others. CCH has been at the Ali’i Place Property since February 1992 and the tenant’s current lease expires July 31, 2055. CCH has a base rental rate of $0 pursuant to the ground lease agreement between CCH and the leasehold owner but is responsible for its pro rata share of operating expenses on a triple-net basis. CCH has one option to extend its term for 15 years if the landlord exercises its 15-year extension option under its ground lease and no termination options. In addition to the 73,773 square feet of space, CCH is currently subleasing an additional 63,927 square feet of space from HECO as detailed above.

Nordic PCL Construction, Inc. (20,404 square feet; 6.0% of NRA; 8.9% of underwritten base rent). Nordic PCL Construction, Inc. is a subsidiary of PCL Constructors Inc., an employee-owned group of construction companies operating in Canada, the United States, Australia, and the Caribbean. The company offers design-build, general contracting, and construction management services across civil infrastructure, heavy industrial, and building markets. Nordic PCL Construction, Inc. is the Hawaiian branch of the business. Nordic PCL Construction, Inc. has expanded several times at the Ali’i Place Property currently occupying 20,404 square feet of space with a lease expiration of June 30, 2028. Nordic PCL Construction, Inc. has no renewal options and no termination options.

The following table presents certain information relating to the historical and current occupancy of the Ali’i Place Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
93.7%	99.2%	98.3%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of October 24, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Structural and Collateral Term Sheet	BMO 2025-C11
No. 4 – Ali’i Place

The following table presents certain information relating to the tenants at the Ali’i Place Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date
Hawaiian Electric Company, Inc.(3)	B1/B-/B	194,624	57.7%	$21.28	$4,142,430	72.9%	12/31/2032
City & County of Honolulu(4)	Aa2/AA+/AA+	73,773	21.9%	$0.00	0	0.0	7/31/2055
Nordic PCL Construction, Inc.	NR/NR/NR	20,404	6.0%	$24.85	507,065	8.9	6/30/2028
Subtotal / Wtd. Avg.		288,801	85.6%	$16.10	$4,649,495	81.8%

Other Tenants		48,569	14.4%	$21.30	$1,034,363	18.2%

Occupied Collateral Total / Wtd. Avg.		337,370	100.0%	$16.85	$5,683,858	100.0%

Vacant Space		0	0.0%

Collateral Total		337,370	100.0%

(1)	Based on the underwritten rent roll dated October 24, 2024.
(2)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are inclusive of approximately $280,679 of contractual rent steps through February 2026.
(3)	HECO subleases a portion of its space (63,927 square feet) at the Ali’i Place Property to CCH, the second largest tenant at the Ali’i Place Property. CCH has occupied the subleased space since 2021 at the same base rental rate and reimbursement structure as the direct lease with HECO and an expiration date that is co-terminus with HECO's direct lease.
(4)	In addition to the 73,773 square feet of space, CCH is currently subleasing an additional 63,927 square feet of space from HECO as detailed above. CCH has a base rental rate of $0 pursuant to the ground lease agreement between CCH and the leasehold owner but is responsible for its pro rata share of operating expenses on a triple-net basis.

The following table presents certain information relating to the lease rollover schedule at the Ali’i Place Property:

Lease Rollover Schedule(1)
	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2025 & MTM	3	6,326	1.9	$104,476	1.8%		6,326	1.9%	$104,476	1.8%
2026	4	23,686	7.0	566,037	10.0		30,012	8.9%	$670,513	11.8%
2027	1	7,004	2.1	136,158	2.4		37,016	11.0%	$806,671	14.2%
2028	1	20,404	6.0	507,065	8.9		57,420	17.0%	$1,313,735	23.1%
2029	2	7,304	2.2	135,936	2.4		64,724	19.2%	$1,449,671	25.5%
2030	1	1,624	0.5	35,952	0.6		66,348	19.7%	$1,485,622	26.1%
2031	0	0	0.0	0	0.0		66,348	19.7%	$1,485,622	26.1%
2032	2	197,249	58.5	4,198,236	73.9		263,597	78.1%	$5,683,858	100.0%
2033	0	0	0.0	0	0.0		263,597	78.1%	$5,683,858	100.0%
2034	0	0	0.0	0	0.0		263,597	78.1%	$5,683,858	100.0%
2035	0	0	0.0	0	0.0		263,597	78.1%	$5,683,858	100.0%
2036 & Beyond(3)	1	73,773	21.9	0	0.0		337,370	100.0%	$5,683,858	100.0%
Total	15	337,370	100.0%	$5,683,858	100.0%
(1)	Based on the underwritten rent roll dated October 24, 2024.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of approximately $280,679 of contractual rent steps through February 2026.
(3)	2036 & Beyond incudes CCH, which has a base rental rate of $0 pursuant to the ground lease agreement between CCH and the leasehold owner but is responsible for its pro rata share of operating expenses on a triple-net basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Structural and Collateral Term Sheet	BMO 2025-C11
No. 4 – Ali’i Place

The following table presents certain information relating to the operating history and underwritten cash flows of the Ali’i Place Property:

Operating History and Underwritten Net Cash Flow
	2021	222	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$2,973,705	$3,999,549	$5,132,575	$5,755,576	$5,683,858	$16.85	36.4%
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$2,973,705	$3,999,549	$5,132,575	$5,755,576	$5,683,858	$16.85	36.4%
Total Reimbursements	5,798,683	6,585,479	8,065,485	7,624,995	7,228,680	21.43	46.2
Other Income	1,707,425	2,045,757	2,578,275	2,722,119	2,722,119	8.07	17.4
Net Rental Income	$10,479,813	$12,630,785	$15,776,334	$16,102,690	$15,634,657	$46.34	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,033,003)	(3.06)	(6.6)
Effective Gross Income	$10,479,813	$12,630,785	$15,776,334	$16,102,690	$14,601,654	$43.28	93.4%

Total Expenses	$6,527,737	$7,432,547	$7,468,392	$7,612,144	$7,457,474	$22.10	51.1%

Net Operating Income	$3,952,076	$5,198,238	$8,307,942	$8,490,546	$7,144,180	$21.18	48.9%

Total TI/LC, Capex/RR	0	0	0	0	769,678	2.28	5.3

Net Cash Flow	$3,952,076	$5,198,238	$8,307,942	$8,490,546	$6,374,502	$18.89	43.7%
(1)	TTM represents the trailing 12-month period ending September 30, 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent roll dated October 24, 2024 with rent steps totaling $280,679 through February 2026.

Environmental. According to the Phase I environmental assessment dated October 7, 2024, there was no evidence of any recognized environmental conditions at the Ali’i Place Property.

Appraisal. According to the appraisal, the Ali’i Place Property had an “as-is” appraised value of $69,400,000 as of October 31, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Direct Capitalization Approach	$69,400,000	9.50%
(1)	Source: Appraisal.
(2)	The appraisal used a discounted cash flow approach to arrive at the appraised value. The capitalization rate shown above represents the overall capitalization rate.

The Market. The Ali’i Place Property is located in Honolulu, Hawaii in Honolulu's CBD, bounded by Alakea Street, South Hotel Street (northeast), and Richards Street (southeast). The Ali’i Place Property is situated across Richards Street from the Hawaii State Capitol and a less than 10-minute walk from the Supreme Court of Hawaii, Honolulu Hale City Hall, and Washington Place (governor's mansion). TheBus, the City and County of Honolulu's public bus transportation service, is available next to the Ali’i Place Property on Alakea and South Hotel Streets, and three blocks away (eight-minute walk) is the future Kuloloia Station (Downtown) of the Skyline Rail. The CBD is also home to some of Oahu's most historic places including the lolani Palace, the King Kamehameha I statue, and the Kawaiahao Church.

According to a third-party market research report, the estimated 2024 population within a one-, three- and five-mile radius of the Ali’i Place Property was 50,294, 219,568 and 329,509, respectively, and the estimated 2024 average household income within the same radii was $96,025, $104,038 and $111,783, respectively.

According to a third-party market research report, the Ali’i Place Property is located within the CBD office submarket within the Honolulu office market. As of October 2024, the CBD office submarket contained 11,746,592 square feet, a vacancy rate of approximately 6.8% and asking rent of $33.43 per square foot. The appraisal determined market rent of $21.00 per square foot NNN for office space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Structural and Collateral Term Sheet	BMO 2025-C11
No. 4 – Ali’i Place

The following table presents certain information with respect to comparable leases to the Ali’i Place Property as identified in the appraisal:

Comparable Office Leases(1)
Property Name/Location	Year Built / Renovated	Occ. %	Total NRA (SF)	Tenant Name	Lease Date/Term (Yrs.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Ali’i Place 1099 Alakea Street Honolulu, HI	1992 / NAP	100.0%(2)	337,370(2)	HECO(2)	Jan-2021 / 12.0(2)	194,624(2)	$21.28(2)	NNN
City Financial Tower 201 Merchant Street Honolulu, HI	1989 / NAP	100.0%	178,561	Chicago Partners Investment Group LLC	Mar-2024 / 10.0	2,478	$19.80	NNN
Central Pacific Plaza 220 South King Street, Suite 1501 Honolulu, HI	1983 / NAP	85.3%	253,382	Accumulus	Dec-2023 / 5.0	1,689	$18.00	NNN
Waterfront Plaza 500 Ala Moana Boulevard Honolulu, HI	1986 / 2006	87.7%	547,277	Ameriprise Financial Services	Nov-2023 / 5.3	1,425	$25.80	NNN
Bishop Square 1000 Bishop Street Honolulu, HI	1972 / 1983	87.0%	519,087	Wells Fargo Cleaning Services, LLC	Nov-2023 / 1.0	17,497	$16.80	NNN
The Block Richards 707 Richards Street Honolulu, HI	1988 / 2018	92.5%	101,526	State of Hawaii - DAGS - DHS, Vocational Rehab & Services Division	Oct-2023 / 10.0	6,785	$19.80	NNN
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 24, 2024.

The Borrower. The borrower is HONCRE1 LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Ali’i Place Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is AGC Equity Partners Holding Ltd. (“AGC”), a London-based investment company established in 2009, which invests in a wide range of real assets, private equity opportunities and liquid strategies through its investment funds. With approximately $6.5 billion in assets under management, AGC’s global investors include government-related entities, such as sovereign funds and quasi-sovereign entities, as well as public and private pension funds, financial institutions and family offices. The non-recourse carveout guarantor for Ali’i Place Mortgage Loan is HONCRE1 Cayman Holding Limited.

A portion of the purchase price for the acquisition of the Ali’i Place Property was financed by a $15,150,000 intercompany loan (the “Shareholder Loan”) made by Jermyn Street US Real Estate Fund III LP (“Fund III”) to its subsidiary, HONCRE1 USB LLC (“HONCRE1 USB”), which was contributed by HONCRE1 USB to the borrower. The Shareholder Loan is not secured by any lien, pledge or security agreement and is subordinate to the Ali’i Place Mortgage Loan both by its terms and by a subordination and standstill agreement, pursuant to which Fund III agreed not to enforce the Shareholder Loan documents for so long as the Ali’i Place Mortgage Loan is outstanding and not to receive or be entitled to any payments under the Shareholder Loan during a Cash Management Trigger Event (as defined below) under the Ali’I Place Mortgage Loan.

Property Management. The Ali’i Place Property is managed by Avison Young-Southern California, Ltd.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $119,952 for real estate taxes, (ii) approximately $142,019 for insurance premiums, (iii) $850,000 for tenant improvements and leasing commissions, (iv) $40,425 for immediate repairs, (v) $9,030 for outstanding free rent related to the lease at the Ali’i Place Property with Hana Enterprises and (vi) approximately $70,605 for ground rent.

Tax Escrows – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated tax payments, which currently equates to approximately $59,976.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Structural and Collateral Term Sheet	BMO 2025-C11
No. 4 – Ali’i Place

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated insurance premiums, which currently equates to approximately $47,340; provided, such monthly deposits will be waived so long as the borrower maintains a blanket insurance policy acceptable to the lender. There was no blanket policy in place at origination.

Replacement Reserve – On a monthly basis, the borrower is required to deposit approximately $5,623 for replacement reserves subject to a cap of $275,000.

TI / LC Reserve – On a monthly basis, the borrower is required to deposit approximately $49,200 for tenant allowances, tenant improvements and leasing commissions.

Ground Rent Funds – On a monthly basis, the borrower is required to deposit approximately $70,605 for ground rent.

Lockbox / Cash Management. The Ali’i Place Mortgage Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event. Rents received from the Ali’i Place Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, as applicable, deposited within three business days of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Ali’i Place Mortgage Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Ali’i Place Mortgage Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to an account designated by the borrower.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Ali’i Place Mortgage Loan documents, (ii) any bankruptcy action involving any of the borrower, the guarantor, the sponsor or the property manager, (iii) the trailing 12-month period debt service coverage ratio (“DSCR”) falling below 1.25x for two consecutive calendar quarters, (iv) the indictment for fraud or misappropriation of funds by any of the borrower, the guarantor, the sponsor or an affiliated property manager or any director or officer of the aforementioned parties or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to the Ali’i Place Property) or (v) a Material Tenant Trigger Event, and expiring upon, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, the filing being discharged, stayed or dismissed within 90 days, and the lender’s determination that such filing does not materially affect the borrower’s, the guarantor’s, the sponsor’s or the property manager’s monetary obligations, (c) clause (iii) above, the trailing 12-month DSCR being at least 1.25x for two consecutive calendar quarters, (d) clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the Ali’i Place Mortgage Loan documents or (e) clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Ali’i Place Mortgage Loan documents, (ii) any bankruptcy action involving any of the borrower, the guarantor, the sponsor or the affiliated property manager or (iii) the trailing 12-month period DSCR falling below 1.25x for two consecutive calendar quarters, and expiring upon, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, as to an involuntary filing, the filing being discharged, stayed or dismissed within 90 days, and the lender’s determination that such filing does not materially affect the borrower’s, the guarantor’s, the sponsor’s or the property manager’s monetary obligations or (c) clause (iii) above, the trailing 12-month DSCR is at least 1.25x for two consecutive calendar quarters.

A “Material Tenant” means (i) HECO, (ii) CCH or (iii) any tenant at the Ali’i Place Property that, individually or together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the Ali’i Place Property or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the Ali’i Place Property.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate or not to extend or renew its lease, (ii) if on or prior to the date that is 18 months prior to the then

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

Structural and Collateral Term Sheet	BMO 2025-C11
No. 4 – Ali’i Place

applicable expiration date under its Material Tenant lease, a Material Tenant does not extend such Material Tenant lease, (iii) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (iv) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease, (v) a Material Tenant lease being terminated (in whole or with respect to a portion exceeding 20% of the applicable Material Tenant space), (vi) a Material Tenant (other than HECO with respect to the portion of its Material Tenant space subleased to CCH, but only for so long as the CCH sublease remains in full force and effect) “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at all or a portion exceeding 10% of its Material Tenant space, (vii) a Material Tenant announcing or disclosing publicly its intention to relocate from or vacate all or any portion exceeding 50% of its Material Tenant space or (viii) if all or a portion exceeding 50% of a Material Tenant space is marketed in writing for sublease by or on behalf of a Material Tenant (other than HECO with respect to the portion of its Material Tenant space subleased to CCH, but only for so long as the CCH sublease remains in full force and effect), and expiring upon, with respect to (a) clauses (i), (ii), (iii), (v), (vi), (vii) or (viii) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Ali’i Place Mortgage Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant provided that, in each case, (X) the occupancy conditions have been satisfied as reasonably determined by the lender (or, with respect to an extension of the HECO lease, the HECO lease extension conditions are satisfied) and (Y) the debt yield is at least 11.8%, (b) clause (i) above, the unconditional revocation or rescission by the applicable Material Tenant of all termination or non-extension notices with respect to its Material Tenant lease, (c) clause (iii) above, a cure of the applicable event of default, (d) clause (iv) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) clause (vi) above, the applicable Material Tenant re-commences its operations and the conduct of business in the ordinary course at its Material Tenant space or the applicable portion thereof, as the case may be, such that it is no longer dark, and has not vacated or ceased to conduct business in the ordinary course at the property or a portion thereof, (f) clause (vii) above, the unconditional retraction by the applicable Material Tenant of all announcements or disclosures of its intention to relocate from or vacate any portion of its Material Tenant space or (g) clause (viii) above, the unconditional cessation of all marketing efforts by or on behalf of the applicable Material Tenant with respect to its Material Tenant space.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine or Subordinate Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. The Ali’i Place Property is subject to a ground lease between the borrower as ground lessee, and CCH, as ground lessor. The ground lease expires on February 5, 2057, with one, 15-year renewal option. Pursuant to the Ali’i Place Mortgage Loan documents, the borrower is required to exercise the renewal option and to extend the ground lease to February 5, 2072, within 90 days of the origination of the Ali’i Place Mortgage Loan. Annual base rent under the ground lease is currently $734,117 through February 6, 2032, subject to increases based on the prevailing fair market return on 70% of the land’s fair market value, with the new rent not less than rent for the preceding period. In addition to annual payments of ground rent, the borrower is obligated to provide office space totaling 73,773 square feet to CCH for the term of the ground lease free of base rent and provide 235 parking spaces to the public. CCH pays its pro rata share of operating expenses and its Hawaii general excise tax.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Structural and Collateral Term Sheet	BMO 2025-C11
No. 5 – 29-33 Ninth Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Structural and Collateral Term Sheet	BMO 2025-C11
No. 5 – 29-33 Ninth Avenue

29-33 Ninth Avenue
29-33 Ninth Avenue
New York, NY 10014
MANHATTAN
Chelsea
Meatpacking District
West Village
Hudson River
Hudson River Park
Chelsea Waterside Park
Pier 62 Skatepark
Chelsea Piers Sports & Entertainment Complex
Little Island Amphitheater
Little Island
Gansevoort Peninsula
Pier 51 at Hudson River Park
Ferry
Terminal Warehouse Building
Starrett-Lehigh Building
Hotel Alameda
CHELSEA GALLERIES
Gagosian
Gladstone Gallery
George Billis Gallery NYC
Nicolas Auvray Gallery
Miles McEnery Gallery
Tanya Bonakdar Gallery
Jack Shainman Gallery
Michael Rosenfeld Gallery
David Zwirner
IAC Building
The High Line Elevated Park
USPS Morgan Processing and Distribution Center
Chelsea Park
Fashion Institute of Technology
The Museum at FIT
Swedish Inst. College of Health Sciences
School of Visual Arts Theater
The Irish Repository Theatre
The High Line Hotel
Atlantic Theater Company
New York Live Arts
The Joyce Theater
Christine Burgin Books
Secret Garden Park
Community Playground
The Maritime Hotel
Dream Downtown, by Hyatt
Rubin Museum of Art
CHELSEA MARKET
Google NYC Corporate Office
9/11 Museum Workshop
Museum of Illusions - New York
Soho House New York
The Standard, High Line
Gansevoort Meatpacking NYC
Whitney Museum
Jackson Square
Abingdon Square
Bleeker Playground
W. 28th St
W. 27th St
W. 26th St
W. 25th St
W. 24th St
W. 23rd St
W. 22nd St
W. 21st St
W. 20th St
W. 19th St
W. 18th St
W. 17th St
W. 16th St
W. 15th St
W.14th St
W. 13rd St
Little W. 12th St
W. 12th St
W. 11th St
12th Ave
11th Ave
10th Ave
9th Ave
8th Ave
7th Ave
Hudson St
Greenwich St
Washington St
Gansevoort St
Horatio St
Jane St
Bethune St
Bank St
W 11th St
Perry St
Charles St
W 10th St
Christopher St
West St
Greenwich Ave
Waverly Pl
W 4th St
Bleeker St
Grove St
Bedford St
Barrow St
Commerce St
Morton St
9A
A C E
1 2 3
23RD ST
14TH ST/ 8TH AVE
CHRISTOPHER ST STONEWALL
PATH
Christopher Street
QUEENS
BROOKLYN
MANHATTAN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
North Bergen
Weehawken
West New York
Astoria
Long Island City
Greenpoint
Williamsburg
Midtown
Chelsea
Greenwich Village
Central Park
Upper West Side
Upper East Side
East River
Hudson River

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Structural and Collateral Term Sheet	BMO 2025-C11
No. 5 – 29-33 Ninth Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$45,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$45,000,000	Property Type - Subtype:	Mixed Use – Retail
% of IPB:	5.0%	Net Rentable Area (SF):	87,537
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	33 Ninth Commercial Owner LLC and 33 Ninth Retail Owner LLC	Year Built / Renovated:	1903 / 2003
Borrower Sponsor:	Joseph Cayre	Occupancy:	100.0%
Interest Rate:	6.44000%	Occupancy Date:	11/30/2024
Note Date:	2/4/2025	4th Most Recent NOI (As of):	$9,471,222 (12/31/2021)
Maturity Date:	2/6/2035	3rd Most Recent NOI (As of):	$10,481,090 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$10,645,576 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of)(3):	$8,138,512 (TTM 11/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$14,653,657
Call Protection(2):	L(24),D(91),O(5)	UW Expenses:	$2,513,592
Lockbox / Cash Management:	Springing / Springing	UW NOI(3):	$12,140,065
Additional Debt(1):	Yes	UW NCF:	$11,443,857
Additional Debt Balance(1):	$90,000,000	Appraised Value / Per SF:	$231,000,000 / $2,639
Additional Debt Type(1):	Pari Passu	Appraisal Date:	12/5/2024

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$1,542
Taxes:	$212,776	$81,837	N/A	Maturity Date Loan / SF:	$1,542
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	58.4%
Replacement Reserve:	$0	$1,459	N/A	Maturity Date LTV:	58.4%
TI / LC Reserve:	$0	$14,590	N/A	UW NCF DSCR:	1.30x
Immediate Repairs:	$29,900	$0	N/A	UW NOI Debt Yield:	9.0%
Other Reserve:	$2,185,089	(4)	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$135,000,000	95.0%	Loan Payoff	$102,289,129	72.0%
Borrower Sponsor Equity	7,129,601	5.0	Other Debt	29,707,719	20.9
			Closing Costs(5)	7,704,988	5.4
			Upfront Reserves	2,427,765	1.7
Total Sources	$142,129,601	100.0%	Total Uses	$142,129,601	100.0%
(1)	The 29-33 Ninth Avenue Mortgage Loan (as defined below) is part of a whole loan evidenced by nine pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $135.0 million (the “29-33 Ninth Avenue Whole Loan”). The Financial Information in the chart above reflects the 29-33 Ninth Avenue Whole Loan.
(2)	Defeasance of the 29-33 Ninth Avenue Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BMO 2025-C11 securitization trust in February 2025. The actual defeasance lockout period may be longer.
(3)	The increase from Most Recent NOI to UW NOI is primarily driven by (i) European Crystal (Baccarat) occupying 3,995 square feet of space in November 2024 accounting for approximately $2.4 million of underwritten base rent and (ii) rent steps through February 2026 totaling approximately $338,550.
(4)	See “Escrows and Reserves” below for further discussion of reserve information.
(5)	Closing Costs include an interest rate buydown of approximately $3,411,907.

The Loan. The fifth largest mortgage loan (the “29-33 Ninth Avenue Mortgage Loan”) is secured by the borrowers’ fee simple interest in an 87,537 square foot mixed use Commercial Condominium Unit (as defined below) and Retail Condominium Unit (as defined below) located in New York, New York (the “29-33 Ninth Avenue Property”). The 29-33 Ninth Avenue Whole Loan consists of nine pari passu notes and accrues interest at a rate of 6.44000% per annum. The 29-33 Ninth Avenue Whole Loan has a 10-year term, is interest only for the entire term and accrues interest on an Actual/360

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Structural and Collateral Term Sheet	BMO 2025-C11
No. 5 – 29-33 Ninth Avenue

basis. The 29-33 Ninth Avenue Whole Loan was originated on February 4, 2025 by UBS AG. The 29-33 Ninth Avenue Mortgage Loan is evidenced by the non-controlling Notes A-2, A-4 and A-7, with an aggregate principal balance as of the Cut-off Date of $45,000,000. The remaining notes are currently held by UBS AG and are expected to be contributed to one or more future securitization trust(s). The 29-33 Ninth Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-C11 securitization trust until such time Note A-1 is securitized after which it will be serviced pursuant to the securitization trust to which Note A-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the 29-33 Ninth Avenue Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$40,000,000	$40,000,000	UBS AG	Yes
A-2	$30,000,000	$30,000,000	BMO 2025-C11	No
A-3(1)	$20,000,000	$20,000,000	UBS AG	No
A-4	$10,000,000	$10,000,000	BMO 2025-C11	No
A-5(1)	$10,000,000	$10,000,000	UBS AG	No
A-6(1)	$10,000,000	$10,000,000	UBS AG	No
A-7	$5,000,000	$5,000,000	BMO 2025-C11	No
A-8(1)	$5,000,000	$5,000,000	UBS AG	No
A-9(1)	$5,000,000	$5,000,000	UBS AG	No
Whole Loan	$135,000,000	$135,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The 29-33 Ninth Avenue Property is an 87,537 square foot multi-level building comprised of 57,309 square feet of commercial space (the “Commercial Condominium Unit”) and 30,228 square feet of retail space (the “Retail Condominium Unit”) within a six-story loft building located along Ninth Avenue in the Meatpacking District of New York, New York. The 29-33 Ninth Avenue Property has approximately 200 feet of frontage along West 13th Street and Ninth Avenue. The building was originally developed in 1903 as a warehouse.

The 29-33 Ninth Avenue Property is anchored by Soho House New York LLC (“Soho House New York”), a subsidiary of the Soho House & Co Inc. (NYSE: SHCO), a private members’ club comprised of a 44-room hotel, Cowshed Spa, a luxury spa, as well as extensive facilities including a restaurant, bar, private dining room and a 44-seat cinema. It also offers a private rooftop featuring a heated pool, bar, dining area and lounge area. Soho House New York occupies 12,675 square feet of retail space on the second floor as well as 57,309 square feet of commercial space on the ground floor, 3rd floor, 4th floor, 5th floor, 6th floor, cellar and roof (totaling 69,984 square feet), which make up 79.9% of NRA and 50.9% of the underwritten base rent.

Additionally, the 29-33 Ninth Avenue Property features spaces leased by luxury brands such as Tourneau, LLC (“Rolex”), European Crystal (“Baccarat”) and HC Leaseco LLC (“Chez Margaux”). The 29-33 Ninth Avenue Property was bifurcated in 2012 into a two-unit condominium structure consisting of the Commercial Condominium Unit and the Retail Condominium Unit, which are both collateral for the 29-33 Ninth Avenue Whole Loan. The Commercial Condominium Unit consists of portions of the cellar, the ground floor, the entire rentable portions of floors three through six and a large portion of the main roof. The Retail Condominium Unit is located on the remaining large portions of the cellar, ground floor and second floor. Approximately $7.7 million in capital has been invested in the Retail Condominium Unit since acquisition to update tenant spaces via tenant improvement allowances. The 29-33 Ninth Avenue Property is owned by an affiliate of Midtown Equities.

Major Tenants.

Soho House New York (69,984 square feet; 79.9% of NRA; 50.9% of underwritten base rent). Soho House New York opened in 2003 and is a subsidiary of Soho House & Co Inc. Soho House & Co Inc. was founded in London, in 1995, as a private members’ club for those in film, media and creative industries and has since expanded to include hotel operations, restaurants and spas with locations across Europe and the United States. As of the third quarter of 2024, Soho House

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Structural and Collateral Term Sheet	BMO 2025-C11
No. 5 – 29-33 Ninth Avenue

Group had approximately 267,494 members with a waiting list of more than 111,000 individuals. Soho House Group has a global collection of 45 Soho Houses, 8 Soho Works, Scorpios Beach Club in Mykonos and Bodrum, Soho Home (interiors and lifestyle retail brand) and digital channels. The Soho House New York annual membership fees ranging from $1,550 to $3,150. Soho House New York has occupied the 29-33 Ninth Avenue Property since 2002 and most recently extended its lease in 2015 for an additional 10-year term through January 31, 2034. The lease is structured with one, five-year renewal option and no termination options. The Soho House New York lease encompassing its occupancy in the Retail Condominium Unit began in late 2016 and expires co-terminously with the lease for the Commercial Condominium Unit. The lease is structured with one, five-year renewal option and no termination options.

Chez Margaux (9,617 square feet; 11.0% of NRA; 13.2% of underwritten base rent). Chez Margaux is a private member’s club located at the 29-33 Ninth Avenue Property. In partnership with chef Jean-Georges, Margaux offers a unique blend of sumptuous spaces: the main dining room, highlighting modern French cuisine; a Japanese-inspired lounge for more casual dining; and a caviar-and-cocktails bar that transforms into an intimate nightclub, Gaux Gaux. Chez Margaux occupies 9,617 square feet of space under a lease that commenced February 1, 2023, with a lease expiration date of February 28, 2035. Chez Margaux pays a base rental rate of $185.61 per square foot with annual 2.0% rent increases each February. Chez Margaux has two, five-year renewal options and no termination options.

Baccarat (3,995 square feet; 4.6% of NRA; 17.4% of underwritten base rent). Baccarat is a French luxury house founded in 1764, and manufacturer of fine crystal located in Baccarat, Meurthe-et-Moselle, France. Baccarat recently signed its lease in November 2024 for 3,995 square feet of retail space through May 2035. Baccarat pays a base rental rate of $590.74 per square foot with annual 3.0% rent increases each June. Baccarat has no renewal options and no termination options.

The following table presents certain information relating to the historical and current occupancy of the 29-33 Ninth Avenue Property:

Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
86.7%	88.9%	94.5%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of November 30, 2024.

The following table presents certain information relating to the tenants at the 29-33 Ninth Avenue Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date
Soho House New York	NR/NR/NR	69,984	79.9%	$98.70	$6,907,097	50.9%	1/31/2034
Chez Margaux	NR/NR/NR	9,617	11.0	$185.61	1,785,011	13.2	2/28/2035
Baccarat	NR/NR/NR	3,995	4.6	$590.74	2,360,000	17.4	5/31/2035
Rolex	NR/NR/NR	3,941	4.5	$636.26	2,507,501	18.5	8/31/2030
Occupied Collateral Total / Wtd. Avg.		87,537	100.0%	$154.90	$13,559,609	100.0%

Vacant Space		0	0.0%

Collateral Total		87,537	100.0%

(1)	Based on the underwritten rent roll dated November 30, 2024.
(2)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are inclusive of approximately $338,550 of contractual rent steps through February 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Structural and Collateral Term Sheet	BMO 2025-C11
No. 5 – 29-33 Ninth Avenue

The following table presents certain information relating to the lease rollover schedule at the 29-33 Ninth Avenue Property:

Lease Rollover Schedule(1)
	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	1	3,941	4.5	2,507,501	18.5		3,941	4.5%	$2,507,501	18.5%
2031	0	0	0.0	0	0.0		3,941	4.5%	$2,507,501	18.5%
2032	0	0	0.0	0	0.0		3,941	4.5%	$2,507,501	18.5%
2033	0	0	0.0	0	0.0		3,941	4.5%	$2,507,501	18.5%
2034	2	69,984	79.9	6,907,097	50.9		73,925	84.5%	$9,414,598	69.4%
2035	2	13,612	15.5	4,145,011	30.6		87,537	100.0%	$13,559,609	100.0%
2036 & Beyond	0	0	0.0	0	0.0		87,537	100.0%	$13,559,609	100.0%
Total	5	87,537	100.0%	$13,559,609	100.0%
(1)	Based on the underwritten rent roll dated November 30, 2024.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of approximately $338,550 of contractual rent steps through February 2026.

The following table presents certain information relating to the operating history and underwritten cash flows at the 29-33 Ninth Avenue Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$10,141,918	$11,119,928	$11,264,673	$8,740,936	$13,559,609	$154.90	87.9%
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$10,141,918	$11,119,928	$11,264,673	$8,740,936	$13,559,609	$154.90	87.9%
Total Reimbursements	1,411,270	1,394,508	1,422,274	1,593,942	1,865,292	21.31	12.1
Other Income	0	0	15,113	0	0	0.00	0.0
Net Rental Income	$11,553,188	$12,514,437	$12,702,059	$10,334,878	$15,424,902	$176.21	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(771,245)	(8.81)	(5.0)
Effective Gross Income	$11,553,188	$12,514,437	$12,702,059	$10,334,878	$14,653,657	$167.40	95.0%

Total Expenses	2,081,965	2,033,346	2,056,483	2,196,366	2,513,592	28.71	17.2

Net Operating Income(4)	$9,471,222	$10,481,090	$10,645,576	$8,138,512	$12,140,065	$138.68	82.8%

Total TI/LC, Capex/RR	0	0	0	0	696,208	7.95	4.8

Net Cash Flow	$9,471,222	$10,481,090	$10,645,576	$8,138,512	$11,443,857	$130.73	78.1%
(1)	TTM represents the trailing 12-month period ending November 30, 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent roll dated November 30, 2024 with rent steps totaling $338,550 through February 2026.
(4)	The increase from TTM Net Operating Income to Underwritten Net Operating Income is primarily driven by (i) European Crystal (Baccarat) occupying 3,995 square feet of space in November 2024 accounting for approximately $2.4 million of underwritten base rent and (ii) rent steps through February 2026 totaling approximately $338,550

Environmental. According to the Phase I environmental assessment dated December 11, 2024, there was no evidence of any recognized environmental conditions at the 29-33 Ninth Avenue Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Structural and Collateral Term Sheet	BMO 2025-C11
No. 5 – 29-33 Ninth Avenue

Appraisal. According to the appraisal, the 29-33 Ninth Avenue Property had an “as-is” appraised value of $231,000,000 as of December 5, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Direct Capitalization Approach	$231,000,000	5.00%
(1)	Source: Appraisal.
(2)	The appraisal used a discounted cash flow approach to arrive at the appraised value. The capitalization rate shown above represents the overall capitalization rate.

The Market. The Soho House NYC Property is located on the northwest corner of West 13th Street and Ninth Avenue in the Meatpacking District of New York, New York. The Meatpacking District is located in Lower Manhattan and is characterized by high-end boutique shops, retailers, restaurants, nightclubs and residences. The immediate surrounding area includes Loro Piana, Gucci, Hermes, Sephora, Apple and Google. Nearby developments include Chelsea Market, the High Line Park, Google’s New York headquarters and the Whitney Museum. According to a third-party market research report, the New York State Comptroller found that 62.2 million people visited New York City in 2023, and more than 64 million people were on pace to visit in 2024. Visitation figures are forecasted to continue rising, surpassing pre-pandemic records in 2025, with 68 million visitors expected.

According to a third-party market research report, the 29-33 Ninth Avenue Property is located in the New York retail market within the Chelsea retail submarket. As of November 2024, Chelsea retail submarket contained 5,010,704 square feet of retail inventory space with an average rent of $118.40 PSF and a vacancy rate of 5.0%. As of year-end 2023, the Chelsea retail submarket contained 5,008,499 square feet of retail inventory space with an average rent of $119.89 and a vacancy rate of 5.4%.

According to a third-party market research report, the estimated 2024 population within a one-, three- and five-mile radius of the 29-33 Ninth Avenue Property was 137,469, 1,132,283 and 2,432,215, respectively, and the estimated 2024 average household income within the same radii was $197,847, $179,391 and $164,201, respectively.

The following table presents certain information with respect to comparable retail leases to the 29-33 Ninth Avenue Property as identified in the appraisal:

Comparable Retail Leases(1)
Property Name/Location	Tenant Name	Lease Date/Term (Yrs.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
29-33 Ninth Avenue New York, NY	Baccarat(2)	Nov-2024 / 10.5(2)	3,995(2)	$590.74(2)	Modified Gross(2)
875 Washington Street New York, NY	Cadar	Jul-2024 / NAV	2,000	$400.00	Modified Gross
371-373 Bleeker Street New York, NY	Redvanly	Jun-2024 / NAV	900	$425.00	Modified Gross
70 Gansevoort Street New York, NY	Retail	Aug-2023 / 15.0	11,149	$260.11	Modified Gross
875 Washington Street New York, NY	Breitlin	Mar-2022 / NAV	3,807	$550.00	Modified Gross
400 West 14th Street New York, NY	Gucci	Mar-2022 / NAV	9,500	$631.57	Modified Gross
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated November 30, 2024.

The Borrowers. The borrowers are 33 Ninth Commercial Owner LLC and 33 Ninth Retail Owner LLC, each a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 29-33 Ninth Avenue Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for 29-33 Ninth Avenue Whole Loan is Joseph Cayre, the founder and chairman of Midtown Equities LLC (“Midtown Equities”). Headquartered in New York,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Structural and Collateral Term Sheet	BMO 2025-C11
No. 5 – 29-33 Ninth Avenue

Midtown Equities is a privately held real estate investment and development company with a portfolio of over 100 properties that encompass over 14.0 million square feet in the retail, office, residential, industrial and hospitality sectors. Midtown Equities maintains holdings in urban markets such as New York, Washington, D.C., Miami, Chicago and Los Angeles, as well as abroad.

Property Management. The 29-33 Ninth Avenue Property is self-managed.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) approximately $212,776 for real estate taxes, (ii) $1,446,338 for outstanding tenant allowances, tenant improvements and leasing commissions related to the Baccarat lease, (iii) $29,900 for immediate repairs and (iv) approximately $738,751 for rent concession funds related to the leases with Baccarat ($590,000) and Chez Margaux (approximately $148,751).

Tax Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of the annual estimated tax payments, which currently equates to approximately $81,837.

Insurance Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of the annual estimated insurance premiums; provided, such monthly deposits will be waived so long as the borrowers maintain a blanket insurance policy acceptable to the lender. In addition, such monthly deposits will be waived if the policies the borrowers are required to maintain are maintained by the condominium association and (a) the borrowers continue to own all of the units of the condominium, (b) the condominium association is required to maintain the policies required under the 29-33 Ninth Avenue Whole Loan documents pursuant to the terms and provisions of the condominium documents and the condominium association actually maintains the same, (c) the condominium documents remain in full force and effect and (d) the borrowers deliver to the lender evidence that the policies are maintained by the condominium association.

Replacement Reserve – On a monthly basis, the borrowers are required to deposit approximately $1,459 for replacement reserves.

TI / LC Reserve – On a monthly basis, the borrowers are required to deposit approximately $14,590 for tenant allowances, tenant improvements and leasing commissions.

Condominium Funds – On a monthly basis, the borrowers are required to deposit 1/12th of all common charges, assessments for common charges and expenses, special or general, and other items for the payment of which the borrowers are responsible for pursuant to the condominium documents against the 29-33 Ninth Avenue Property as the same will become due and payable (the “Condominium Charges”), as the lender reasonably estimates will be payable during the next 12 months in order to accumulate sufficient funds to pay all such Condominium Charges at least 30 days prior to their respective due dates.

Lockbox / Cash Management. The 29-33 Ninth Avenue Whole Loan is structured with a springing lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). During the continuance of a Cash Management Trigger Event, rents received from the 29-33 Ninth Avenue Property are required to be deposited directly into the lockbox account or, if received by the borrowers or the property manager, as applicable, deposited within two business days of receipt. All funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the 29-33 Ninth Avenue Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the 29-33 Ninth Avenue Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) (but not during a Cash Management Trigger Event which is not also a Material Tenant Trigger Event) has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve, (b) if a Cash Sweep Trigger Event (as defined below) (but not during a Cash Management Trigger Event which is not also a Cash Sweep Trigger Event) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to an account designated by the borrowers.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the 29-33 Ninth Avenue Whole Loan documents, (ii) any bankruptcy action involving any of the borrowers, the guarantor, the borrower sponsor or an affiliated property manager, (iii) the trailing 12-month period debt service coverage ratio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Structural and Collateral Term Sheet	BMO 2025-C11
No. 5 – 29-33 Ninth Avenue

(“DSCR”) falling below 1.20x, (iv) the indictment for fraud or misappropriation of funds by any of the borrowers, the guarantor, the borrower sponsor or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to the 29-33 Ninth Avenue Property), or any director or officer of the aforementioned parties or (v) a Material Tenant Trigger Event, and expiring upon, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, the filing being discharged or dismissed within 45 days, and the lender’s determination that such filing does not materially and adversely affect the borrowers’, the guarantor’s, the borrower sponsor’s or affiliated property manager’s obligations, or with respect to the property manager, the replacement of such property manager, (c) clause (iii) above, the trailing 12-month DSCR being at least 1.20x for two consecutive calendar quarters, (d) clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the affiliated property manager with a third-party property manager that constitutes a qualified property manager under the 29-33 Ninth Avenue Whole Loan documents or (e) clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the 29-33 Ninth Avenue Whole Loan documents, (ii) any bankruptcy action involving any of the borrowers, the guarantor, the borrower sponsor or an affiliated property manager or (iii) the trailing 12-month period DSCR falling below 1.20x, and expiring upon, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, as to an involuntary filing, the filing being discharged or dismissed within 45 days, and the lender’s determination that such filing does not materially and adversely affect the borrowers’, the guarantor’s, the borrower sponsor’s or the affiliated property manager’s obligations, or with respect to the property manager, the replacement of such property manager or (c) clause (iii) above, the trailing 12-month DSCR is at least 1.20x for two consecutive calendar quarters.

A “Material Tenant” means (i) Soho House New York or (ii) any tenant at the 29-33 Ninth Avenue Property that, individually or together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the 29-33 Ninth Avenue Property or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the 29-33 Ninth Avenue Property.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate or not to extend or renew its lease, (ii) on or prior to the date that is 12 months prior to the then applicable expiration date under its Material Tenant lease, a Material Tenant does not extend such Material Tenant lease, (iii) on or prior to the date by which a Material Tenant is required under its Material Tenant lease to notify the borrowers of its election to extend such Material Tenant lease, the Material Tenant does not give such notice, (iv) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated with respect to at least 25% or more of the applicable Material Tenant space, (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course of at least 25% or more of its Material Tenant space, (viii) a Material Tenant announcing or disclosing publicly its intention to relocate from or vacate at least 25% or more of its Material Tenant space or (ix) if at least 25% or more of a Material Tenant space is marketed in writing for sublease by or on behalf of a Material Tenant or subleased, and expiring upon, with respect to (a) clauses (i), (ii), (iii), (vi), (vii), (viii) and (ix) above, the date that (1) the applicable Material Tenant lease is extended with respect to all or at least 75% of its Material Tenant space pursuant to a qualified lease or (2) all or at least 75% of all of the applicable Material Tenant space is leased under one or more qualified leases provided that, in each case, the occupancy conditions have been satisfied as reasonably determined by the lender, (b) clause (i) above, the unconditional revocation or rescission by the applicable Material Tenant of all termination or non-extension notices with respect to its Material Tenant lease, (c) clause (iv) above, a cure of the applicable event of default, (d) clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) clause (vii) above, the applicable Material Tenant re-commences its operations and the conduct of business in the ordinary course at its Material Tenant space or at least 75% of its applicable portion thereof, as the case may be, such that it is no longer dark, and has not vacated or ceased to conduct business in the ordinary course at the applicable property or a portion thereof, (f) clause (viii) above, the unconditional retraction by the applicable Material Tenant of all announcements or disclosures of its intention to relocate from or vacate all or at least 75% of its Material Tenant space or (g) clause (ix) above, the unconditional

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Structural and Collateral Term Sheet	BMO 2025-C11
No. 5 – 29-33 Ninth Avenue

cessation of all marketing efforts by or on behalf of the applicable Material Tenant with respect to at least 75% of its Material Tenant space.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine or Subordinate Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

Structural and Collateral Term Sheet	BMO 2025-C11
No. 6 – 360 Bowery

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

Structural and Collateral Term Sheet	BMO 2025-C11
No. 6 – 360 Bowery

MANHATTAN
360 Bowery
360 Bowery
New York, NY 10003
Union Square
Union Square Park
Gramercy Park
Vel Records
Adobe Inc.
Vineyard Theatre
80 Fifth Avenue
The New School University Center
MacMillan Building
Benjamin N. Cardozo School of Law
Village Temple
First Presbyterian Church
Webster Hall
Emma Lazarus House
The Stuyvesant Fish House
Greenwich Village
East Village
Swiss Institute
Tompkins Square Park
Washington Mews
NYU Center for Bioethics
Cooper Union
Albert Nerken School Of Engineering
Washington Arch
Washington Square Park
Silver Center for Arts & Science
Tisch School of The Arts
Astor Place Theatre
The Public Theater
St. George Ukrainian Catholic Church
Ukrainian Museum
Alphabet City
New York University
Hebrew Union College - Jewish Inst. of Religion
Merchant's House Museum
NYU School of Law
Skirball Center for the Performing Arts
Frederick Loewe Theatre at NYU
NYU Stern School of Business
AIA New York | Center for Architecture
Wolfe Center
Gene Frankel Theatre
NoHo
Zürcher Gallery
Silver Towers
Angelika Film Center & Cafe - New York
Bowery Mural
Sara D. Roosevelt Park
The Basilica of St. Patrick's Old Cathedral
New Museum
SoHo
Staley-Wise Gallery
The Bowery Ballroom
Lower East Side Tenement Museum
Little Italy
Lower East Side
W. 17th St.
W. 16th St.
W. 15th St.
W. 14th St.
W. 13th St.
W. 12th St.
W. 11th St.
W. 10th St.
W. 9th St.
W. 8th St.
Waverly Pl.
W. 4th St.
W. 3rd St.
W. Houston St.
E. 17th St.
E. 16th St.
E. 15th St.
E. 14th St.
E. 13th St.
E. 12th St.
E. 11th St.
E. 10th St.
E. 9th St.
Saint Marks Pl
E. 7th St.
E. 6th St.
E. 5th St.
E. 4th St.
E. 3rd St.
E. 2nd St.
E. 1st St.
E. Houston St.
Park Ave. S.
Broadway
4th Ave.
3rd Ave.
5th Ave.
University Pl.
Mercer St.
Lafayette St.
Bowery
2nd Ave.
1st Ave.
Ave. A
Sullivan St.
Thompson St.
La Guardia Pl.
Bleecker St.
Prince St
Spring St
Broome St
Kenmare St
Delancey St
Stanton St
Rivington St
Mulberry St
Mott St
Elizabeth St
Chrystie St
Forsyth St
Eldridge St
Allen St
Orchard St
Ludlow St
Essex St
Crosby St
Greene St
Wooster St
W. Broadway
UNION SQUARE/14TH ST
14TH ST/LEXINGTON/UNION SQUARE
3RD AVE/14TH ST
ASTOR PL/8TH ST/LEXINGTON
8TH ST/NYU
BLEECKER ST/LEXINGTON
BROADWAY/LAFAYETTE
2ND AVE/LOWER EAST SIDE
PRINCE ST
SPRING ST/LEXINGTON
BOWERY
Astoria
West New York
Upper West Side
Upper East Side
Central Park
QUEENS
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
Greenpoint
HUDSON COUNTY
MANHATTAN
Williamsburg
Hoboken
Hudson River
East River
Greenwich Village
NEW JERSEY
Little Italy
Lower East Side
SoHo
Chinatown
Tribeca
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Liberty State Park
Brooklyn Heights
Park Slope

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Structural and Collateral Term Sheet	BMO 2025-C11
No. 6 – 360 Bowery

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$40,000,000	Title:	Fee
Cut-off Date Principal Balance:	$40,000,000	Property Type – Subtype(1):	Other – Leased Fee
% of IPB:	4.4%	Net Rentable Area (SF)(1):	8,707
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	Fourth Street Realty Holding LLC	Year Built / Renovated(1):	NAP / NAP
Borrower Sponsor:	Eric Goode	Occupancy:	NAP
Interest Rate:	6.53700%	Occupancy Date:	NAP
Note Date:	1/31/2025	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	2/6/2035	3rd Most Recent NOI (As of) (2):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of) (2):	NAV
Original Term:	120 months	Most Recent NOI (As of) (2):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only	UW Revenues:	$2,929,850
Call Protection:	L(24),D(92),O(4)	UW Expenses:	$0
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,929,850
Additional Debt:	No	UW NCF:	$2,929,850
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$64,000,000 / $7,350
Additional Debt Type:	NAP	Appraisal Date:	12/18/2024

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$4,594
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$4,594
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	62.5%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.11x
Ground Lease Reserve:	$2,520,833	$0	N/A	UW NOI Debt Yield:	7.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$40,000,000	100.0%	Loan Payoff	$30,112,800	75.3%
			Return of Equity	6,703,802	16.8
			Upfront Reserves	2,520,833	6.3
			Closing Costs	662,565	1.7
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%
(1)	Net Rentable Area (SF) reflects square footage attributable to the parcel of land which serves as collateral for the 360 Bowery Mortgage Loan (as defined below). The leasehold improvements (which do not serve as collateral) consist of a 21-story Class A office building with ground floor retail and storage space, with an above grade gross building area of 121,284 SF.
(2)	Historical information is not available because the Non-Collateral Improvements (as defined below) were constructed in 2023.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.

The Loan. The sixth largest mortgage loan (the “360 Bowery Mortgage Loan”) is secured by the borrower’s fee interest in an 8,707 square foot leased fee land parcel in New York, New York (the “360 Bowery Leased Fee Property”). The 360 Bowery Mortgage Loan was originated by German American Capital Corporation on January 31, 2025. The 360 Bowery Mortgage Loan accrues interest at an interest rate of 6.53700% per annum on an Actual/360 Basis. The 360 Bowery Mortgage Loan has an original term of 120 months and is interest only for the entire term. The scheduled maturity date of the 360 Bowery Mortgage Loan is February 6, 2035.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Structural and Collateral Term Sheet	BMO 2025-C11
No. 6 – 360 Bowery

The Property. The 360 Bowery Leased Fee Property is an 8,707 square foot leased fee land parcel located on the northwest corner of Bowery and East 4th Street in Manhattan, New York. The leasehold improvements (which do not serve as collateral for the 360 Bowery Mortgage Loan), were constructed in 2023 and consist of a 21-story Class A office building with grade-level retail and storage totaling 121,284 square feet (the “Non-Collateral Improvements). The Non-Collateral Improvements feature 5,278 square feet of retail space and 890 square feet of storage space on the ground floor; as well as 115,116 square feet of office space on floors 2 through 22. As of September 1, 2024 the Non-Collateral Improvements were 100% leased to Chobani Global Holdings, LLC (“Chobani”) by the Ground Lease Tenant (as defined below) under a lease expected to expire December 31, 2045.

The 360 Bowery Leased Fee Property is subject to a ground lease dated as of September 12, 2019 between the borrower as ground lessor and ACEF-CBSKI 360 BOWERY LLC (as successor-in-interest to Bowery Development Partners LLC) (the “Ground Lease Tenant”) with a 99-year term that commenced September 1, 2019 and expires on August 31, 2118. The annual base rent under the ground lease is currently $2,750,000. Beginning in the lease year commencing September 1, 2029, the ground rent will increase by 10% every five years through the remainder of the ground lease term. In the lease year commencing September 1, 2034, and every 15 years thereafter, a cumulative consumer price index (“CPI”) adjustment may be applied if the cumulative CPI adjustment is greater than the prior increases in ground rent for the prior 15-year period. The Ground Lease Tenant has a right of first refusal to purchase the ground lessor’s position. Such right does not apply to a foreclosure of a fee mortgage held by a lender that is not an affiliate of the borrower. The Ground Lease Tenant has no assets other than its leasehold interest under the ground lease and its ownership of the Non-Collateral Improvements.

The 360 Bowery Leased Fee Property is located within the predominantly retail and hospitality corridor between Houston Street and Astor Place, and is approximately five blocks and four blocks away from Washington Square Park and Astor Place respectively.

Non-Collateral Improvements Major Tenant.

Chobani (121,284 square feet; 100.0% of net rentable area). Chobani is a yogurt, oat milk, and dairy/non-dairy creamer producer founded by Hamdi Ulukaya, a Turkish immigrant to the United States, in 2005. Chobani manufactures its products in New York, Idaho, and Australia. Chobani products are available throughout North America and distributed in Australia and other select markets.

On September 1, 2024, Chobani signed a 20-year lease which is expected to expire on December 31, 2045. Chobani is expected to take occupancy no earlier than January of 2026, paying $190 per square foot for the ground floor retail space (5,278 square feet) and $130 per square foot for floors 2 through 22 (115,116 square feet). Chobani has a free rent period until the rent commencement date, which will be no earlier than January of 2026. In addition, Chobani is entitled to a rent credit of approximately $81,318 a month for up to 180 months commencing on the fifth anniversary of the rent commencement date under the Chobani lease.

Chobani has a one-time contraction option which allows surrender of (i) the 22nd floor, (ii) the 21st and 22nd floors, (iii) the 20th through 22nd floors, or (iv) the 19th through 22nd floors, on the last day of the calendar month in which the day immediately preceding the 10th anniversary of the rent commencement date occurs, which is expected to be December 31, 2035. Exercise of such contraction option requires 18 months’ prior written notice and payment of a termination fee. Additionally, Chobani has a termination option which is exercisable on the last day of the calendar month in which the day immediately preceding the 15th anniversary of the rent commencement date occurs, which is expected to be December 31, 2040. Exercise of such termination option requires prior written notice no later than the last day of the calendar month in which the day immediately preceding the 13th anniversary of the rent commencement date occurs, and payment of a termination fee.

Chobani has a right of first refusal to purchase the Ground Lease Tenant’s interest in the improvements on the 360 Bowery Leased Fee Property, and the Ground Lease Tenant’s leasehold interest. Such right does not apply to a mortgagee of the building and/or the real property or the landlord’s interest in the 360 Bowery ground lease exercising its rights to acquire its mortgaged property by foreclosure or otherwise.

Environmental. The Phase I environmental assessment of the 360 Bowery Leased Fee Property dated January 6, 2025 identified no recognized environmental conditions, controlled environmental conditions or significant data gaps at the 360

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

Structural and Collateral Term Sheet	BMO 2025-C11
No. 6 – 360 Bowery

Bowery Leased Fee Property. The ESA identified a controlled recognized environmental condition related to the prior use of the Mortgaged Property as an automobile repair facility and gas station. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical and current occupancy of the Non-Collateral Improvements:

Non-Collateral Improvements Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
N/A	N/A	N/A	100.0%
(1)	Historical occupancies are not available as the Non-Collateral Improvements were built in 2023.
(2)	As of September 1, 2024.

The following table presents certain information relating to the Ground Lease Tenant at the 360 Bowery Leased Fee Property:

Tenant Summary
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)(1)	% of Total NRA	UW Base Rent PSF	UW Base Rent(2)	% of Total UW Base Rent	Lease Exp. Date
ACEF-CBSKI 360 BOWERY LLC	NR/NR/NR	8,707	100.0%	$336.49	$2,929,850	100.0%	8/31/2118
(1)	As of February 6, 2025.
(2)	Based on the ten year average of ground rent payments.

The following table presents certain information relating to the tenant at the Non-Collateral Improvements:

Non-Collateral Improvements Tenant Summary
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(1)	Base Rent(1)	% of Total Base Rent	Lease Exp. Date(2)
Chobani Global Holdings, LLC	NR/B/NR	121,284	100.0%	$132.63	$15,967,900	100.0%	12/31/2045
(1)	Based on 120,394 square feet, which excludes 890 square feet of storage space, for which no rent is attributed.
(2)	Lease expiration date represents the expected lease expiration date, based on a projected rent commencement date of January 1, 2026. Lease expiration date is the last day of the month in which the day immediately preceding the 20th anniversary of the rent commencement date occurs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

Structural and Collateral Term Sheet	BMO 2025-C11
No. 6 – 360 Bowery

The following table presents certain information relating to the lease rollover schedule at the 360 Bowery Leased Fee Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2034	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2035	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2036 & Beyond	1	8,707	100.0	2,929,850	100.0		8,707	100.0%	$2,929,850	100.0%
Total	1	8,707	100.0%	$2,929,850	100.0%
(1)	Occupancy as of February 6, 2025.

The following table presents certain information relating to the underwritten net cash flow of the 360 Bowery Leased Fee Property:

Underwritten Net Cash Flow
	Underwritten	Per Square Foot(1)	%(2)
Rents in Place(3)	$2,929,850	$336.49	100.0%
Effective Gross Income	$2,929,850	$336.49	100.0%
Net Operating Income	$2,929,850	$336.49	100.0%
Net Cash Flow	$2,929,850	$336.49	100.0%
(1)	Based on 8,707 square feet.
(2)	Items are calculated as a % of Effective Gross Income.
(3)	Rents in Place are underwritten to a ten-year average of ground rent payments.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

Structural and Collateral Term Sheet	BMO 2025-C11
No. 6 – 360 Bowery

The following table presents certain information relating to the underwritten cash flow of the Non-Collateral Improvements:

Non-Collateral Look-Through Underwritten Net Cash Flow
	Underwritten	Per Square Foot(1)	%(2)
Rents in Place	$15,967,900	$131.66	100.0%
Vacant Income	0	$0.00	0.0
Gross Potential Rent	$15,967,900	$131.66	100.0%
Total Reimbursements	0	0.00	0.0
Net Rental Income	$15,967,900	$131.66	100.0%
(Vacancy/Credit Loss)	0	0.00	0.0
Effective Gross Income	$15,967,900	$131.66	100.0%
Total Expenses(3)	8,565,658	$70.62	53.6%
Net Operating Income	$7,402,242	$61.03	46.4%
Capital Expenditures	24,079	0.20	0.2
TI/LC	0	0.00	0.0
Net Cash Flow	$7,378,163	$60.83	46.2%
(1)	Based on 121,284 square feet.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Expenses consist of management fee, general and administrative, real estate taxes, and ground rent.

The Market. The 360 Bowery Leased Fee Property is located in New York, New York, in the Midtown South office market and the Greenwich/NoHo office submarket. According to the appraisal, New York City has a population of approximately 8.8 million people and a median annual household income of $108,072. New York City is also home to a multitude of national and international corporations which provide employment opportunities for New York City residents. Notably, Cognizant Technology Solutions Corp., PepsiCo Inc., JPMorgan Chase & Co., and International Business Machines Corp. all employ over 250,000 people each in the city.

According to the appraisal, the Midtown South office market comprises a total of nearly 72.1 million square feet, which makes it the smallest office market in Manhattan. Unlike Midtown, which is dominated by glass towers, Midtown South has a distinct lack of Class A properties, instead many buildings are old loft spaces. These buildings have attracted tenants in the fashion, art, advertising, and technology industries by offering large floor plans which allow for a variety of utilizations. Leasing activity in Midtown South totaled 1,208,138 square feet in the 3rd quarter of 2024, which is 66.1% up year over year. Vacancy increased by 390 basis points to 26.3% over the same time period. Class A direct rents in Midtown South increased by $2.51 year over year ending the third quarter of 2024 at $106.96. Over the same time period, there have been 1,172,000 square feet of completions and net absorption was negative, at approximately -1.5 million square feet.

According to the appraisal, the Greenwich/NoHo office submarket contains 5.4 million square feet of office space, of which 33.9% is Class A. Leasing activity in the third quarter of 2024 registered at 177,682 square feet, up by 105.2% from the prior quarter and up 179.7% year over year. Vacancy increased by 47,543 square feet in the third quarter of 2024, ending at 3.5%. Asking rents for Class A office properties in the submarket have remained constant in the third quarter of 2024, ending at $128.80 per square foot.

The Borrower. The borrower is Fourth Street Realty Holding LLC, a New York limited liability company and single purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion at closing.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Eric Goode. Eric Goode is an American entrepreneur, conservationist, and Emmy nominated filmmaker. Eric Goode has founded and created multiple hotels and nightlife venues such as Area, B Bar & Grill (formerly located at 360 Bowery), The Maritime Hotel, The Waverly Inn, Lafayette House, The Bowery Hotel, The Jane Hotel, and the Ludlow Hotel.

Property Management. The 360 Bowery Leased Fee Property is self-managed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Structural and Collateral Term Sheet	BMO 2025-C11
No. 6 – 360 Bowery

Escrows and Reserves. At origination of the 360 Bowery Mortgage Loan, the borrower deposited approximately $2,520,833 for the purpose of replicating the full, non-discounted payment of rents under the ground lease until such time as the Chobani rent commencement date has occurred (based on an estimated rent commencement date of January 1, 2026).

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated annual real estate tax payments. Such reserve has been conditionally waived so long as an approved ground lease is in full effect and such ground lease requires the lessee to pay real estate taxes with respect to the Non-Collateral Improvements.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated annual insurance payments. Such reserve has been conditionally waived so long as (i) an approved ground lease is in full effect and such ground lease requires the lessee to pay insurance coverage costs with respect to the Non-Collateral Improvements or (ii) an acceptable blanket policy is in effect. A blanket policy was in place at origination.

Replacement Reserve – On a monthly basis, the borrower is required to escrow 1/12th of the estimated capital expenditures for the next 12 months. Such reserve has been conditionally waived so long as an approved ground lease is in full effect and such ground lease requires the lessee to pay capital expenditures with respect to the Non-Collateral Improvements.

TI/LC Reserve – Should an approved ground lease not be in full effect, the borrower is required to escrow an amount that the lender determines will be needed (in equal monthly deposits) in order to accumulate sufficient funds to pay for all anticipated tenant improvements and leasing commissions that may be incurred with respect to leases at the 360 Bowery Leased Fee Property.

Lockbox / Cash Management. The 360 Bowery Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lockbox account at an institution reasonably approved by the lender, which is to be maintained by the borrower at all times after the first occurrence of a Trigger Period. Upon the commencement of the first Trigger Period and at all times thereafter, the borrower is required to cause all gross revenue to be transmitted directly by the Ground Lease Tenant into the lockbox account. During the continuance of a Trigger Period, provided that no event of default is then continuing, all funds in the lockbox account are required to be swept each business day into the lender-controlled cash management account and applied and disbursed in accordance with the 360 Bowery Mortgage Loan documents. During the continuance of a Trigger Period, funds deposited will be applied in the following order of priority: (i) to the tax account, (ii) to the insurance account, (iii) to the lender, to pay the monthly interest payment amount, (iv) to the capital expenditure account, (v) to the rollover account, (vi) to the lender, to pay any other amounts then due and payable under the 360 Bowery Mortgage Loan documents, (vii) to the borrower, to pay operating expenses set forth in the annual budget (which must be approved by the lender during a Trigger Period) and lender-approved extraordinary expenses, and lastly (viii) to the cash collateral account to be held or disbursed in accordance with the 360 Bowery Mortgage Loan documents.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the 360 Bowery Mortgage Loan, (ii) the debt service coverage ratio (based on the 360 Bowery ground lease) being less than 1.10x (tested on a quarterly basis), or (iii) if the property manager is an affiliate of the borrower or the guarantor, and there is a bankruptcy action of the property manager and ending if, with respect to a Trigger Period continuing pursuant to (A) clause (i), the event of default commencing the Trigger Period has been cured or waived and such cure has been accepted by the lender or the lender has waived such event of default in writing, and no other event of default is then continuing, (B) clause (ii), the debt service coverage ratio is equal to or greater than 1.10x for two consecutive calendar quarters, and (C) clause (iii), the property manager is replaced with a lender approved, non-affiliated, replacement property manager.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. The borrower’s interest in the 360 Bowery Leased Fee Property is a fee interest, and the borrower has ground leased the 360 Bowery Leased Fee Property to the Ground Lease Tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Structural and Collateral Term Sheet	BMO 2025-C11
No. 7 – 299 Park Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Structural and Collateral Term Sheet	BMO 2025-C11
No. 7 – 299 Park Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Structural and Collateral Term Sheet	BMO 2025-C11
No. 7 – 299 Park Avenue

MIDTOWN MANHATTAN
ROCKEFELLER CENTER
TURTLE BAY
299 Park
299 Park Avenue
New York, NY 10171
UPPER WEST SIDE
Natural History Museum
Metropolitan Museum of Art
UPPER EAST SIDE
Central Park
Carnegie Hall
MIDTOWN
Times Square
United Nations
Hudson Yards
Empire State Building
Madison Square Garden
East River
Hudson River
New York
MANHATTAN
NYU
SOHO
JERSEY CITY
NY Stock Exchange
FINANCIAL DISTRICT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

Structural and Collateral Term Sheet	BMO 2025-C11
No. 7 – 299 Park Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$36,000,000	Title:	Fee(5)
Cut-off Date Principal Balance(1):	$36,000,000	Property Type – Subtype:	Office - CBD
% of IPB:	4.0%	Net Rentable Area (SF):	1,176,837
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	Fisher-Park Lane Owner LLC	Year Built / Renovated:	1966 / 2020
Borrower Sponsors(2):	Fisher Brothers and Alaska Permanent Fund Corporation	Occupancy:	95.2%
Interest Rate:	5.95340907%	Occupancy Date:	10/31/2024
Note Date:	2/7/2025	4th Most Recent NOI (As of):	$52,978,482 (12/31/2021)
Maturity Date:	2/6/2035	3rd Most Recent NOI (As of):	$62,232,320 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$60,396,216 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of)(6):	$61,324,473 (9/30/2024 TTM)
Original Amortization Term:	None	UW Economic Occupancy:	96.1%
Amortization Type:	Interest Only	UW Revenues:	$121,577,044
Call Protection:	YM1(24),DorYM1(89),O(7)	UW Expenses:	$49,384,602
Lockbox / Cash Management:	Hard / Springing	UW NOI(6):	$72,192,441
Additional Debt(1):	Yes	UW NCF:	$70,780,237
Additional Debt Balance(1):	$464,000,000	Appraised Value / Per SF:	$1,096,000,000 / $931
Additional Debt Type(1):	Pari Passu	Appraisal Date:	11/14/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$425
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$425
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	45.6%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	45.6%
TI/LC Reserves:	$0	Springing	N/A	UW NCF DSCR:	2.35x
Other Reserves(4):	$11,894,867	Springing	N/A	UW NOI Debt Yield:	14.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$500,000,000	98.5%	Loan Payoff	$389,667,506	76.8%
Existing Reserve Balance	7,672,723	1.5	Return of Equity	95,039,909	18.7
			Upfront Reserves	11,894,867	5.8
			Closing Costs	11,070,442	0.6
Total Sources	$507,672,723	100.0%	Total Uses	$507,672,723	100.0%
(1)	The 299 Park Avenue Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $500.0 million (the “299 Park Avenue Whole Loan”). The Financial Information in the chart above reflects the 299 Park Avenue Whole Loan.
(2)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 299 Park Avenue Whole Loan.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Other Reserves consist of unfunded tenant improvement obligations equal to $11,894,867 and the ST Reserve. On each payment date during a Soft ST Trigger (as defined below) and/or Specified Tenant Trigger Period (as defined below), the borrower is required to make a deposit into the ST Reserve until the ST Cap Condition (as defined below) has been satisfied.
(5)	In addition to the borrower’s fee simple interest in the 299 Park Avenue Property (as defined below), the borrower holds a leasehold interest in the property located at 111 East 48th Street (the “Air Rights Parcel”), which it subleases back to the owner of the Air Rights Parcel. This arrangement facilitates the borrower’s utilization of additional floor area ratio from the Air Rights Parcel.
(6)	The increase from Most Recent NOI to UW NOI is driven by rent steps, straight line rent for tenants rated investment grade or with investment grade parent entities, and two new leases beginning in December 2024 and June 2025, representing 4.9% of net rentable area and 5.2% of underwritten base rent.

The Loan. The seventh largest mortgage loan (the “299 Park Avenue Mortgage Loan”) is part of the 299 Park Avenue Whole Loan, a fixed rate whole loan secured by the borrower’s fee interest in a Class A office building containing 1,176,837 square feet, located in New York, New York (the “299 Park Avenue Property”). The 299 Park Avenue Whole Loan is evidenced by five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

Structural and Collateral Term Sheet	BMO 2025-C11
No. 7 – 299 Park Avenue

$500.0 million, has a 10-year interest-only term and accrues interest at a rate of 5.95340907% per annum on an Actual/360 basis. The 299 Park Avenue Whole Loan was co-originated on February 7, 2025 by Citi Real Estate Funding Inc. and JPMorgan Chase Bank, National Association. The 299 Park Avenue Mortgage Loan is evidenced by the non-controlling Note A-2, which has an outstanding principal balance as of the Cut-off Date of $36,000,000. The controlling Note A-1 and non-controlling Note A-4, which have an aggregate outstanding principal balance as of the Cut-off Date of $435,000,000, are expected to be contributed to the NY 2025-299P securitization. The non-controlling Notes A-3 and A-5, which have an aggregate outstanding principal balance as of the Cut-off Date of $29,000,000, are expected to be contributed to a future securitization

The table below identifies the promissory notes that comprise the 299 Park Avenue Whole Loan. The 299 Park Avenue Whole Loan will be serviced pursuant to the trust and servicing agreement for the NY 2025-299P securitization. The relationship between the holders of the 299 Park Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$348,000,000	$348,000,000	NY 2025-299P	Yes
A-2	36,000,000	36,000,000	BMO 2025-C11	No
A-3(1)	16,000,000	16,000,000	CREFI	No
A-4	87,000,000	87,000,000	NY 2025-299P	No
A-5(1)	13,000,000	13,000,000	JPMCB	No
Whole Loan	$500,000,000	$500,000,000
(1)	Expected to be contributed to a future securitization(s).

The Property. The 299 Park Avenue Property is comprised of a 44-story, Class A LEED Silver certified office building containing a total of 1,176,837 square feet, located in New York, New York. The 299 Park Avenue Property occupies the entire block of Park Avenue between East 48th and 49th Streets, across the street from an entrance to Grand Central Terminal. The 299 Park Avenue Property was developed in 1966 and renovated between 2018 and 2020 at a total cost of $20,000,000. The renovation included revitalizing the exterior and interior lobby spaces, various base building improvements, glass panel replacements and façade refinishing. Additionally, the borrower is prebuilding the vacant fourth floor space at a reported cost of approximately $125 per square foot. Such prebuilding is not required or reserved for under the 299 Park Avenue Whole Loan documents. The tenancy at the 299 Park Avenue Property includes a mix of 29 tenants with investment-grade rated tenants comprising 47.5% of NRA and 54.1% of UW Gross Rent. Tenants are primarily engaged in the financial services, investment management, private equity and related industries. As of October 31, 2024, the 299 Park Avenue Property was 95.2% leased, with a weighted average remaining lease term of 7.9 years. The 299 Park Avenue Property has a seven-year average historical occupancy of 89.9%. The 299 Park Avenue Property serves as headquarters for Fisher Brothers, one of the borrower sponsors, which leases 2.7% of the net rentable area.

In addition to the borrower’s fee simple interest in the 299 Park Avenue Property, the borrower holds a leasehold interest in the Air Rights Parcel located at 111 East 48th Street, which it subleases back to the owner of the Air Rights Parcel. This arrangement facilitates the borrower’s utilization of additional floor area ratio from the Air Rights Parcel.

Major Tenants. The three largest tenants based on underwritten base rent are Capital One Financial Corporation (“Capital One”), UBS Group AG (“UBS”), and Carlyle Investment Management LLC (“Carlyle Group”).

Capital One (214,852 square feet; 18.3% of NRA; 21.3% of underwritten rent). Capital One is an American bank holding company specializing in credit cards, auto loans, banking, and savings accounts. Headquartered in McLean, Virginia, the company had its initial public offering in 1994 and was founded by Richard Fairbank. Capital One offers digital banking services and a variety of financial products to consumers, small businesses, and commercial clients. It is one of the largest banks in the United States by assets. Capital One occupies 214,852 square feet on a lease that expires January 31, 2031.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-C11
No. 7 – 299 Park Avenue

Capital One has been a tenant at the 299 Park Avenue Property since 2014, has one, 10-year renewal option and no termination options.

UBS (143,095 square feet; 12.2% of NRA; 12.5% of underwritten rent). UBS is a Swiss multinational investment bank and financial services company. Headquartered in Zurich, Switzerland, UBS offers a wide range of financial services, including wealth management, asset management, and investment banking services to private, corporate, and institutional clients worldwide. Established in 1862, the bank has grown to become one of the largest financial institutions globally. UBS occupies 143,095 square feet on two leases that expire on November 30, 2031 (114,759 square feet) and December 31, 2034 (28,336 square feet). UBS has been a tenant since 1981 and most recently expanded its space in July 2024. UBS has one 5-year renewal option and no termination options.

Carlyle Group (59,276 square feet; 5.0% of NRA; 6.5% of underwritten rent). Carlyle Group is a private equity firm headquartered in Washington, D.C. Founded in 1987 by William E. Conway Jr., Daniel A. D’Aniello, and David Rubenstein, Carlyle specializes in various investment strategies, including private equity, real assets, global credit, and investment solutions. Carlyle Group occupies 59,276 square feet on a lease that expires May 31, 2032. The tenant has been located at the 299 Park Avenue Property since 2014, and has one 10-year renewal option and no termination options. Carlyle Group has subleased all of its space, including 40,364 square feet to Court Square Capital Management, LP through May 2032 at a rental rate of $75.00 per square foot and 18,912 square feet to P10 Intermediate Holdings LLC through May 2032 at a rental rate of $70.00 per square foot. P10 Intermediate Holdings LLC further subleases a portion of its space to Braemont Capital Management LLC through May 2025 at a rental rate of $179.90 per square foot.

Appraisal. According to the appraisal dated November 14, 2024, the 299 Park Avenue Property had an “as-is” appraised value of $1,096,000,000. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$1,096,000,000	6.50%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated November 18, 2024, there was no evidence of any recognized environmental conditions at the 299 Park Avenue Property.

The following table presents certain information relating to the historical occupancy of the 299 Park Avenue Property:

Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
85.3%	90.9%	92.1%	95.2%
(1)	Historical occupancy figures are as of December 31st for each year and were provided by the borrower.
(2)	Current occupancy is based on the underwritten rent roll dated as of October 31, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Structural and Collateral Term Sheet	BMO 2025-C11
No. 7 – 299 Park Avenue

The following table presents certain information relating to the major tenants at the 299 Park Avenue Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date(4)
Capital One(5)	Baa1/BBB/A-	214,852	18.3%	$106.40	$22,861,059	21.3%	1/31/2031
UBS	A3/A-/A	143,095	12.2%	$93.50	$13,378,687	12.5%	Various(6)
Carlyle Group(7)	NR/NR/A-	59,276	5.0%	$117.00	$6,935,292	6.5%	5/31/2032
King Street Capital Management	NR/NR/NR	59,534	5.1%	$104.00	$6,191,536	5.8%	10/31/2029
Major Tenants		476,757	40.5%	$103.55	$49,366,574	46.0%
Other Tenants		643,460	54.7%	$90.01	$57,914,813	54.0%
Occupied Collateral Total		1,120,217	95.2%	$95.77	$107,281,387	100.0%
Vacant Space		56,620	4.8%
Collateral Total		1,176,837	100.0%

(1)	Based on the underwritten rent roll dated October 31, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The UW Base Rent and UW Base Rent PSF includes contractual rent steps for non-investment grade tenants through November 2025 of $660,443.
(4)	Certain tenants reflected in the chart above and other tenants throughout the 299 Park Avenue Property, although paying rent, may not be in occupancy with respect to all or a portion of their leased space, and/or under certain conditions may have the option to terminate all or a portion of their leased space prior to the lease expiration date.
(5)	Capital One occupies two ground-floor retail spaces totaling 11,432 SF (5.3% of total Capital One leased square feet).
(6)	UBS leases space under leases with expiration dates of November 30, 2031 (114,759 square feet) and December 31, 2034 (28,336 square feet).
(7)	Carlyle Group has subleased all of its space, including 40,364 square feet to Court Square Capital Management, LP through May 2032 at a rental rate of $75.00 per square foot and 18,912 square feet to P10 Intermediate Holdings LLC through May 2032 at a rental rate of $70.00 per square foot. P10 Intermediate Holdings LLC further subleases a portion of its space to Braemont Capital Management LLC through May 2025 at a rental rate of $179.90 per square foot.

The following table presents certain information relating to the lease rollover schedule at the 299 Park Avenue Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
2025 & MTM(3)	2	56,198	4.8%	$4,633,838	4.3%	56,198	4.8%	$4,633,838	4.3%
2026	1	4,220	0.4	590,800	0.6	60,418	5.1%	$5,224,638	4.9%
2027	0	0	0.0	0	0.0	60,418	5.1%	$5,224,638	4.9%
2028	1	7,072	0.6	799,136	0.7	67,490	5.7%	$6,023,774	5.6%
2029	4	122,228	10.4	11,932,375	11.1	189,718	16.1%	$17,956,149	16.7%
2030	3	48,263	4.1	4,770,406	4.4	237,981	20.2%	$22,726,555	21.2%
2031	3	357,656	30.4	36,495,461	34.0	595,637	50.6%	$59,222,016	55.2%
2032	1	59,276	5.0	6,935,292	6.5	654,913	55.7%	$66,157,308	61.7%
2033	2	86,381	7.3	7,581,494	7.1	741,294	63.0%	$73,738,802	68.7%
2034	6	147,316	12.5	14,029,106	13.1	888,610	75.5%	$87,767,908	81.8%
2035 & Beyond(4)	8	231,607	19.7	19,513,479	18.2	1,120,217	95.2%	$107,281,387	100.0%
Vacant	0	56,620	4.8	0	0.0	1,176,837	100.0%	$107,281,387	100.0%
Total	31	1,176,837	100.0%	$107,281,387	100.0%
(1)	Based on the underwritten rent roll dated October 31, 2024 and includes contractual rent steps for non-investment grade tenants through November 2025 of $660,443.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	2025 & MTM includes the entirety of Genco Shipping and Trading Limited’s space (27,892 SF). Genco Shipping and Trading Limited subleases 19,117 SF to Mariner Investment Group LLC through September 2025 at a rental rate of $64.00 per SF. Genco Shipping and Trading Limited utilizes the remaining 8,775 square feet not subleased and recently extended its lease on this space through July 2036.
(4)	2035 & Beyond includes 4,400 square feet representing the building management office for which no rent is attributable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Structural and Collateral Term Sheet	BMO 2025-C11
No. 7 – 299 Park Avenue

The following table presents certain information relating to the operating history and underwritten net cash flow of the 299 Park Avenue Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten		Per Square Foot	%(2)
Gross Potential Rent	$88,668,128	$94,853,832	$96,756,975	$99,675,924	$106,620,944	(3)	$90.60	96.5%
Rent Steps	0	0	0	0	660,443		0.56	0.6
Income from Vacant Space	0	0	0	0	4,812,700		4.09	4.4
IG Rent Credit(4)	0	0	0	0	3,178,317		2.70	2.9
(Vacancy/Credit Loss)	(127,974)	0	0	0	(4,812,700)		(4.09)	(4.4)
Net Rental Income	$88,540,154	$94,853,832	$96,756,975	$99,675,924	$110,459,705		$93.86	90.9%
Expense Reimbursement	2,235,281	4,579,949	5,722,359	5,592,006	6,490,122		5.51	5.3
Other Income (Subject to Vac.)(5)	2,185,512	2,139,064	2,628,357	2,837,217	2,837,217		2.41	2.3
Other Income(6)	866,705	3,417,876	2,007,352	1,866,833	1,790,000		1.52	1.5
Effective Gross Income	$93,827,652	$104,990,721	$107,115,042	$109,971,980	$121,577,044		$103.31	100.0%
Real Estate Taxes	17,378,535	17,964,371	20,280,671	20,643,014	21,751,485	(7)	18.48	17.9
Insurance	940,220	978,346	1,205,131	1,359,959	988,582		0.84	0.8
Other Expenses	22,530,416	23,815,684	25,233,024	26,644,535	26,644,535	(8)	22.64	21.9

Total Expenses	$40,849,170	$42,758,401	$46,718,826	$48,647,507	$49,384,602		$41.96	40.6%

Net Operating Income	$52,978,482	$62,232,320	$60,396,216	$61,324,473(8)	$72,192,441	(9)	$61.34	59.4%

Capital Expenditures	0	0	0	0	235,367		0.20	0.2
TI/LC	0	0	0	0	1,176,837		1.00	1.0

Net Cash Flow	$52,978,482	$62,232,320	$60,396,216	$61,324,473	$70,780,237		$60.14	58.2%
(1)	TTM represents the trailing 12-month period ending September 30, 2024.
(2)	% column represents percent of Net Rental Income for all rent income lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent roll dated October 31, 2024.
(4)	Represents straight line rent for investment-grade tenants or tenants with investment-grade parent entities.
(5)	Other Income (Subject to Vac.) consists of submeter electric reimbursement and condenser water charges and is underwritten per the TTM ending September 30, 2024.
(6)	Other Income consists of antenna license agreement income, other miscellaneous charges, and the recovery from tenants of costs associated with work orders and other specific tenant requests and is underwritten per the budget.
(7)	Real Estate Taxes are underwritten to the appraisal’s conclusion.
(8)	Includes Management Fee, which is underwritten at a cap of $1,000,000.
(9)	The increase in Net Operating Income from TTM to Underwritten is driven by Rent Steps, IG Rent Credit, and two new leases beginning in December 2024 and June 2025, representing 4.9% of net rentable area and 5.2% of underwritten base rent.

The Market. The 299 Park Avenue Property is located in the Midtown market of Manhattan. An entrance to Grand Central Station is located at the corner of the building at Park Avenue and East 48th Street, with the main building located approximately 0.5 miles south of the 299 Park Avenue Property, which serves the 4, 5, 6, 7 trains and the Times Square Shuttle. In addition to Grand Central Station, the 299 Park Avenue Property is located within walking distance to Rockefeller Center which houses the B, D, F, and M trains. Park Avenue is considered a prestigious office corridor, with the immediate surrounding area characterized by office buildings with ground floor retail and features a number of corporate headquarters. There is also a significant amount of hotel use in the neighborhood including the Grand Hyatt Hotel, The Intercontinental and The Waldorf Astoria.

The Park Avenue corridor is expected to undergo a revitalization into a more pedestrian-friendly environment by a partnership between New York City and private stakeholders. The project is intended to introduce enhanced green spaces, seating area, concessions and additional street crossings. This initiative is expected to be carried out in coordination with the rehabilitation by the Metropolitan Transit Authority (“MTA”) of the Grand Central Terminal train shed, located beneath Park Avenue. As the MTA completes its work, the city, in collaboration with private stakeholders, plans to develop an expanded median from East 46th Street to East 57th Street. The new design is expected to feature dedicated cycling lanes and pedestrian walkways, encouraging increased foot traffic and promoting a safer, more enjoyable experience for all

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Structural and Collateral Term Sheet	BMO 2025-C11
No. 7 – 299 Park Avenue

visitors. This project was in the request for proposal stage as of August 2024, and there are no assurances as to whether, or when, the project will be implemented or completed or what the final design will be.

According to the appraisal, the 299 Park Avenue Property is located within the Midtown Manhattan office submarket, which has an inventory of 252.6 million square feet with a vacancy rate of 13.3% as of the third quarter of 2024. Year to date leasing activity equated to 11.2 million square feet, a 41% increase from the prior year. Net absorption, year to date, totals 1.9 million square feet and the average asking rent was $83.90 per square foot.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 299 Park Avenue Property:

Market Rent Conclusions (1)
	Retail	Floors 2-10	Floors 11-20	Floors 21-30	Floors 31-41	Floors 42-44
Market Rent (PSF)	$225.00	$85.00	$90.00	$100.00	$115.00	$130.00
Lease Term (Years)	10	10	10	10	10	10
Lease Type	Tax over BY	MG	MG	MG	MG	MG
Escalations (Annual)	3.0%	8.0% Yr. 6	8.0% Yr. 6	8.0% Yr. 6	8.0% Yr. 6	8.0% Yr. 6
Tenant Improvements (New/Renewal)	$125 / $50	$150 / $60	$150 / $60	$150 / $60	$150 / $60	$150 / $60
Leasing Commissions (New/Renewal)	5.25% / 2.63%	5.25% / 2.63%	5.25% / 2.63%	5.25% / 2.63%	5.25% / 2.63%	5.25% / 2.63%
Free Rent (Months) (New/Renewal)	12 / 3	15 / 6	15 / 6	15 / 6	15 / 6	15 / 6
(1)	Source: Appraisal.

The following table presents recent leasing data at comparable properties to the 299 Park Avenue Property:

Comparable Lease Summary(1)
	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF	Free Rent (mths.)
245 Park Avenue New York, NY	Verition Fund Management EQT Partner Angelo Gordon & Company	Oct-24 / 10.0 Jun-23 / 15.7 May-23 / 8.0	72,515 76,204 10,636	$115.00 $127.00 $113.00	16.0 20.0 16.0
375 Park Avenue New York, NY	Blue Owl Capital Advent International Corporation	Oct-24 / 15.0 Feb-24 / 10.0	238,673 33,959	$220.00 $193.00	19.0 16.0
430 Park Avenue New York, NY	Z Capital Partners	Oct-24 / 10.0	16,849	$116.00	9.0
320 Park Avenue New York, NY	Knighthead Capital Management Leonis Partners Flagstar Bank	Sep-24 / 10.0 Mar-24 / 10.9 Jan-24 / 12.3	15,361 8,714 54,500	$133.00 $120.50 $85.00	12.0 11.0 15.0
499 Park Avenue New York, NY	Empyrean Capital Partners	Jul-24 / 11.0	5,553	$155.00	12.0
200 Park Avenue New York, NY	Magnitude Capital	Mar-24 / 10.9	20,422	$140.00	11.0
425 Park Avenue New York, NY	GTCR Golden Rauner	Mar-24 / 15.0	55,600	$225.00	16.0
55 East 52nd Street New York, NY	Evercore Partners	Jan-24 / 11.0	94,397	$125.00	15.0
277 Park Avenue New York, NY	Sumitomo Corporation of America ERM, Inc. Arsenal Capital Partners	Dec-23 / 20.0 Jul-23 / 7.0 Apr-23 / 10.0	48,591 12,500 46,393	$94.00 $87.00 $105.00	17.0 7.0 15.0
65 East 55th Street New York, NY	Eagle Capital Management PineBridge Investments	Dec-23 / 10.0 Apr-23 / 10.0	16,442 17,832	$138.00 $100.00	16.0 13.0
(1)	Source: Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Structural and Collateral Term Sheet	BMO 2025-C11
No. 7 – 299 Park Avenue

The Borrower. The borrower is Fisher-Park Lane Owner LLC, a special purpose, bankruptcy-remote entity and a Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 299 Park Avenue Whole Loan.

The Borrower Sponsors. The borrower sponsors of the 299 Park Avenue Whole Loan are Fisher Brothers and Alaska Permanent Fund Corporation (“APFC”). Fisher Brothers, founded in 1915, is a fully integrated development, construction management, property management and asset management company. The company’s commercial portfolio encompasses over 10.0 million square feet of Class A office space, including Park Avenue Plaza, the 299 Park Avenue Property, 1345 Avenue of the Americas and 605 Third Avenue, as well as Station Place, Washington, DC’s largest private office complex. In addition, the Fisher Brothers portfolio consists of commercial space in Las Vegas, Nevada anchored by AREA15 and Universal Studios.

Alaska Permanent Fund Corporation is a state-owned corporation, based in Juneau, that manages the assets of the Alaska Permanent Fund and other funds designated by law, such as the Alaska Mental Health Trust Fund. APFC’s fund value as of December 31, 2024, totaled approximately $79.6 billion. APFC’s investments are structured into a portfolio of eight asset classes, which include international and domestic public markets, real estate, and alternative investments. In 2019, APFC engaged Heitman to serve as investment manager for APFC’s investment in 299 Park Avenue. Heitman is a global real estate investment management firm with over $49 billion in assets under management (as of September 30, 2024).

There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 299 Park Avenue Whole Loan.

Property Management. The 299 Park Avenue Property is managed by Fisher Brothers Management Co. LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited $11,894,867 into a reserve for unfunded landlord obligations.

Tax Escrows – During the continuance of a Trigger Period (as defined below) the borrower is required to escrow monthly payments equal to 1/12th of the annual estimated tax payments.

Insurance Escrows – During the continuance of a Trigger Period, and if there is no blanket policy in place, the borrower is required to escrow monthly payments equal to 1/12th of the annual estimated insurance payments.

Replacement Reserve – During the continuance of a Trigger Period the borrower is required to deposit monthly replacement reserves equal to approximately $14,710 ($0.15 per square foot annually).

TI/LC Reserves – During the continuance of a Trigger Period the borrower is required to deposit monthly TI/LC reserves equal to approximately $98,070 ($1.00 per square foot annually).

A “Trigger Period” means the period commencing upon the earliest of: (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio, inclusive of any future mezzanine debt service payments, falling below 1.35x for one calendar quarter, based upon the trailing 12 month period immediately preceding such date of determination, (iii) any bankruptcy or similar insolvency of any Specified Tenant (as defined below), (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect as further described in the 299 Park Avenue Whole Loan documents, (v) any Specified Tenant being in monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods (or at least 30 days if there is no cure period), (vi) any Specified Tenant giving notice that it is terminating its lease for all or any portion of such Specified Tenant’s space (exclusive of any retail space), (vii) any Specified Tenant failing to provide written notice to the borrower of renewal or extension of its lease upon the earlier of (1) the renewal notice deadline required under the applicable lease, or (2) 18 months prior to lease expiration, in each case renewing or extending the applicable Specified Tenant lease for the lesser of (1) five years or (2) the renewal period set forth in the applicable Specified Tenant lease (clauses (iii) – (vii) hereof are collectively referred to as a “Specified Tenant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Structural and Collateral Term Sheet	BMO 2025-C11
No. 7 – 299 Park Avenue

Trigger Period” and clauses (vi) and (vii) above are collectively referred to as a “Soft ST Trigger”), and (viii) the occurrence of an event of default relating to any BMR Mezzanine Loan (as defined below).

A Trigger Period will end upon, with respect to clause (i) above, the cure of the applicable event of default, (ii) with respect to clause (ii) above, the debt service coverage ratio remaining at or above 1.35x for one calendar quarter (or the borrower prepaying the 299 Park Avenue Whole Loan in an amount which would result in a debt service coverage ratio of 1.35x, together with the yield maintenance premium if such prepayment is made prior to the open prepayment date), (iii) with respect to a Specified Tenant Trigger Period, the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of: (a) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below), (b) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases for a minimum of five years in accordance with the applicable terms and conditions of the 299 Park Avenue Whole Loan documents and the applicable tenant under such lease(s) being in actual, physical occupancy of the space and the replacement tenant is paying full unabated rent (other than with respect to any market free rent period that is discernible in length and for which the borrower has deposited into a reserve account with the lender an amount equal to the unabated rent that would otherwise be due and payable with respect to such lease during each unexpired free rent period if no rent concession were in place) or (c) the ST Cap Condition (as defined below) is satisfied with respect to the applicable Specified Tenant space, or (iv) with respect to clause (viii) above, the cure of the applicable event of default under the BMR Mezzanine Loan. Notwithstanding the foregoing, a Trigger Period will not be deemed to cease in the event any other triggering event is then ongoing.

A “Specified Tenant” means Capital One, UBS, any tenant comprising greater than 125,000 SF, or any guarantor of the foregoing leases.

A “Specified Tenant Cure Conditions” means each of the following, as applicable:

(a)	with respect to clause (v) in the definition of Trigger Period above, the applicable Specified Tenant has cured all applicable monetary defaults under the applicable Specified Tenant lease and no other monetary default under such Specified Tenant lease has occurred;
(b)	with respect to clauses (iv) and (vi) in the definition of Trigger Period above, such Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect;
(c)	with respect to clause (vii) in the definition of Trigger Period above, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant Lease in accordance with the terms of the 299 Park Avenue Whole Loan documents for the applicable Specified Tenant renewal term; and
(d)	with respect to clause (iii) in the definition of Trigger Period above, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant Lease pursuant to final, non-appealable order of a court of competent jurisdiction.

An “ST Cap Condition” means that the amount in a reserve for the applicable Specified Tenant Trigger Period (the “ST Account”) is equal to or greater than (a) $100, multiplied by (b) the number of leasable square feet demised (prior to giving effect to any full or partial termination thereof) pursuant to the applicable Specified Tenant lease with respect to which the applicable Specified Tenant Trigger Period will have occurred, provided, however, solely in connection with the UBS lease, the foregoing “leasable square feet” will exclude any space on the 10th floor of the 299 Park Avenue Property. Notwithstanding the foregoing, the borrower may deliver to the lender a lump sum cash payment or a letter of credit in an amount equal to the amount which would satisfy the ST Cap Condition in order to satisfy the ST Cap Condition.

In the case of a Soft ST Trigger, if the borrower elects to deposit or cause to be deposited into the ST Account monthly an amount equal to the amount described in the paragraph above divided by the number of months remaining during the term of the applicable Specified Tenant lease (after giving effect to any early termination), a Trigger Period will be deemed not to have occurred.

Lockbox / Cash Management. The 299 Park Avenue Whole Loan documents require a hard lockbox with springing cash management. All rents from the 299 Park Avenue Property are required to be deposited directly into the lockbox account by tenants and, so long as a Trigger Period is not continuing, funds in the lockbox account will be transferred on each

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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business day to the borrower’s operating account. During a Trigger Period, funds in the lockbox account are required to be transferred to the lender-controlled cash management account and disbursed according to the 299 Park Avenue Whole Loan documents. During a Trigger Period, all excess cash is required to be held by the lender as additional security for the 299 Park Avenue Whole Loan.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Upon at least 30 days and not more than 120 days’ notice to the lender, a constituent party of the borrower (a “BMR Mezzanine Borrower”) has a one-time right to incur mezzanine financing (a “BMR Mezzanine Loan”) subject to the satisfaction of certain requirements set forth in the 299 Park Avenue Whole Loan documents, which include, but are not limited to: (i) there is no event of default continuing, (ii) the interest rate under the BMR Mezzanine Loan is at a fixed rate and the BMR Mezzanine Loan is fully funded on the origination date of the BMR Mezzanine Loan, (iii) after giving effect to the BMR Mezzanine Loan, (x) the combined loan to value ratio is equal to or less than 45.6%, and (y) the combined debt yield is equal to or greater than 12.5%, (iv) the maturity of the BMR Mezzanine Loan is coterminous with, or longer than, the maturity date of the 299 Park Avenue Whole Loan, (v) the lender originating the BMR Mezzanine Loan must be a qualified mezzanine lender approved by the lender under the 299 Park Avenue Whole Loan, (vi) the BMR Mezzanine Borrower must own 100% of the direct or indirect interests in the borrower, and (vii) the lender originating the BMR Mezzanine Loan must enter into an intercreditor agreement with the 299 Park Avenue Whole Loan lender in form and substance acceptable to the rating agencies and reasonably acceptable to the 299 Park Avenue Whole Loan lender.

Partial Release. None.

Ground Lease. None

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – FedEx Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PITTSBURGH
Penn Hills
Plum
Murrysville
Wilkinsburg
Monroeville
WESTMORELAND COUNTY
North Braddock
Homestead
Baldwin
Munhall
Delmont
Level Green
Brentwood
Duquesne
Whitehall
McKeesport
West Mifflin
White Oak
Greenock
Manor
Harrison City
Greensburg
Jefferson Hills
Clairton
Westmoreland City
ALLEGHENY COUNTY
Collinsburg
New Stanton
Yukon
West Newton
Wyano
Hunker
Calumet
New Eagle
Norvelt
Mammoth
WASHINGTON COUNTY
Fellsburg
Donora
Monessen
Mount Pleasant
Bear Rocks
Long Branch
California
Allenport
Perryopolis
FAYETTE COUNTY
Scottdale
1

NEW HAMPSHIRE
Nashua
Haverhill
Newburyport
Lawrence
Lowell
Gloucester
Fitchburg
Peabody
Atlantic Ocean
Woburn
Salem
Acton
Lynn
Marlborough
Cambridge
Massachusetts Bay
Newton
BOSTON
Worcester
Framingham
Quincy
Canton
Franklin
CAPE COD NATIONAL SEASHORE
Brockton
Plymouth
Provincetown
Woonsocket
MASSACHUSETTS
Pawtucket
Taunton
Cape Cod Bay
Providence
Middleborough
3
RHODE ISLAND
Fall River
Barnstable
CT
Warwick
Chatham
Harwich
New Bedford
Kingston
Newport
Falmouth
Buzzards Bay
Nantucket Sound
Martha's Vineyard

FedEx Portfolio

1	FedEx New Stanton	Hunker, PA
2	FedEx Athens	Athens, GA
3	FedEx Middleborough	Middleborough, MA
4	FedEx Cambridge	Cambridge, OH

Warsaw
Cleveland 100 miles
Port Washington
Canal Lewisville
West Lafayette
Coshocton
Newcomerstown
TUSCARAWAS COUNTY
Tippecanoe
COSHOCTON COUNTY
HARRISON COUNTY
Freeport
Plainfield
Kimbolton
Dresden
GUERNSEY COUNTY
Salt Fork State Park
Old Washington
Cambridge
MUSKINGUM COUNTY
New Concord
4
Byesville
Barnesville
Pleasant Grove
Quaker City
Zanesville
Senecaville
South Zanesville
Duncan Falls
Cumberland
Blue Rock State Forest
NOBLE COUNTY
MONROE COUNTY
Sarahsville
Summerfield
Belle Valley
Caldwell
MORGAN COUNTY
WAYNE NATIONAL FOREST

JACKSON COUNTY
MADISON COUNTY
Westgate Park
2
CLARKE COUNTY
West Winterville
Winterville
Westwood Hills
Athens
Windy Hill
Green Acres
Ansley Park
OCONEE COUNTY
Watkinsville
Atlanta 62 miles
Athens Perimeter

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – FedEx Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$36,000,000	Title:	Fee
Cut-off Date Principal Balance:	$36,000,000	Property Type – Subtype:	Industrial – Warehouse / Distribution
% of IPB:	4.0%	Net Rentable Area (SF):	438,592
Loan Purpose:	Refinance	Location:	Various
Borrowers(1):	Various	Year Built / Renovated(4):	Various / NAP
Borrowers Sponsors(2):	Jeno Guttmann and Moises J. Mizrahi	Occupancy:	100.0%
Interest Rate:	7.01000%	Occupancy Date:	2/6/2025
Note Date:	1/31/2025	4th Most Recent NOI (As of):	$3,121,263 (12/31/2021)
Maturity Date:	2/6/2035	3rd Most Recent NOI (As of):	$3,181,801 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$3,877,697 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$3,940,545 (12/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only	UW Revenues:	$4,062,417
Call Protection:	L(24),DorYM1(89),O(7)	UW Expenses:	$121,873
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,940,545
Additional Debt:	No	UW NCF:	$3,852,826
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$51,550,000 / $118
Additional Debt Type:	NAP	Appraisal Date(5):	Various

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$82
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$82
Insurance:	$20,442	$10,221	N/A	Cut-off Date LTV:	69.8%
Replacement Reserves:	$0	$7,310	N/A	Maturity Date LTV:	69.8%
Rollover Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.51x
Deferred Maintenance:	$8,250	$0	N/A	UW NOI Debt Yield:	10.9%
Earnout Reserve:	$500,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$36,000,000	98.3%	Loan Payoff	$35,350,691	96.5%
Borrower Sponsors’ Equity	628,859	1.7	Closing Costs	749,476	2.0
			Upfront Reserves	528,692	1.4
Total Sources	$36,628,859	100.0%	Total Uses	$36,628,859	100.0%
(1)	The borrowers are GM Federal Acquisition, L.P., Zanesville Federal Acquisition LLC, Middleborough Federal Acquisition LLC, DG Federal Acquisition, LLC, HR Federal Acquisition, LLC and GM Federal Acquisition, LLC.
(2)	Moises J. Mizrahi is also the borrower sponsor of the FedEx Enid Mortgage Loan, which is also being contributed to the BMO 2025-C11 transaction.
(3)	For a full description of escrows and reserves, see “Escrows and Reserves” below.
(4)	See “Portfolio Summary” table below.
(5)	Appraisals are dated between October 22, 2024 and October 29, 2024. See “Appraisal Valuation Summary” table below.

The Loan. The eighth largest mortgage loan (the “FedEx Portfolio Mortgage Loan”) is secured by the borrowers’ fee interest in four industrial properties (the “FedEx Portfolio Properties”). The FedEx Portfolio Mortgage Loan is evidenced by a single promissory note in the original principal amount of $36,000,000. The FedEx Portfolio Mortgage Loan was originated on January 31, 2025 by Bank of Montreal. The FedEx Portfolio Mortgage Loan has a 10-year interest only term and accrues interest at a rate of 7.01000% per annum on an Actual/360 basis. The scheduled maturity date of the FedEx Portfolio Mortgage Loan is the payment date that occurs on February 6, 2035.

The Properties. The FedEx Portfolio Properties consist of four warehouse/distribution industrial properties, with an aggregate of 438,592 square feet. The FedEx Portfolio Properties are located in Hunker, Pennsylvania (the “FedEx New

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Stanton Property”), Athens, Georgia (the “FedEx Athens Property”), Middleborough, Massachusetts (the “FedEx Middleboro Property”) and Cambridge, Ohio (the “FedEx Cambridge Property”). The FedEx Portfolio Properties are 100.0% occupied with a single tenant, Federal Express Corporation (“FedEx”).

The following table presents certain information relating to the FedEx Portfolio Properties:

Portfolio Summary
Property Name	Year Built / Renovated	Net Rentable Area (SF) (1)	Occupancy %(1)	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value	UW Base Rent	% of UW Base Rent
FedEx New Stanton(2)	2006 / NAP	140,985	100.0%	$13,513,094	37.5%	$19,350,000	37.5%	$1,305,604	33.1%
FedEx Athens	2006 / NAP	140,218	100.0%	9,846,751	27.4	$14,100,000	27.4	1,467,248	37.2
FedEx Middleborough	2005 / NAP	73,137	100.0%	7,821,532	21.7	11,200,000	21.7	685,416	17.4
FedEx Cambridge	2006-2014 / NAP	84,252	100.0%	4,818,623	13.4	6,900,000	13.4	482,277	12.2
Total / Wtd. Avg.		438,592	100.0%	$36,000,000	100.0%	$51,550,000	100.0%	$3,940,545	100.0%
(1)	Based on the underwritten rent roll dated as of February 6, 2025.
(2)	The FedEx New Stanton Property includes a parking lease that accounts for $700,965 of UW Base Rent (“FedEx New Stanton Parking”).

FedEx New Stanton (32.1% of NRA; 33.1% of underwritten base rent). The FedEx New Stanton Property is a 140,985 square foot, industrial property containing a single-story building located at 2000 Labonte Drive in Hunker, Pennsylvania. The building, located on a 33.51-acre site, was built in 2006. The FedEx New Stanton Property has clear heights of 18 – 32 feet.

FedEx Athens (32.0% of NRA; 37.2% of underwritten base rent). The FedEx Athens Property is a 140,218 square foot, industrial property containing a single-story building located at 1655 Olympic Drive in Athens, Georgia. The building, located on a 21.54-acre site, was built in 2006. The FedEx Athens Property has clear heights of 22 – 27 feet.

FedEx Middleborough (16.7% of NRA; 17.4% of underwritten base rent). The FedEx Middleborough Property is a 73,137 square foot, industrial property containing a single-story building located at 17 Cowan Drive in Middleborough, Massachusetts. The building, located on a 10.63-acre site, was built in 2005. The FedEx Middleborough Property has clear heights of 24 – 28 feet.

FedEx Cambridge (19.2% of NRA; 12.2% of underwritten base rent). The FedEx Cambridge Property is an 84,252 square foot, industrial property containing a single-story buildings located at 8705 Commerce Drive in Cambridge, Ohio. The building, located on a 12.17-acre site, was built from 2006 to 2014. The FedEx Cambridge Property has clear heights of 21 – 29 feet.

Sole Tenant.

FedEx (438,592 square feet; 100.0% NRA; 100.0% of underwritten base rent): FedEx provides consumers and businesses worldwide with a broad portfolio of transportation, e-commerce, and business services. FedEx integrates business solutions utilizing its global network, covering more than 220 countries and territories.

Appraisals. According to the appraisals, the FedEx Portfolio Properties have an aggregate “as-is” appraised value of $51,550,000 as of the dates between October 22, 2024 and October 29, 2024. The table below shows the appraisal’s “as-is” conclusions.

	Appraisal Valuation Summary(1)
Property Name	Appraisal Approach	Appraised Value	Capitalization Rate(2)
FedEx New Stanton	Direct Capitalization Approach	$19,350,000	6.75%
FedEx Athens	Income Capitalization Approach	$14,100,000	7.75%
FedEx Middleborough	Direct Capitalization Approach	$11,200,000	6.00%
FedEx Cambridge	Direct Capitalization Approach	$6,900,000	7.00%
(1)	Source: Appraisals.
(2)	The capitalization rates shown above represent the overall capitalization rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – FedEx Portfolio

Environmental. According to the Phase I environmental assessments dated between October 25, 2024 and October 31, 2024, there was no evidence of any recognized environmental conditions at the FedEx Portfolio Properties.

The following table presents certain information relating to the historical and current occupancy of the FedEx Portfolio Properties:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical information was obtained from the borrowers.
(2)	Current occupancy is based on the underwritten rent roll dated as of February 6, 2025.

The following table presents certain information relating to the sole tenant at the FedEx Portfolio Properties:

Sole Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
FedEx	NR/NR/NR	438,592	100.0%	$8.98	$3,940,545	100.0%	Various(3)
Occupied Collateral Total / Wtd. Avg.		438,592	100.0%	$8.98	$3,940,545	100.0%
Vacant Space		0	0.0%
Collateral Total		438,592	100.0%

(1)	Based on the underwritten rent roll dated as of February 6, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The various lease expiration dates include August 31, 2026 (FedEx Athens with two, five-year renewal options), May 31, 2028 (FedEx Middleborough with no renewal options), September 14, 2028 (FedEx Cambridge with two, five-year renewal options), August 31, 2032 (FedEx New Stanton with two, five-year renewal options), and November 30, 2032 (FedEx New Stanton Parking with two, five-year renewal options).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – FedEx Portfolio

The following table presents certain information relating to the tenant lease expiration at the FedEx Portfolio Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2023 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2026	1	140,218	32.0	1,467,248	37.2		140,218	32.0%	$1,467,248	37.2%
2027	0	0	0.0	0	0.0		140,218	32.0%	$1,467,248	37.2%
2028	2	157,389	35.9	1,167,693	29.6		297,607	67.9%	$2,634,941	66.9%
2029	0	0	0.0	0	0.0		297,607	67.9%	$2,634,941	66.9%
2030	0	0	0.0	0	0.0		297,607	67.9%	$2,634,941	66.9%
2031	0	0	0.0	0	0.0		297,607	67.9%	$2,634,941	66.9%
2032	2	140,985	32.1	1,305,604	33.1		438,592	100.0%	$3,940,545	100.0%
2033	0	0	0.0	0	0.0		438,592	100.0%	$3,940,545	100.0%
2034 & Beyond	0	0	0.0	0	0.0		438,592	100.0%	$3,940,545	100.0%
Total	5	438,592	100.0%	$3,940,545	100.0%
(1)	Based on underwritten rent roll dated as of February 6, 2025.

The following table presents certain information relating to the underwritten cash flows of the FedEx Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM	Underwritten	Per Square Foot	%(1)
Gross Potential Rent	$3,121,263	$3,181,801	$3,877,697	$3,940,545	$3,940,545	$8.98	100.0%
Reimbursement Income	0	0	0	0	121,873	0.28	3.1
Effective Gross Income	$3,121,263	$3,181,801	$3,877,697	$3,940,545	$4,062,417	$9.26	103.1%
Total Expenses(2)	$0	$0	$0	$0	$121,873	$0.28	3.0%
Net Operating Income	$3,121,263	$3,181,801	$3,877,697	$3,940,545	$3,940,545	$8.98	97.0%
Replacement Reserves	0	0	0	0	87,718	0.20	2.2
Net Cash Flow	$3,121,263	$3,181,801	$3,877,697	$3,940,545	$3,852,826	$8.78	94.8%
(1)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Total Expenses includes a management fee equal to 3.0% of Effective Gross Income.

The Markets. The following table presents certain market information relating to the FedEx Portfolio Properties:

Industrial Market Area Summary(1)
Property	Market	Submarket	Submarket Inventory (SF)(2)	Submarket Vacancy(2)	Submarket NNN Rent PSF(2)
FedEx New Stanton	Pittsburgh – PA USA	Westmoreland County	40,123,198	4.3%	$7.41
FedEx Athens	Athens – GA USA	NAV	NAV	NAV	NAV
FedEx Middleborough	Greater Boston Metro	Route 495 South	72,027,351	7.0%	$12.70
FedEx Cambridge	Four County Area	NAV	NAV	NAV	NAV
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Submarket Inventory, Submarket Vacancy, and Submarket NNN Rent PSF are as of the second quarter of 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – FedEx Portfolio

The following table presents certain demographic information with respect to the FedEx Portfolio Properties:

Demographics Overview
Property	Net Rentable Area (SF)(1)	ALA	% of ALA	UW Base Rent	% of UW Base Rent	Estimated 2024 Population (5-mile Radius)(2)	Estimated 2024 Average Household Income (5-mile Radius)(2)
FedEx New Stanton	140,985	$13,513,094	37.5%	$1,305,604	33.1%	20,259	$95,028
FedEx Athens	140,218	9,846,751	27.4	1,467,248	37.2	78,895	$65,053
FedEx Middleborough	73,137	7,821,532	21.7	685,416	17.4	16,159	$119,687
FedEx Cambridge	84,252	4,818,623	13.4	482,277	12.2	19,880	$66,206
Total/Wtd. Avg.	438,592	$36,000,000	100.0%	$3,940,545	100.0%
(1)	Based on the underwritten rent rolls dated February 6, 2025.
(2)	Information obtained from third-party market research reports.

The Borrowers. The borrowers are GM Federal Acquisition, L.P., a Delaware limited partnership, Zanesville Federal Acquisition LLC, Middleborough Federal Acquisition LLC, DG Federal Acquisition, LLC, HR Federal Acquisition, LLC, and GM Federal Acquisition, LLC, each a Delaware limited liability company with one independent director. DG Federal Acquisition, LLC, HR Federal Acquisition, LLC, and GM Federal Acquisition, LLC, are tenants-in-common as to the FedEx Athens Property. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the FedEx Portfolio Mortgage Loan.

The Borrowers Sponsors. The nonrecourse carve-out guarantors are Jeno Guttmann and Moises J. Mizrahi. Jeno Guttmann is a chairman of Ambo Properties and has four decades of experience in the real estate industry.

Property Management. The FedEx Portfolio Properties are managed by Federal Manager LLC, a borrower-affiliated property management company.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) $8,250 for deferred maintenance, (ii) approximately $20,442 for insurance reserves and (iii) $500,000 for an earnout reserve, to be disbursed, at the borrowers’ request, provided that (a) no event of default has occurred or is continuing, (b) a FedEx Athens Renewal Event (as defined below) has occurred and (c) the borrowers have provided an updated rent roll evidencing each FedEx lease to the lender in accordance with the terms of the related loan agreement.

Tax Escrows – The borrower will not be required to make any deposits to the tax escrows provided that the FedEx is (i) obligated to pay all real estate taxes pursuant to the terms of the Fed Ex lease, (ii) FedEx pays all real estate taxes when due and payable, and (iii) the borrower provides evidence to the lender of such payment.

Insurance Escrows – If there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, currently equal to approximately $10,221. There is currently no approved blanket policy in place.

Replacement Reserve – On a monthly basis, the borrowers are required to deposit into a replacement reserve, an amount equal to approximately $7,310.

Rollover Reserve – On each payment date upon the occurrence of Trigger Period (as defined below), the borrowers are required to deposit into a rollover reserve an amount equal to approximately $36,549.

A “FedEx Athens Renewal Event” is a FedEx Lease Renewal Event (as defined below) in connection with the FedEx Athens lease.

Lockbox / Cash Management. The FedEx Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers or property manager are required to immediately deposit all revenues received into the clearing account within two business days of receipt. All sums on deposit in the clearing account are required to be transferred to a cash management account controlled by the lender upon the occurrence and during the continuance of a Trigger Period and are required to be applied and disbursed in accordance with the FedEx Portfolio Mortgage Loan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-C11
No. 8 – FedEx Portfolio

documents. A cash management account was not established prior to closing and the FedEx Portfolio Mortgage Loan is fully recourse until the cash management account is established.

A “Trigger Period” means a period of time (A) commencing upon the earliest of (i) the occurrence of an event of default, (ii) the debt yield being less than 8.0%, or (iii) the commencement of a Lease Sweep Period (as defined below), and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt yield is equal to or greater than 8.0% for two consecutive calendar quarters following the commencement of such Trigger Period, and (z) with respect to the matter described in clause (iii) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence upon (i) each date that is (x) one year prior to the expiration of the term under each FedEx lease other than FedEx Middleborough lease and FedEx Cambridge lease, and (y) nine months prior to the expiration of the term under each of FedEx Middleborough lease and FedEx Cambridge lease, including, for the avoidance of doubt, in the case of any FedEx lease, the previous renewal of which cured a previous Lease Sweep Period with respect to such FedEx lease (a “Renewal Failure Event”), or (ii) with respect to any Major Lease (as defined below), such Major Lease is terminated, the tenant under such Major Lease gives notice of its intention to terminate or vacate the leased premises, the tenant under such Major Lease becomes a debtor in a bankruptcy or insolvency proceeding, or 25% or greater of the space demised under such Major Lease “goes dark” or is no longer occupied by the tenant (a “Lease Termination Event”). Any such Lease Sweep Period will end (1) in the case of a Renewal Failure Event, upon the date on which the tenant under the subject FedEx lease irrevocably exercises its existing renewal or extension option set forth in such FedEx lease (or, if no such option exists, otherwise enters into an extension agreement with the related borrower for an additional term of not less than four years from the date of expiration of the term of such FedEx lease and reasonably acceptable to the lender) in writing with respect to all of the space demised under its FedEx lease, and in all events, for a rental rate not less than the in-place/market rent as approved by the lender in its reasonable judgment, and the lender has received documentary evidence of such renewal/extension together with a new tenant estoppel, in each case reasonably satisfactory to the lender, and provided that no other Lease Sweep Period then exists (a “FedEx Lease Renewal Event”), and (2) in the case of a Lease Termination Event, upon the borrowers leasing to a tenant approved by the lender pursuant to a lease approved by the lender in accordance with the applicable terms and conditions in the FedEx Portfolio Mortgage Loan documents the entire space demised pursuant to the lease affected by the Lease Termination Event, the applicable tenant under such lease will be in actual, physical occupancy of, and open to the public for business in, the entire space demised under its lease and paying the full unabated amount of the rent due under its lease and such tenant has delivered to the lenders an estoppel certificate reasonably acceptable to the lenders.

A ”Major Lease” means, as to each of the individual FedEx Portfolio Properties (i) any lease which together with all other leases to the same tenant and to all affiliates of such tenant, (A) provides for rental income representing 10% or more of the total rental income for the applicable property, (B) covers more than 5,000 square feet at the applicable individual property, in the aggregate, (C) provides for a lease term of more than 10 years including options to renew or (D) is with an affiliate of the borrowers, (ii) each FedEx lease and (iii) any instrument guaranteeing or providing credit support for any lease identified in clause (i) or (ii) above.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine or Subordinate Debt. Future mezzanine debt is permitted in order to finance expansion work to the extent required under any FedEx lease, upon (i) the aggregate debt yield is at least equal to 10.7% (ii) the aggregate debt service coverage ratio is at least equal to 1.51x, (iii) an FedEx Athens Renewal Event has occurred, (iv) no Trigger Period is continuing and (v) satisfaction of other certain conditions set forth in the FedEx Portfolio Mortgage Loan documents. See “Description of the Mortgage Pool – Additional Indebtedness – Permitted Mezzanine Debt” in the Preliminary Prospectus.

Partial Release. Provided no event of default then exists, and provided that the Athens Release Conditions (as defined below) are satisfied, the borrower will have the right at any time after February 6, 2027 to voluntarily prepay a portion of the FedEx Portfolio Mortgage Loan (the “Partial Prepayment Event”) and obtain a release of the FedEx Athens Property (the “Release Property”) upon satisfaction of the following conditions precedent: (i) the borrower provides between 30 and 90 days prior written notice (the “Partial Prepayment Notice”) to the lender specifying the date (the “Partial Prepayment Date”), on a business day that the Partial Prepayment Event will occur and each Release Property that is the subject of a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-C11
No. 8 – FedEx Portfolio

release as a result of the Partial Prepayment Event, provided, however, that the borrower has the right to cancel such notice by providing the lender with notice of cancellation not less than five business days’ prior to the scheduled Partial Prepayment Date, provided that the borrower pays all of lender’s reasonable costs and expenses incurred as a result of such cancellation; (ii) the borrower will pay to lender the monthly debt service payment amount due on the payment date next following the Partial Prepayment Date; (iii) the borrower will pay to the lender all other sums, not including scheduled interest or principal payments, then due under all FedEx Portfolio Mortgage Loan documents; (iv) on the Partial Prepayment Date, the borrower will pay to the lender a principal reduction payment in an amount equal to 115% of the Release Price (as defined below) for each subject Release Property that is the subject of Partial Prepayment Event (the “Partial Principal Prepayment”); (v) on the Partial Prepayment Date, the borrower will pay, in addition to the Partial Principal Prepayment, (i) an amount equal to all sums due and payable under the FedEx Portfolio Mortgage Loan documents; (vi) the Partial Prepayment Event is permitted under REMIC requirements; (vii) the borrower delivers rating agency confirmation to the lender; (viii) the borrower will deliver an officer’s certificate certifying that the Partial Prepayment Event requirements have been met; (ix) the borrower will deliver such other certificates, documents or instruments as the lender may reasonably request which are necessary to effectuate the Partial Prepayment Event; (x) as of each of the Partial Prepayment Notice date and as of the date of consummation of the Partial Prepayment Event, after giving effect to the release of the Release Property, the debt yield with respect to the remaining FedEx Portfolio Properties is greater than 10.7%; (xi) as of each of the Partial Prepayment Notice date and as of the date of consummation of the Partial Prepayment Event, after giving effect to the Release Property, the LTV with respect to the remaining FedEx Portfolio Properties is no greater than 69.8%; and (xii) the borrower will pay all costs and expenses of the lender incurred in connection with the Partial Prepayment Event.

The “Athens Release Conditions” mean the defeasance of the FedEx Athens Property, provided no event of default then exists, and provided that either (x) a Fed Ex Lease Athens Renewal Event has occurred, or (y) the FedEx Athens Property is to be concurrently released or previously has been released as the subject of a partial defeasance event or Partial Prepayment Event.

The “Release Price” means, with respect to any of the individual FedEx Portfolio Properties, an amount equal to the greater of (a) the allocated loan amount and (b) 90% of the net sales proceeds.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

Structural and Collateral Term Sheet	BMO 2025-C11
No. 9 – UOVO Orangeburg

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-C11
No. 9 – UOVO Orangeburg

UOVO Orangeburg
33 Kings Highway
Orangetown, NY 10962
New Square
Hillcrest
New City
Congers
DeForest Lake
Spring Valley
Valley Cottage
Bardonia
Spring Valley Marketplace
New York State Thruway
The Shops at Nanuet
Palisades Center
West Nyack
Nanuet
RK Pharma
Pfizer
Chestnut Ridge
Garden St Pkwy
Rockland County
Blauvelt State Park
South Nyack
Tappan Zee Bridge
Tarrytown
Manhattan Woods GC
Palisades Interstate Pkwy
Western Hwy
Strawtown Rd
Pearl River
Grand View-on-Hudson
Clausland Mtn. Park
Convent Rd
Montvale
Blue Hill Plaza
Blue Hill GC
Dominican College
St. Thomas Aquinas College
Orangeburg
Hudson River
Metro North
Piermont
New York
New Jersey
Park Ridge
NJ Transit
Tappan
Tallman Mtn. State Park
Irvington
Woodcliff Lake
Tappan Lake
River Vale CC
Rockland Country Club
Ardsley-on-Hudson
Mercy University
Rivervale Rd
Old Tappan Rd
Pascack Rd
Edgewood Country Club
Palisades
Old Tappan
Northvale
Lamont-Doherty Earth Observatory-Columbia Univ.
Dobbs Ferry
Hillsdale
Rockleigh
Harrington Park
Westwood Plaza
Tappan Rd
Norwood
Rockleigh Golf Course
Washington Ave
Westwood Ave
Hastings-on-Hudson
Bergen County
Palisades Interstate Park
Westwood
Hackensack Meridian Health Pascack Valley Med. Ctr.
Valley Brook GC
Westchester County
Emerson
Old Hook Rd
Piermont Rd
Hackensack Golf Club
Closter
Alpine
Forest Ave
Lake Shore Dr
Oradell Reservoir
Knickerbocker Rd
Closter Dock Rd
Haworth
Yonkers
White Beeches Golf and Country Club
Saw Mill River Pkwy
Demarest
Oradell
New Milford
Dumont
Cresskill
Alpine Country Club
NY City 12 miles
New York
Rockland County
Passaic County
Mahwah
Ramsey
Pearl River
Orangeburg
Tarrytown
Wyckoff
Ridgewood
New Jersey
Paramus
Wayne
Fair Lawn
Bergenfield
Yonkers
Paterson
Hackensack
Clifton
Passaic
Bronx
Montclair
Bloomfield
New York City
Manhattan
Livingston
Kearny
Secaucus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – UOVO Orangeburg

Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	BMO, GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$35,000,000	Title:	Fee
Cut-off Date Principal Balance:	$35,000,000	Property Type - Subtype:	Self-Storage – Self-Storage
% of IPB:	3.9%	Net Rentable Area (SF):	102,446
Loan Purpose:	Refinance	Location:	Orangetown, NY
Borrower:	UOVO Kings Hwy LLC	Year Built / Renovated:	1972 / 2014
Borrower Sponsor(1):	Steven J. Guttman	Occupancy(3):	93.3%
Interest Rate:	6.48500%	Occupancy Date:	10/31/2024
Note Date:	1/22/2025	4th Most Recent NOI (As of):	$2,126,168 (12/31/2021)
Maturity Date:	2/6/2035	3rd Most Recent NOI (As of):	$2,409,769 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,402,718 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$2,830,388 (TTM 9/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	76.8%
Amortization Type:	Interest Only	UW Revenues:	$4,876,598
Call Protection:	L(24),DorYM1(89),O(7)	UW Expenses:	$1,019,246
Lockbox / Cash Management:	Soft / Springing	UW NOI(4):	$3,857,352
Additional Debt:	No	UW NCF:	$3,841,986
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$58,800,000 / $574
Additional Debt Type:	NAP	Appraisal Date:	12/16/2024

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$342
Taxes:	$84,311	$28,104	N/A	Maturity Date Loan / SF:	$342
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.5%
Replacement Reserve:	$0	Springing	N/A	Maturity Date LTV:	59.5%
Immediate Repairs Reserve:	$7,150	$0	N/A	UW NCF DSCR:	1.67x
				UW NOI Debt Yield:	11.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$35,000,000	100.0%	Return of Equity	$20,845,068	59.6%
			Loan Payoff	13,192,869	37.7
			Closing Costs	870,601	2.5
			Upfront Reserves	91,461	0.3
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%
(1)	The borrower sponsor is also the borrower sponsor of the UOVO QPN Whole Loan, which is also being contributed to the BMO 2025-C11 transaction.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	Occupancy represents the occupancy percentage for the private storage space (measured in square feet). The managed storage space is measured in cubic feet and is 70.6% leased as of October 31, 2024. See “The Property” below for further discussion of the property type.
(4)	The UW NOI is 37% higher than the Most Recent NOI due to the new 10-year Metropolitan Museum of Art lease for 20,500 square feet of private storage space that commenced in May 2024.

The Loan. The ninth largest mortgage loan (the “UOVO Orangeburg Mortgage Loan”) is evidenced by two pari passu promissory notes in the original principal amount of $35,000,000 and secured by the borrower’s fee simple interest in a 102,446 square foot self-storage property located in Orangetown, New York (the “UOVO Orangeburg Property”). The UOVO Orangeburg Mortgage Loan has a 10-year term and is interest-only for the entire term accruing interest at a rate of 6.48500% per annum on an Actual/360 basis. The UOVO Orangeburg Mortgage Loan was originated on January 22, 2025, by Bank of Montreal (“BMO”). On January 22, 2025, BMO sold the related Note A-2, with an aggregate original principal balance and Cut-off Date Balance of $12,250,000, to Deutsche Bank AG, New York Branch (“GACC”). The scheduled maturity date of the UOVO Orangeburg Mortgage Loan is the payment date in February 2035.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – UOVO Orangeburg

The Property. The UOVO Orangeburg Property is a 102,446 square foot one-story managed/concierge storage building located in Orangetown, New York. The UOVO Orangeburg Property was developed in 1972, converted to storage in 2014, and is situated on a 12.78-acre site. The UOVO Orangeburg Property is specially renovated for fine art storage and contains two storage components: private storage (23,560 square feet with 8 storage units), and managed/concierge storage (306,743 cubic feet with 226 units). The UOVO Orangeburg Property features 25-foot clear heights, five enclosed loading docks, and one viewing room.

Private Storage. According to the appraisal, the private storage (“Private Storage”) is similar to traditional self-storage and ideal for clients who prefer direct and frequent access to their works. Private storage includes individual locks, roll-up doors and 8- to 10-foot clear heights. Private storage space can be leased at a minimum of 50 square feet. According to the appraisal, private storage is tailored to each specific client’s needs as they partner with an in-house designer to configure a customized plan with racking, lighting, flooring, and climate conditions best suited to their collection.

Managed Storage. According to the appraisal, the managed space (‘Managed Storage”) functions on open-air racks within a fully controlled environment in terms of climate, temperature, humidity and UV filtration lighting. Managed storage is considered a more cost-effective option for clients with fluctuating inventory or temporary storage needs and is exclusively accessed and managed by an expert technical team and tracked using digital inventory. The Managed Storage space is leased by cubic feet as it consists of an open storage area optimized for large and small pieces of artwork.

The following table presents certain information relating to the Private Storage at the UOVO Orangeburg Property:

Private Storage Unit Mix(1)
Unit Type	Net Rentable Area (SF)	% of UW Rent	Occupied SF	Occupancy % (SF)	# of Units	% of Total Units	Occupied Units	Avg. Actual Rent Per SF(2)	Market Rent Per SF(3)
Private Storage	23,560	28.2%	21,980	93.3%	8	3.4%	3	$60.26	$54.00 - $102.00
(1)	Based on the underwritten rent roll dated October 31, 2024.
(2)	Avg. Actual Rent Per SF is calculated using actual rent for occupied square feet and market rent for vacant square feet.
(3)	Source: Appraisal.

The following table presents certain information relating to the Managed Storage at the UOVO Orangeburg Property:

Managed Storage Unit Mix(1)
Unit Type	Net Rentable Area (CF)	% of UW Rent	Occupied CF	Occupancy % (CF)	# of Units	% of Total Units	Occupied Units	Avg. Actual Rent Per CF(2)	Market Rent Per CF(3)
Managed Storage	306,743	71.8%	216,707	70.6%	226	96.6%	225	$15.57	$16.20 - $38.40
(1)	Based on the underwritten rent roll dated October 31, 2024.
(2)	Avg. Actual Rent Per CF is calculated using actual rent for occupied cubic feet and market rent for vacant cubic feet.
(3)	Source: Appraisal.

The following table presents certain information relating to the historical and current occupancy of the UOVO Orangeburg Property:

Historical and Current Occupancy(1)(2)
2021	2022	2023	Current(3)
68.3%	64.1%	63.2%	93.3%
(1)	Historical occupancies represent the annual average occupancy of each respective year.
(2)	Occupancy represents the occupancy percentage for the private storage space (measured in square feet). The managed storage space is measured in cubic feet and is 70.6% leased as of October 31, 2024.
(3)	Based on the underwritten rent roll dated October 31, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-C11
No. 9 – UOVO Orangeburg

Appraisal. According to the appraisal as of December 16, 2024, and the appraisal dated January 9, 2025, the UOVO Orangeburg Property had an “as-is” appraised value of $58,800,000.

Appraisal Valuation Summary(1)
Property	As Is Value	Capitalization Rate
UOVO Orangeburg	$58,800,000	6.25%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment dated December 31, 2024, there was no evidence of any recognized environmental conditions at the UOVO Orangeburg Property.

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the UOVO Orangeburg Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	9/30/2024 TTM	Underwritten	Underwritten Per SF	% (1)
In-Place Rent (Private)	$95,528	$94,798	$99,211	$602,339	$1,285,992	$12.55	20.3%
In-Place Rent (Managed)	2,985,180	3,339,217	3,386,788	3,237,011	3,374,245	32.94	53.2
Discount Units (Private)	0	0	0	0	0	0	0.0
Discount Units (Managed)	(31,755)	(36,284)	(5,554)	0	0	0	0.0
Contractual Rent Steps	0	0	0	0	38,436	0.38	0.6
Vacancy Lease-Up (Private)	0	0	0	0	71,100	0.69	1.1
Vacancy Lease-Up (Managed)	0	0	0	0	1,401,913	13.68	22.1
Expense Recoveries	0	0	0	69,167	166,000	1.62	2.6
Gross Potential Rent(2)	$3,048,953	$3,397,731	$3,480,445	$3,908,516	$6,337,686	$61.86	100.0%

Viewing Room Rent	33,250	24,083	27,740	11,925	11,925	0.12	0.2
Construction Management Fees	0	0	0	8,750	0	0	0.0
Fortress Payments	(39,545)	(18,652)	(10,772)	(5,046)	0	0	0.0
Parking Income	45,005	0	0	0	0	0	0.0
Total Other Income	$38,710	$5,431	$16,968	$15,629	$11,925	$0.12	0.2%

In-Place Vacancy (Private)	0	0	0	0	(71,100)	(0.69)	(1.1)
In-Place Vacancy (Managed)	0	0	0	0	(1,401,913)	(13.68)	(22.1)
Effective Gross Income	$3,087,664	$3,403,162	$3,497,413	$3,924,145	$4,876,598	$47.60	76.9%

Real Estate Taxes	299,038	306,108	318,647	321,641	321,186	3.14	6.6
Insurance	48,280	66,778	63,140	68,725	76,602	0.75	1.6
Other Expenses	614,178	620,506	712,908	703,391	621,457	6.07	12.7
Total Expenses	$961,496	$993,393	$1,094,695	$1,093,757	$1,019,246	$9.95	20.9%

Net Operating Income(3)	$2,126,168	$2,409,769	$2,402,718	$2,830,388	$3,857,352	$37.65	79.1%
Replacement Reserves	0	0	0	0	$15,367	0.15	0.3
Net Cash Flow	$2,126,168	$2,409,769	$2,402,718	$2,830,388	$3,841,986	$37.50	78.8%
(1)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields
(2)	Underwritten Gross Potential Rent is based on the underwritten rent roll dated October 31, 2024.
(3)	The Underwritten Net Operating Income is 36% higher than the Most Recent Net Operating Income due to the new 10-year Metropolitan Museum of Art lease for 20,500 square feet of private storage space that commenced in May 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

Structural and Collateral Term Sheet	BMO 2025-C11
No. 9 – UOVO Orangeburg

The Market. The UOVO Orangeburg Property is located in Orangetown, Rockland County, New York. Orangetown is a 31.4 square mile rural and suburban town located approximately 20 miles northwest of Manhattan via the George Washington Bridge. Orangetown is located in the southeastern part of Rockland County with access to U.S. Route 9W, Interstate 287/87, Palisades Parkway, Garden State Parkway, and NYS Route 303. The nearest commuter rail stations to New York City are in Pearl River and Nanuet, which are serviced by New Jersey Transit and provide rail service into Manhattan via the PATH station in Hoboken. Additionally, commuter buses provide access around Rockland County, Westchester County, New Jersey, and New York City. Orangetown has access to the Westchester County Airport as well as the Orange County Airport, and Newark Liberty Airport is an hour and a half away. According to the appraisal, as of 2024, 146,416 people live within 5 miles of the UOVO Orangeburg Property, with a median household income of $144,199. The UOVO Orangeburg Property is located in the New York-Newark-Jersey City, NY-NJ-PA Metropolitan Statistical Area which has a population of 20,181,143 and a median household income of $87,926 as of 2023.

According to the appraisal, the national art industry revenue is expected to have grown at a CAGR of 0.9% to $13.1 billion over the last 5 years up through 2024. The national art industry is expected to grow at a CAGR of 2.3% to $15.5 billion by the end of 2029. Additionally, the major concentrations of art dealership establishments in the U.S. are in California, Florida, and New York with New York being home to 14.1% of establishments in the country.

The following table presents information regarding certain competitive properties to the UOVO Orangeburg Property:

Competitive Properties Summary(1)
Property Name/Location	Year Built / Renovated	Private Occupancy(2)	Square Feet (Private)	Managed Occupancy(2)	Cubic Feet (Managed)	Unit Type	Actual ($/SF)	Actual ($/CF)	Rent Per Annum (SF/CF)
UOVO Orangeburg 33 Kings Highway Orangetown, NY	1972 / 2014	93.3%	23,560	70.6%	306,743	Private Storage Managed Storage	$5.02	$1.30	$60.26 $15.57
105 Evergreen Ave Brooklyn, NY	1955 / 2019	86.0%	48,145	58.0%	330,000	Private Storage Managed Storage	$8.22	$1.60	$98.64 $19.20
4200 Westgate Avenue Westgate, FL	2023 / NAP (Lease-Up)	41.0%	9,765	9.0%	177,000	Private Storage Managed Storage	$6.77	$2.25	$81.24 $27.00
346 NW 29th Street Miami, FL	2008 / NAP	89.0%	55,063	70.0%	42,670	Private Storage Managed Storage	$5.91	$2.94	$70.92 $35.28
1333 Lowrie Ave South San Francisco, CA	2022 / NAP	N/A	N/A	68.0%	177,222	Private Storage Managed Storage	N/A	$1.93	N/A $23.16
101 Lake Drive Newark, DE	1986 / NAP	53.0%	7,675	24.0%	238,000	Private Storage Managed Storage	$4.92	$1.06	$59.04 $12.72
16358 E 33rd Drive Aurora, CO	1996 / NAP	100.0%	7,915	42.0%	100,000	Private Storage Managed Storage	$2.82	$1.82	$33.84 $21.84
401 Aspen Airport Business Ctr Aspen, CO	1971 / NAP	N/A	N/A	64.0%	7,000	Private Storage Managed Storage	N/A	$3.63	N/A $43.56
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 31, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-C11
No. 9 – UOVO Orangeburg

The Borrower. The borrower is UOVO Kings Hwy LLC, a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the UOVO Orangeburg Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and the non-recourse carveout guarantor is Steven J. Guttman. Steven J. Guttman is the founder of Storage Deluxe Management Company, a self-storage developer in the New York City metropolitan area. The company has 84 projects completed and in development, totaling 8 million SF for a total investment in excess of $2.5 billion. Mr. Guttman is also an avid art collector and founded Storage Deluxe affiliate UOVO Fine Art Storage in 2014. Such affiliate was designed for the sole purpose of safe-guarding collections. UOVO’s privately-owned, state-of-the-art facilities are ideal for the long-term preservation and care of art, fashion, wine, archives, cultural artifacts, and rare objects. UOVO has art storage facilities (inclusive of the UOVO Orangeburg Property) in major markets such as Los Angeles, Orange County, San Francisco, Aspen, Denver, Delaware, Miami, West Palm Beach, Brooklyn, Long Island City, Rockland County and Dallas.

Property Management. The UOVO Orangeburg Property is managed by UOVO Management LLC, a borrower-affiliated property management company.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $84,311 for real estate taxes and (ii) $7,150 for deferred maintenance.

Tax Escrows. On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $28,104.

Insurance Escrows. If there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. The UOVO Orangeburg Property is currently insured under a blanket insurance policy.

Replacement Reserve. On a monthly basis during a Trigger Event (as defined below), the borrower is required to deposit approximately $1,281 for replacement reserves.

Lockbox / Cash Management. The UOVO Orangeburg Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower is required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the UOVO Orangeburg Property are required to be deposited by the borrower. During a Trigger Event, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the UOVO Orangeburg Mortgage Loan documents. Also, during a Trigger Event, all excess cash is required to be collected by the lender and held as additional security for the UOVO Orangeburg Mortgage Loan.

A “Trigger Event” will commence upon the earliest of (i) the occurrence of an event of default under the UOVO Orangeburg Mortgage Loan documents or (ii) the debt yield being less than 10.0%, and will expire upon (a) with respect to clause (i) above, the event of default has been cured or (b) with respect to clause (ii) above, the debt yield being at least 10.0% for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

Structural and Collateral Term Sheet	BMO 2025-C11
No. 10 – 2481 Crotona Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

Structural and Collateral Term Sheet	BMO 2025-C11
No. 10 – 2481 Crotona Avenue

YONKERS
NEW JERSEY
WESTCHESTER COUNTY
College of Mount St. Vincent
Hudson River
Palisades Interstate Park
Palisades Interstate Pkwy
North Riverdale
Van Cortlandt Park
Van Cortlandt Golf Course
Riverdale Park
Riverdale
METRO NORTH HUDSON RIVER LINE
Manhattan College
Major Deegan Expwy
Mosholu Golf Course
WOODLAWN CEMETERY
Henry Hudson Bridge
Spuyten Duyvil
H. Hudson Pkwy
DeWitt Clinton H.S.
Bronx H.S. of Science
Jerome Park Reservoir
Harris Park
Montefiore Hospital
Williamsbridge Oval
Williamsbridge
E. Gun Hill Rd.
E. 222nd St.
Bronx River Pkwy
Inwood Hill Park
NY Presbyterian Allen Hospital
Robert Kraft Field at Lawrence A. Wien Stadium
Lehman College
BRONX
Bronx Botanical Gardens
James J. Peters VA Medical Ctr.
MANHATTAN
Inwood
Fordham University
Jack Coffey Field
2481 Crotona Avenue
2481 Crotona Avenue
Bronx, NY 10458
Fordham Rd.
Pelham Pkwy.
Bronx Community College
Bronx Zoo
Morris Park
Morris Park Ave.
St. Barnabas Hospital
George Wash. Bridge
Yeshiva Univ.
Harlem River
Harlem River Dr.
Grand Concourse
Webster Ave.
3rd Ave.
Crotona Ave.
Boston Rd.
Morris Heights
High Bridge Park
Cross Bronx Expwy
Tremont Ave.
Claremont Park
Crotona Park
E. 169th St.
Sheridan Blvd.
AMTRAK
The Fountain at Metropolitan Oval
NEW YORK CITY
QUEENS
BROOKLYN
STATEN ISLAND
JERSEY CITY
NEWARK
PATERSON
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120

Structural and Collateral Term Sheet	BMO 2025-C11
No. 10 – 2481 Crotona Avenue
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,250,000	Title:	Fee
Cut-off Date Principal Balance:	$33,250,000	Property Type - Subtype:	Multifamily – High-Rise
% of IPB:	3.7%	Net Rentable Area (Units)(1):	90
Loan Purpose:	Refinance	Location:	Bronx, NY
Borrower:	RVMIM LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsors:	Martin Joseph, Rakesh Kumar and Vijay Gogia	Occupancy(1):	98.9%
Interest Rate:	6.64000%	Occupancy Date:	1/22/2025
Note Date:	1/31/2025	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	2/6/2035	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	36 months	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	120 months	Most Recent NOI (As of)(2):	NAV
Original Amortization Term:	360 months	UW Economic Occupancy:	96.7%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$3,964,145
Call Protection:	L(24),D(92),O(4)	UW Expenses:	$726,040
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$3,238,105
Additional Debt:	No	UW NCF:	$3,201,952
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$56,100,000 / $623,333
Additional Debt Type:	NAP	Appraisal Date:	1/15/2025

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$369,444
Taxes:	$133,400	$66,700	N/A	Maturity Date Loan / Unit:	$337,851
Insurance:	$166,730	$13,894	N/A	Cut-off Date LTV:	59.3%
Replacement Reserves:	$0	$2,065	N/A	Maturity Date LTV:	54.2%
TI / LC:	$0	$948	N/A	UW NCF DSCR:	1.25x
Deferred Maintenance:	$10,500	$0	N/A	UW NOI Debt Yield:	9.7%
421-a Reserve:	$400,000	$0	N/A
Commercial Rent Reserve:	$108,000	$0	N/A
ICAP Reserve:	$100,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,250,000	100.0%	Payoff Existing Debt	$27,994,447	84.2%
			Return of Equity	3,423,457	10.3
			Upfront Reserves	918,630	2.8
			Closing Costs(4)	913,467	2.7
Total Sources	$33,250,000	100.0%	Total Uses	$33,250,000	100.0%
(1)	The 2481 Crotona Avenue Property (as defined below) is comprised of (i) 90 multifamily units, (ii) 11,377 square feet of ground floor commercial space leased to four separate tenants and (iii) 38 parking spaces leased to a third-party operator. The Occupancy reflected above represents the occupancy of the 90 multifamily units as of January 22, 2025. Little Heroes Childcare Center (2,400 square feet; $108,000 of underwritten base rent) has taken possession of its space and commenced paying rent, but is not yet open for business. At origination, the borrower escrowed $108,000 related to the Little Heroes Childcare Center space until such time that the tenant is in occupancy, open for business and paying rent, and the debt service coverage ratio (“DSCR”) being at least 1.25x. Additionally, Martin Joseph, Rakesh Kumar and Vijay Gogia entered into a master lease for the Little Heroes Childcare Center space (the “Master Lease”). At any time, the Master Lease may be terminated upon (i) the lender’s receipt of a clean estoppel, (ii) evidence that the tenant is fully open for business and (iii) the DSCR being at least 1.25x.
(2)	Historical financial information is not available as the 2481 Crotona Avenue Property was built in 2023 and recently completed lease-up.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	Closing Costs include an interest rate buy-down credit of $146,250.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121

Structural and Collateral Term Sheet	BMO 2025-C11
No. 10 – 2481 Crotona Avenue

The Loan. The tenth largest mortgage loan (the “2481 Crotona Avenue Mortgage Loan”) is secured by the borrower’s fee interest in a recently developed high-rise multifamily property located in the Bronx, New York (the “2481 Crotona Avenue Property”). The 2481 Crotona Avenue Mortgage Loan was originated on January 31, 2025 by Starwood Mortgage Capital LLC. The 2481 Crotona Avenue Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $33,250,000, has a ten-year term and, following a 36-month interest-only period, amortizes on a 30-year schedule and accrues interest at a rate of 6.64000% per annum on an Actual/360 basis. The scheduled maturity date of the 2481 Crotona Avenue Mortgage Loan is February 6, 2035.

The Property. The 2481 Crotona Avenue Property is a 90-unit, nine-story multifamily property, located at 2481 Crotona Avenue in the Belmont neighborhood of the Bronx, New York. The 2481 Crotona Avenue Property was recently developed by the borrower sponsors and features a mix of studios, one- and two-bedroom residential units. All units feature new construction finishes. Shared amenities include bike storage and laundry room. There is 11,377 square feet of commercial space that is currently 100% leased by four commercial tenants. Additionally, the parking garage offers 38 parking spaces and is leased to BK Parking Group Inc. through February 2034. The initial rent under the parking lease is $108,000 per annum. The borrower sponsors cost basis, inclusive of closing costs incurred with the origination of the 2481 Crotona Avenue Mortgage Loan, is equal to approximately $41.4 million.

The 2481 Crotona Avenue Property has a condominium structure with three condominium units, whereby the residential component is one condominium unit and the commercial component is two condominium units. The parking garage is included within the residential condominium unit. The condominium ownership structure allows the 2481 Crotona Avenue Property to receive an ICAP tax abatement in addition to the 421-a tax exemption.

Regarding the residential component of the 2481 Crotona Avenue Property, the borrower has applied for a 35-year 421-a tax abatement under the NYC Department of Housing Preservation & Development’s 421-a tax exemption program. In connection with the 421-a tax exemption, the borrower will be required to reserve at least 98.89% of the units (which is equal to 89 units) at the 2481 Crotona Avenue Mortgaged Property subject to certain rental restrictions (74 units for tenants earning no more than 130% of the area median income and 15 units for tenants earning no more than 80% of the area median income). The 421-a tax exemption provides (i) a 100% tax exemption for the first 25 years and (ii) a 98.89% tax exemption for years 26 through 35 with full taxes commencing at the end of the 35th applicable tax year. The 421-a tax exemption is pending and the exemption period has not yet started.

The 2481 Crotona Avenue Mortgage Loan will be fully recourse to the borrower and the guarantors until such time that the 421-a tax exemption has been approved and is in place at the 2481 Crotona Avenue Property, and the DSCR (based on trailing income for the period from origination until the date the borrower requests release of the 421-a reserve, annualized and underwritten expenses) is greater than or equal to 1.25x. Additionally, if at any time the borrower fails to maintain the 421-a tax exemption, the 2481 Crotona Avenue Mortgage Loan will become fully recourse to the borrower and the guarantors.

Additionally, the borrower has applied for a 15-year ICAP tax exemption under the New York City Department of Finance ICAP tax exemption program. The ICAP tax exemption is pending and the abatement period has not yet started. With regard to both the 421-a tax abatement and the ICAP tax exemption, the estimated full unabated taxes for the 2024/2025 tax year are $812,471 compared to the underwritten abated taxes of $30,886.

The 2481 Crotona Avenue Mortgage Loan will be fully recourse to the borrower and the guarantors until such time that the ICAP tax exemption has been approved and is in place at the 2481 Crotona Avenue Property and the DSCR (based on trailing income for the period from origination until the date the borrower requests release of the ICAP reserve, annualized and underwritten expenses) is greater than or equal to 1.25x. Additionally, if at any time the borrower fails to maintain the ICAP tax exemption, the 2481 Crotona Avenue Mortgage Loan will become fully recourse to the borrower and the guarantors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

122

Structural and Collateral Term Sheet	BMO 2025-C11
No. 10 – 2481 Crotona Avenue

The following table presents certain information with respect to the units at the 2481 Crotona Avenue Property:

2481 Crotona Avenue Unit Summary
Unit Type	No. of Units(1)	% of Total	Occupied Collateral Units(1)	% of Units Occupied	Average Unit Size (SF)(1)	Monthly Market Rental Rate(2)	Monthly Market Rental Rate per SF(2)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)
Studio – 80% AMI	1	1.1%	1	100. %	403	$2,624	$6.51	$1,869	$4.64
Studio – 130% AMI	18	20.0	17	94.4	345	$2,624	$7.61	$3,105	$9.00
Studio – FM	1	1.1	1	100.0	350	$2,624	$7.50	$3,150	$9.00
1 BR / 1BA – 80% AMI	11	12.2	11	100.0	579	$2,696	$4.66	$1,993	$3.44
1 BR / 1BA – 130% AMI	45	50.0	45	100.0	476	$2,696	$5.67	$3,317	$6.97
2 BR / 1BA – 80% AMI	3	3.3	3	100.0	776	$3,027	$3.90	$2,375	$3.06
2 BR / 1BA – 130% AMI	11	12.2	11	100.0	692	$3,027	$4.37	$3,963	$5.72
Total/Wtd. Avg.	90	100.0%	89	98.9%	496	$2,731	$5.50	$3,142	$6.33
(1)	Based on the borrower rent roll dated January 22, 2025.
(2)	Source: Appraisal.

The following table presents certain information with respect to the historical and current occupancy of the 2481 Crotona Avenue Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
NAV	NAV	NAV	98.9%
(1)	Historical occupancy is not available as the 2481 Crotona Avenue Property was built in 2023.
(2)	Current Occupancy is as of January 22, 2025.

Environmental. According to a Phase I environmental assessment dated December 11, 2024, there was no evidence of any recognized environmental conditions at the 2481 Crotona Avenue Property. The Phase I environmental assessment identified a CREC related to prior operations as a parking lot with hydraulic vehicle lifts on the site of the 2481 Crotona Avenue Property. See “Descriptions of the Mortgage Pool – Environmental Considerations" in the Preliminary Prospectus.

The Market. The 2481 Crotona Avenue Property is located in the Bronx, New York. According to the appraisal, the 2481 Crotona Avenue Property is located in the Bronx County Apartment submarket. According to the appraisal, the Bronx County Apartment submarket has a vacancy rate of approximately 3.5% and average asking rents of $2,220 per unit as of the third quarter of 2024. Within the zip code of the 2481 Crotona Avenue Property, the estimated 2024 population is 79,439. Within the same zip code, the estimated 2024 average annual household income is $57,624.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123

Structural and Collateral Term Sheet	BMO 2025-C11
No. 10 – 2481 Crotona Avenue

The following table presents certain information relating to comparable multifamily rental properties to the 2481 Crotona Avenue Property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
2481 Crotona Avenue(2) Bronx, NY	2023 / NAP	98.9%	90	Studio – 80% AMI Studio – 130% AMI Studio – FM 1BR / 1BA – 80% AMI 1BR / 1BA – 130% AMI 2BR / 2BA – 80% AMI 2BR / 2BA – 130% AMI	403 345 350 579 476 776 692	$4.64 $9.00 $9.00 $3.44 $6.97 $3.06 $5.72	$1,869 $3,105 $3,150 $1,993 $3,317 $2,375 $3,963
1765 Townsend Avenue Bronx, NY	2007 / NAP	NAV	99	Studio	NAV	NAV	$2,530
1770 Grand Concourse Bronx, NY	1960 / 2003	NAV	203	Studio 1BR / 1BA	NAV NAV	NAV NAV	$2,350 $2,599
2415 Arthur Avenue Bronx, NY	2015 / NAP	NAV	31	Studio 1BR / 1BA 2BR / 2BA	NAV NAV NAV	NAV NAV NAV	$2,475 $2,765 $4,138
299 East 161st Street Bronx, NY	2023 / NAP	NAV	155	Studio	NAV	NAV	$2,475
1981 Sedgewick Avenue Bronx, NY	1952 / NAP	NAV	225	1BR / 1BA	NAV	NAV	$2,599
393 Woodycrest Avenue Bronx, NY	1928 / 2011	NAV	167	1BR / 1BA	NAV	NAV	$2,599
124 West 179th Street Bronx, NY	1910 / NAP	NAV	4	1BR / 1BA	NAV	NAV	$2,600
2321 Belmont Avenue Bronx, NY	2022 / NAP	NAV	65	2BR / 1BA	NAV	NAV	$2,917
2588 Creston Avenue Bronx, NY	1917 / NAP	NAV	24	2BR / 1BA	NAV	NAV	$2,600
930 Grand Concourse Bronx, NY	1992 / NAP	NAV	108	2BR / 1BA	NAV	NAV	$2,950
3050 Corlear Avenue Bronx, NY	2009 / NAP	NAV	63	2BR / 1BA	NAV	NAV	$2,708
(1)	Source: Appraisal, unless otherwise indicated. Comparables reflect market rate units.
(2)	Based on the borrower rent roll dated January 22, 2025 or as otherwise provided by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

Structural and Collateral Term Sheet	BMO 2025-C11
No. 10 – 2481 Crotona Avenue

The following table presents certain information with respect to the underwritten cash flows of the 2481 Crotona Avenue Property:

Underwritten Net Cash Flow(1)
	Underwritten	Per Unit	%(2)
Gross Potential Rent - Residential	$3,393,780	$37,709	83.3%
Gross Potential Rent - Commercial	408,000	4,533	10.0
Gross Potential Rent	$3,801,780	$42,242	93.3%
Utility Reimbursements	162,864	1,810	4.0
Parking Income	108,000	1,200	2.7
Net Rental Income	$4,072,644	$45,252	100.0%
(Vacancy/Credit Loss)	(132,499)	(1,472)	(3.3)
Other Income	24,000	267	0.6
Effective Gross Income	$3,964,145	$44,046	97.3%
Total Expenses	$726,040	$8,067	18.3%
Net Operating Income	$3,238,105	$35,979	81.7%
Replacement Reserves	24,775	275	0.6
TI/LC	11,377	126	0.3
Net Cash Flow	$3,201,952	$35,577	80.8%
(1)	The 2481 Crotona Avenue Property was completed in 2023 and historical financial and occupancy information is not available.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

The Borrower. The borrower is RVMIM LLC, a New York limited liability company and special purpose entity with one independent director as its managing member. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the 2481 Crotona Avenue Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantors are Martin Joseph, Rakesh Kumar and Vijah Gogia. Mr. Joseph is a local New York City-based real estate developer and founder of Metropolitan Realty Exemptions Inc., a Brooklyn-based real estate consultancy firm. Metropolitan Realty Exemptions advises developers on ICAP, J51, 421-a and inclusionary housing projects. Metropolitan Realty Exemptions has represented clients throughout Queens, the Bronx and Brooklyn. Additionally, Mr. Joseph has interests in various multifamily developments located throughout Brooklyn and the Bronx.

Property Management. The 2481 Crotona Avenue Property is managed by MRE Property Management LLC, a third-party management company.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately (i) $133,400 for real estate taxes, (ii) $166,730 for insurance premiums, (iii) $10,500 for deferred maintenance, (iv) $400,000 for a 421-a reserve, (v) $108,000 for a commercial rent reserve and (vi) $100,000 for an ICAP reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $66,700.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $13,894.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $2,065 for replacement reserves.

TI/LC – On a monthly basis, the borrower is required to escrow $948 for tenant improvements and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

Structural and Collateral Term Sheet	BMO 2025-C11
No. 10 – 2481 Crotona Avenue

421-a Reserve – At origination of the 2481 Crotona Avenue Mortgage Loan, the borrower deposited $400,000 into a 421-a reserve related to the pending 421-a tax exemption. The 421-a reserve may be released upon the satisfaction of certain conditions, including, but not limited to, (i) no event of default under the 2481 Crotona Avenue Mortgage Loan then exists, (ii) the 421-a tax exemption has been approved and is in place at the 2481 Crotona Avenue Property (including, but not limited to, a final certificate of eligibility for the 2481 Crotona Avenue Property and a property tax bill reflecting the 421-a tax exemption and (iii) the DSCR (based on trailing income for the period from origination until the date the borrower requests release of the 421-a reserve, annualized and underwritten expenses) is greater than or equal to 1.25x. The 421-a reserve is held by the lender as additional collateral for the 2481 Crotona Avenue Mortgage Loan. If a 2481 Crotona Avenue Sweep Event Period (as defined below) then exists, the 421-a reserve will be deposited into the cash management account.

Commercial Rent Reserve – At origination of the 2481 Crotona Avenue Mortgage Loan, the borrower deposited $108,000 into a commercial rent reserve related to the tenant Little Heroes Childcare Center. Little Heroes Childcare Center (2,400 square feet; $108,000 of underwritten base rent) has taken possession of its space and commenced paying rent, but is not yet open for business. The commercial rent reserve may be released upon the satisfaction of certain conditions, including but not limited to, (i) no event of default under the 2481 Crotona Avenue Mortgage Loan then exists, (ii) the lender’s receipt of a clean estoppel, (iii) evidence that the tenant is fully open for business and (iv) the DSCR (based on trailing income for the period from origination until the date the borrower requests release of the ICAP reserve, annualized and underwritten expenses) is greater than or equal to 1.25x. If a 2481 Crotona Avenue Sweep Event Period then exists, the commercial rent reserve is deposited into the cash management account.

ICAP Reserve – At origination of the 2481 Crotona Avenue Mortgage Loan, the borrower deposited $100,000 into an ICAP reserve related to the pending ICAP tax exemption. The ICAP reserve may be released upon the satisfaction of certain conditions, including, but not limited to, (i) no event of default or 2481 Crotona Avenue Sweep Event Period under the 2481 Crotona Avenue Mortgage Loan then exists, (ii) the ICAP tax exemption has been approved and is in place at the 2481 Crotona Avenue Property (including, but not limited to, a final certificate of eligibility for the 2481 Crotona Avenue Property and a property tax bill reflecting the ICAP tax exemption and (iii) the DSCR (based on trailing income for the period from origination until the date the borrower requests release of the ICAP reserve, annualized and underwritten expenses) is greater than or equal to 1.25x. The ICAP reserve is held by the lender as additional collateral for the 2481 Crotona Avenue Mortgage Loan. If a 2481 Crotona Avenue Sweep Event Period then exists, the 421-a reserve is deposited into the cash management account.

Lockbox / Cash Management. The 2481 Crotona Avenue Mortgage Loan is structured with a springing lockbox and springing cash management. The 2481 Crotona Avenue Mortgage Loan requires that during the continuance of a 2481 Crotona Avenue Sweep Event Period, the borrower or property manager, as applicable, is required to establish and maintain a lockbox account for the remainder of the 2481 Crotona Avenue Mortgage Loan term. Following a 2481 Crotona Avenue Sweep Event Period, the borrower is required to direct tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a 2481 Crotona Avenue Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the 2481 Crotona Avenue Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 2481 Crotona Avenue Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 2481 Crotona Avenue Mortgage Loan. To the extent that no 2481 Crotona Avenue Sweep Event Period is continuing, all cash flow funds are required to be disbursed to the borrower from the lockbox account.

A “2481 Crotona Avenue Sweep Event Period” will commence upon the earliest to occur of the following: (i) the occurrence of an event of default under the 2481 Crotona Avenue Mortgage Loan documents; (ii) commencing on or after July 31, 2025, the date on which the DSCR is less than 1.15x based on the trailing 12 months; (iii) commencing on or after February 6, 2034, the date on which the debt yield (based on the trailing 12 months) is less than 10.25%; or (iv) if at any time the borrower fails to maintain the 421-a tax exemption.

A 2481 Crotona Avenue Sweep Event Period will end with regard to: (a) clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii), upon the DSCR based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters; or (c) clause (iv) upon the borrower re-establishing the 421-a tax exemption. There is no cure for clause (iii) above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126

Structural and Collateral Term Sheet	BMO 2025-C11
No. 10 – 2481 Crotona Avenue

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127

Structural and Collateral Term Sheet	BMO 2025-C11
No. 11 – Seatex Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$28,925,000	Title:	Fee
Cut-off Date Principal Balance:	$28,925,000	Property Type – Subtype:	Industrial – Distribution/Manufacturing
% of IPB:	3.2%	Net Rentable Area (SF):	435,227
Loan Purpose:	Recapitalization	Location:	Various, TX
Borrower:	AGNL Blending, L.P.	Year Built / Renovated(1):	Various / Various
Borrower Sponsors:	TPG Angelo Gordon Net Lease, AG Net Lease Realty Fund V REIT LLC and AG Net Lease Realty Fund V Investments (H-1), L.P.	Occupancy:	100.0%
Interest Rate:	6.65000%	Occupancy Date:	2/6/2025
Note Date:	1/31/2025	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	2/6/2035	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	120 months	Most Recent NOI (As of)(2):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only	UW Revenues:	$3,725,768
Call Protection:	L(24),DorYM1(89),O(7)	UW Expenses:	$0
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,725,768
Additional Debt:	No	UW NCF:	$3,725,768
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$47,000,000 / $108
Additional Debt Type:	NAP	Appraisal Date(3):	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$66
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$66
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.5%
Replacement Reserves:	$0	Springing	$87,045	Maturity Date LTV:	61.5%
TI / LC Reserve:	$0	Springing	$435,227	UW NCF DSCR:	1.91x
				UW NOI Debt Yield:	12.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,925,000	100.0%	Sponsor Equity	$28,139,800	97.3%
			Closing Costs	785,200	2.7
Total Sources	$28,925,000	100.0%	Total Uses	$28,925,000	100.0%
(1)	See “Portfolio Summary” below.
(2)	Historical financial information is not available because the borrower acquired the mortgaged properties in a sale leaseback transaction in 2024.
(3)	Appraisals are dated between December 20, 2024 and December 30, 2024. See “Appraisal Valuation Summary” below.

The Loan. The eleventh largest mortgage loan (the “Seatex Portfolio Mortgage Loan”) is secured by the borrower’s fee interest in four industrial properties (the “Seatex Portfolio Properties”). The Seatex Portfolio Mortgage Loan is evidenced by a single promissory note in the original principal amount of $28,925,000. The Seatex Portfolio Mortgage Loan was originated on January 31, 2025, by Bank of Montreal. The Seatex Portfolio Mortgage Loan has a 10-year interest only term and accrues interest at a rate of 6.65000% per annum on an Actual/360 basis. The scheduled maturity date of the Seatex Portfolio Mortgage Loan is the payment date that occurs on February 6, 2035.

The Properties. The Seatex Portfolio Properties consist of four industrial distribution/manufacturing properties, with an aggregate of 435,227 square feet. The Seatex Portfolio Properties are located in Rosenberg, Texas (the “Seatex - Rosenberg HQ Property” and the “Seatex - Rosenberg Plant Property”), El Campo, Texas (the “Seatex - El Campo

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128

Structural and Collateral Term Sheet	BMO 2025-C11
No. 11 – Seatex Portfolio

Property”) and Pasadena, Texas (the “Seatex - Pasadena Property”). The Seatex Portfolio Properties are 100.0% occupied by a single tenant (“Seatex”).

The following table presents certain information relating to the Seatex Portfolio Properties:

Portfolio Summary
Property Name	Year Built / Renovated	Net Rentable Area (SF) (1)	Occupancy %(1)	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value	UW Base Rent	% of UW Base Rent
Seatex - Rosenberg HQ	1996 / NAP	237,910	100.0%	$16,003,714	55.3%	$25,700,000	55.3%	$2,051,381	55.1%
Seatex - Rosenberg Plant	1990 / NAP	81,320	100.0%	5,853,498	20.2	9,400,000	20.2	747,450	20.1
Seatex - El Campo	1980 / 2018	91,000	100.0%	5,043,972	17.4	8,100,000	17.4	668,262	17.9
Seatex - Pasadena	1998 / 2022	24,997	100.0%	2,023,816	7.0	3,250,000	7.0	258,674	6.9
Total / Wtd. Avg.		435,227	100.0%	$28,925,000	100.0%	$46,450,000	100.0%	$3,725,768	100.0%
(1)	Based on the underwritten rent roll dated as of February 6, 2025.

Seatex - Rosenberg HQ (54.7% of NRA; 55.1% of underwritten base rent). The Seatex - Rosenberg HQ Property is a 237,910 square foot, industrial property containing nine one-story buildings located at 445 TX-36 in Rosenberg, Texas. The buildings, located on an approximately 18.42-acre site, were built in 1996. The Seatex - Rosenberg HQ Property has clear heights of 17 – 27 feet.

Seatex - Rosenberg Plant (18.7% of NRA; 20.1% of underwritten base rent). The Seatex - Rosenberg Plant Property is a 81,320 square foot, industrial property containing nine one-story buildings located at 239 Highway 36 in Rosenberg, Texas. The buildings, located on an approximately 10.82-acre site, were built in 1990. The Seatex - Rosenberg Plant Property has clear heights of 23 – 30 feet.

Seatex - El Campo (20.9% of NRA; 17.9% of underwritten base rent). The Seatex - El Campo Property is a 91,000 square foot, industrial property containing two one-story buildings located at 1102 North Blue Creek Road in El Campo, Texas. The building, located on an approximately 14.31-acre site, was built in 1980 and renovated in 2018. The Seatex - El Campo Property has clear heights of 20 – 30 feet.

Seatex - Pasadena (5.7% of NRA; 6.9% of underwritten base rent). The Seatex - Pasadena Property is a 24,997 square foot, industrial property containing three one-story buildings located at 9730 Bay Area Boulevard in Pasadena, Texas. The building, located on a 9.00-acre site, was built in 1998 and renovated in 2022. The Seatex - Pasadena Property has clear heights of 10 – 22 feet.

Sole Tenant.

Seatex (435,227 square feet; 100.0% NRA; 100.0% of underwritten base rent): Seatex was launched in Rosenberg, Texas in 1967 as an employee-owned business. Seatex has a wide range of technology and manufacturing capabilities relating to industrial chemical solutions, from process development and formulation support to high-shear blending and complex reactions.

Appraisals. According to the appraisals, the Seatex Portfolio Properties have an aggregate hypothetical “as-is” appraised value of $46,450,000 as of the dates between December 20, 2024 and December 30, 2024. The table below shows the appraisal’s “as-is” conclusions. The “As Portfolio” appraised value is $47,000,000, which assumes a 1.2% portfolio premium is applied to the aggregate sum of the individual appraised values.

Appraisal Valuation Summary(1)
Property Name	Appraisal Approach	Appraised Value	Capitalization Rate(2)
Seatex - Rosenberg HQ	Direct Capitalization Approach	$25,700,000	7.75%
Seatex - Rosenberg Plant	Direct Capitalization Approach	$9,400,000	7.75%
Seatex - El Campo	Direct Capitalization Approach	$8,100,000	8.00%
Seatex - Pasadena	Direct Capitalization Approach	$3,250,000	7.75%
(1)	Source: Appraisal.
(2)	The capitalization rates shown above represent the overall capitalization rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

129

Structural and Collateral Term Sheet	BMO 2025-C11
No. 11 – Seatex Portfolio

Environmental. According to the Phase I environmental assessments dated October 2, 2024, there was no evidence of any recognized environmental conditions at the Seatex Portfolio Properties.

The following table presents certain information relating to the historical and current occupancy of the Seatex Portfolio Properties:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies represent the average annual occupancy as of December 31 for each respective year.
(2)	Current occupancy is based on the underwritten rent roll dated as of February 6, 2025.

The following table presents certain information relating to the sole tenant at the Seatex Portfolio Properties:

Sole Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Seatex(2)	NR/NR/NR	435,227	100.0%	$8.56	$3,725,768	100.0%	10/31/2046
Occupied Collateral Total / Wtd. Avg.		435,227	100.0%	$8.56	$3,725,768	100.0%
Vacant Space		0	0.0%
Collateral Total		435,227	100.0%

(1)	Based on the underwritten rent roll dated as of February 6, 2025.
(2)	The Seatex lease has one, 10-year renewal option and no termination options.

The following table presents certain information relating to the tenant lease expiration at the Seatex Portfolio Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2034	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2035	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2036 & Beyond	4	435,227	100.0	3,725,768	100.0		435,227	100.0%	$3,725,768	100.0%
Total	4	435,227	100.0%	$3,725,768	100.0%
(1)	Based on the underwritten rent roll dated as of February 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130

Structural and Collateral Term Sheet	BMO 2025-C11
No. 11 – Seatex Portfolio

The following table presents certain information relating to the underwritten cash flows of the Seatex Portfolio Properties:

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%	(2)
Gross Potential Rent	$3,725,768	$8.56	100.0%
Effective Gross Income	$3,725,768	$8.56	100.0%
Total Expenses	$0	$0.00	0.0%
Net Operating Income	$3,725,768	$8.56	100.0%
Replacement Reserves	0	0.00	0.0
Net Cash Flow	$3,725,768	$8.56	100.0%
(1)	Historical financial information is not available because the borrower acquired the mortgaged properties in a sale leaseback transaction in 2024.
(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Markets. The following table presents certain market information relating to the Seatex Portfolio Properties:

Industrial Market Area Summary(1)
Property	Market	Submarket	Submarket Inventory (SF)(2)	Submarket Vacancy(2)	Submarket NNN Rent PSF(2)
Seatex - Rosenberg HQ	Houston	Sugarland	36,982,251	12.2%	$10.47
Seatex - Rosenberg Plant	Houston	Sugarland	36,982,251	12.2%	$10.47
Seatex - El Campo	Houston	El Campo/Bay City	1,916,850	3.9%	$8.77
Seatex - Pasadena	Houston	East Southeast Far	112,213,028	9.7%	$9.11
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Submarket Inventory, Submarket Vacancy, and Submarket NNN Rent PSF are as of the fourth quarter of 2024.

The following table presents certain demographic information with respect to the Seatex Portfolio Properties:

Demographics Overview
Property	Net Rentable Area (SF)(1)	ALA	% of ALA	UW Base Rent	% of UW Base Rent	Estimated 2024 Population (5-mile Radius)(2)	Estimated 2024 Average Household Income (5-mile Radius)(2)
Seatex - Rosenberg HQ	237,910	$16,003,714	55.3%	$2,051,381	55.1%	73,323	$91,534
Seatex - Rosenberg Plant	81,320	5,853,498	20.2	747,450	20.1	73,323	$91,534
Seatex - El Campo	91,000	5,043,972	17.4	668,262	17.9	15,680	$85,089
Seatex - Pasadena	24,997	2,023,816	7.0	258,674	6.9	125,301	$132,132
Total/Wtd. Avg.	435,227	$28,925,000	100.0%	$3,725,768	100.0%
(1)	Based on the underwritten rent roll dated February 6, 2025.
(2)	Information obtained from third-party market research reports.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

131

Structural and Collateral Term Sheet	BMO 2025-C11
No. 12 – HTI Houston Multifamily Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$25,300,000	Title:	Fee
Cut-off Date Principal Balance:	$25,300,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	2.8%	Net Rentable Area (Units):	393
Loan Purpose:	Refinance	Location:	Various, TX
Borrowers:	APTTF, LLC, APTIB, LLC and APTHZ, LLC	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Gary W. Gates, Jr.	Occupancy:	92.4%
Interest Rate:	7.60500%	Occupancy Date:	12/18/2024
Note Date:	12/27/2024	4th Most Recent NOI (As of):	$2,293,381 (12/31/2021)
Maturity Date:	1/6/2035	3rd Most Recent NOI (As of):	$2,317,232 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,551,415 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$2,545,169 (TTM 10/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	91.7%
Amortization Type:	Interest Only	UW Revenues:	$4,449,275
Call Protection:	L(12),YM1(103),O(5)	UW Expenses:	$1,828,331
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,620,945
Additional Debt:	No	UW NCF:	$2,522,695
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$42,800,000 / $108,906
Additional Debt Type:	NAP	Appraisal Dates:	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$64,377
Taxes:	$57,962	$57,962	N/A	Maturity Date Loan / Unit:	$64,377
Insurance:	$38,547	$11,316	N/A	Cut-off Date LTV:	59.1%
Replacement Reserve:	$0	$8,188	N/A	Maturity Date LTV:	59.1%
Deferred Maintenance:	$270,625	$0	N/A	UW NCF DSCR:	1.29x
				UW NOI Debt Yield:	10.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,300,000	100.0%	Loan Payoff	$18,564,332	73.4%
			Return of Equity	5,274,679	20.8
			Closing Costs	1,093,855	4.3
			Upfront Reserves	367,134	1.5
Total Sources	$25,300,000	100.0%	Total Uses	$25,300,000	100.0%

The Loan. The twelfth largest mortgage loan (the “HTI Houston Multifamily Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $25,300,000 and is secured by a first mortgage lien on the borrowers’ fee interest in three garden-style multifamily properties totaling 393 units located in Houston and Baytown, Texas (the “HTI Houston Multifamily Portfolio Properties”). The HTI Houston Multifamily Portfolio Mortgage Loan was originated on December 27, 2024 by SMC. The HTI Houston Multifamily Portfolio Mortgage Loan has a 10-year interest-only term accruing interest at a rate of 7.60500% per annum on an Actual/360 basis. The scheduled maturity date of the HTI Houston Multifamily Portfolio Mortgage Loan is January 6, 2035.

The Properties. The HTI Houston Multifamily Portfolio Properties are comprised of three garden-style multifamily properties, Innsbruck-Lemoyne Apartments, Timberline Forest Apartments and Horizon Apartments, built in 1970, 1973 and 1970, respectively, and subsequently renovated in 2020, 2018 and 2017, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132

Structural and Collateral Term Sheet	BMO 2025-C11
No. 12 – HTI Houston Multifamily Portfolio

The following table presents certain information relating to the HTI Houston Multifamily Portfolio Properties:

Portfolio Summary
Property Name	Year Built / Renovated(1)	Units(2)	Occupancy %(2)	Allocated Cut-off Date Loan Amount (“ALA”)(3)	% of ALA	Appraised Value(1)	% of Appraised Value	UW NOI	% of UW NOI
Innsbruck-Lemoyne Apartments	1970 / 2020	248	89.9%	$17,083,411	67.5%	$28,900,000	67.5%	$1,743,522	66.5%
Timberline Forest Apartments	1973 / 2018	65	96.9%	4,551,636	18.0	7,700,000	18.0	481,854	18.4
Horizon Apartments	1970 / 2017	80	96.3%	3,664,953	14.5	6,200,000	14.5	395,570	15.1
Total/Wtd. Avg.		393	92.4%	$25,300,000	100.0%	$42,800,000	100.0%	$2,620,945	100.0%
(1)	Source: Appraisals.
(2)	As provided by the borrowers as of December 18, 2024.
(3)	The HTI Houston Multifamily Portfolio Mortgage Loan documents do not permit the release of any of the HTI Houston Multifamily Portfolio Properties.

Innsbruck-Lemoyne Apartments. As of December 18, 2024, the Innsbruck-Lemoyne Apartments mortgaged property was 89.9% occupied. The Innsbruck-Lemoyne Apartments mortgaged property is located at 4603 Sherwood Lane, approximately 10 miles northwest of downtown Houston. The 7.57-acre parcel is improved with 18 two-story apartment buildings of wood frame construction. Community amenities include an on-site manager, laundry facilities, a clubhouse and carport parking. The Innsbruck-Lemoyne Apartments mortgaged property features efficiency, one-, two- and three-bedroom layouts ranging in size from 600 to 1,300 square feet. Market rents range from approximately $885 to $1,305 per month, with an average market rent of approximately $1,041 and an average unit size of 864 square feet. Unit amenities include electric range/oven with vent-hood, frost-free refrigerators, walk-in closets, garbage disposals, ceramic tiling throughout and dishwashers. Washer/dryer connections are available in select units. Private patios/balconies and ceiling fans are available in all units.

The borrower sponsor acquired the Innsbruck-Lemoyne Apartments mortgaged property in June 2014 for a purchase price of approximately $6.325 million. Since acquisition, the borrower sponsor has completed approximately $5.5 million in capital improvements including replacement roof replacement, unit upgrades, ceramic tiling, HVAC replacement and other expenditures.

Innsbruck-Lemoyne Apartments Unit Mix
Unit Type	Units(1)	% of Units(1)	Occupied Units(1)	% of Units Occupied(1)	Total Collateral SF(1)	Average Collateral SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)	Average Rent Per Unit(1)	Average Rent Per SF(1)
Efficiency	16	6.5%	16	100.0%	9,600	600	$885	$1.48	$853	$1.42
1 BR / 1 BA	80	32.3	59	73.8%	58,000	725	$960	$1.32	$922	$1.27
1 BR / 1 BA-Den	52	21.0	50	96.2%	44,200	850	$1,005	$1.18	$982	$1.16
2 BR / 1 BA	44	17.7	44	100.0%	39,600	900	$1,087	$1.21	$1,086	$1.21
2 BR / 2 BA	32	12.9	31	96.9%	35,200	1,100	$1,180	$1.07	$1,095	$1.00
2 BR / 2 BA	12	4.8	11	91.7%	12,000	1,000	$1,135	$1.14	$1,118	$1.12
3 BR / 2 BA	12	4.8	12	100.0%	15,600	1,300	$1,305	$1.00	$1,250	$0.96
Total/Wtd. Avg.	248	100.0%	223	89.9%	214,200	864	$1,041	$1.20	$1,014	$1.17
(1)	As provided by the borrowers as of December 18, 2024.
(2)	Source: Appraisal.

Timberline Forest Apartments. As of December 18, 2024, the Timberline Forest Apartments mortgaged property was 96.9% occupied. The Timberline Forest Apartments mortgaged property is located at 1503 Sherwood Forest Street, approximately 16 miles west of downtown Houston. The 4.93-acre parcel is improved with 12 two-story apartment buildings of wood frame construction. Community amenities include an on-site manager and carport parking. The Timberline Forest Apartments mortgaged property features two- and three-bedroom layouts ranging in size from 923 to 1,408 square feet. Market rents range from approximately $1,155 to $1,510 per month, with an average market rent of approximately $1,319 and an average

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 12 – HTI Houston Multifamily Portfolio

unit size of 1,167 square feet. Unit amenities include electric range/oven with vent-hood, frost-free refrigerators, walk-in closets and ceramic tiling. Private patios with storage and washer/dryer connections are available in all units.

The borrower sponsor acquired the Timberline Forest Apartments mortgaged property in October 2017 for a purchase price of approximately $4.8 million. Since acquisition, the borrower sponsor has completed approximately $946,768 in capital improvements including unit upgrades, plumbing and electrical repairs, exterior repairs, ceramic tiling, HVAC replacement and other expenditures.

Timberline Forest Apartments Unit Mix
Unit Type	Units(1)	% of Units(1)	Occupied Units(1)	% of Units Occupied(1)	Total Collateral SF(1)	Average Collateral SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)	Average Rent Per Unit(1)	Average Rent Per SF(1)
2 BR / 1 BA	12	18.5%	11	91.7%	11,076	923	$1,155	$1.25	$1,127	$1.22
2 BR / 1 BA	5	7.7	5	100.0%	5,320	1,064	$1,210	$1.14	$1,282	$1.20
2 BR / 1.5 BA	12	18.5	12	100.0%	12,780	1,065	$1,265	$1.19	$1,256	$1.18
2 BR / 1.5 BA	12	18.5	12	100.0%	14,664	1,222	$1,320	$1.08	$1,298	$1.06
3 BR / 1.5 BA	12	18.5	11	91.7%	15,120	1,260	$1,390	$1.10	$1,400	$1.11
3 BR / 2.5 BA	12	18.5	12	100.0%	16,896	1,408	$1,510	$1.07	$1,480	$1.05
Total/Wtd. Avg.	65	100.0%	63	96.9%	75,856	1,167	$1,319	$1.13	$1,311	$1.12
(1)	As provided by the borrowers as of December 18, 2024.
(2)	Source: Appraisal.

Horizon Apartments. As of December 18, 2024, the Horizon Apartments mortgaged property was 96.3% occupied. The Horizon Apartments mortgaged property is located at 1311 Beaumont Road, approximately 27 miles east of downtown Houston. The 4.09-acre parcel is improved with eight two-story apartment buildings of wood frame construction. Community amenities include an on-site manager and leasing office, two laundry facilities and a dog park. The Horizon Apartments mortgaged property features efficiency, one-, two- and three-bedroom layouts ranging in size from 410 to 1,489 square feet. Market rents range from approximately $665 to $940 per month, with an average market rent of approximately $764 and an average unit size of 763 square feet. Unit amenities include electric range/oven with vent-hood, frost-free refrigerators, garbage disposals, walk-in closets and ceramic tiling throughout. Shared patios are available in all units and private patios are available in some units.

The borrower sponsor acquired the Horizon Apartments mortgaged property in November 2012 for a purchase price of approximately $725,000. Since acquisition, the borrower sponsor has completed approximately $1.8 million in capital improvements including replacement of unit rehab, exterior repairs, ceramic tiling, HVAC repair/replacement and other expenditures.

Horizon Apartments Unit Mix
Unit Type	Units(1)	% of Units(1)	Occupied Units(1)	% of Units Occupied(1)	Total Collateral SF(1)	Average Collateral SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)	Average Rent Per Unit(1)	Average Rent Per SF(1)
Efficiency	1	1.3%	0	0.0%	410	410	$665	$1.62	NAP	NAP
1 BR / 1 BA	52	65.0	51	98.1%	35,100	675	$725	$1.07	$718	$1.06
1 BR / 1 BA	6	7.5	6	100.0%	4,080	680	$740	$1.09	$708	$1.04
2 BR / 1 BA	6	7.5	6	100.0%	5,340	890	$825	$0.93	$812	$0.91
2 BR / 1.5 BA	6	7.5	6	100.0%	6,030	1,005	$875	$0.87	$907	$0.90
2 BR / 1.5 BA TH	8	10.0	7	87.5%	8,560	1,070	$895	$0.84	$920	$0.86
3 BR / 1.5 BA	1	1.3	1	100.0%	1,489	1,489	$940	$0.63	$825	$0.55
Total/Wtd. Avg.	80	100.0%	77	96.3%	61,009	763	$764	$1.00	$759	$1.00
(1)	As provided by the borrowers as of December 18, 2024.
(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

134

Structural and Collateral Term Sheet	BMO 2025-C11
No. 12 – HTI Houston Multifamily Portfolio

The Markets. According to the appraisal, the Innsbruck-Lemoyne Apartments mortgaged property is located in the Houston Area multifamily market. As of October 2024, the Houston Area multifamily market average monthly asking rent per square foot was $1.43 and vacancy was 11.3%. According to the appraisal, the Innsbruck-Lemoyne Apartments mortgaged property is located in the Brookhollow/NW Crossing multifamily submarket. As of October 2024, the Brookhollow/NW Crossing multifamily submarket average monthly asking rent per square foot was $1.31 and vacancy was 10.6%.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Innsbruck-Lemoyne Apartments mortgaged property was 13,660, 140,345 and 399,489, respectively. The estimated 2024 average household income within the same radii was $82,758, $134,005 and $140,292, respectively.

The following table presents certain information relating to comparable multifamily rental properties to the Innsbruck-Lemoyne Apartments mortgaged property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Innsbruck-Lemoyne Apartments(2) 4603 Sherwood Lane Houston, TX	1970 / 2020	89.9%	248	Efficiency 1BR / 1BA 1BR / 1BA - Den 2BR / 1BA 2BR / 2BA 2BR / 2BA 3BR / 2BA	600 725 850 900 1,100 1,000 1,300	$1.42 $1.27 $1.16 $1.21 $1.00 $1.12 $0.96	$853 $922 $982 $1,086 $1,095 $1,118 $1,250
Silverstar fka Silver Creek 3200 Mangum Road Houston, TX	1971 / 2018	92.0%	134	2BR / 1BA 2BR / 2BA 3BR / 2BA	917 1,027 1,245	$1.36 $1.36 $1.29	$1,250 $1,400 $1,600
Canterbury Court 3910 Sherwood Houston, TX	1973 / NAP	98.0%	112	1BR / 1BA 2BR / 2BA	725 1,025	$1.13 $1.03	$820 $1,055
Turtle Creek 2800 W. TC Jester Houston, TX	1974 / 2010	98.0%	93	1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA	676 800 965 1,095	$1.12 $1.18 $0.98 $1.07	$760 $925-$960 $950 $1,175
The Park Malaga 4300 Sherwood Houston, TX	1975 / 2017	89.0%	288	Studio 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 2BA 2BR / 1BA 2BR / 1BA 2BR / 2BA 3BR / 1BA 3BR / 1.5BA	500 780 640 680 825 580 750 610 1,010 1,050 890 810 990 1,160 1,200	$1.70 $1.19 $1.21 $1.29 $1.32 $1.34 $1.35 $1.57 $0.99 $1.00 $1.12 $1.17 $1.23 $1.11 $1.19	$850 $925 $775 $875 $1,085 $775 $1,010 $960 $1,000 $1,050 $1,000 $950 $1,220 $1,285 $1,425

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the borrower rent roll dated as of December 18, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-C11
No. 12 – HTI Houston Multifamily Portfolio
Comparable Rental Summary Cont’d(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Innsbruck-Lemoyne Apartments(2) 4603 Sherwood Lane Houston, TX	1970 / 2020	89.9%	248	Efficiency 1BR / 1BA 1BR / 1BA - Den 2BR / 1BA 2BR / 2BA 2BR / 2BA 3BR / 2BA	600 725 850 900 1,100 1,000 1,300	$1.42 $1.27 $1.16 $1.21 $1.00 $1.12 $0.96	$853 $922 $982 $1,086 $1,095 $1,118 $1,250
Blue Apartments 1711 and 1702 Gessner Road Houston, TX	1962 / 2024	94.0%	122	Studio Studio 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 1BA 2BR / 1.5BA 2BR / 1BA 2BR / 1.5BA 2BR / 1.5BA 2BR / 1BA 2BR / 1BA 2BR / 1BA 2BR / 1BA 3BR / 2BA 3BR / 1.5BA 3BR / 2BA	333 443 983 1,126 811 1,700 933 1,110 792 986 960 912 896 864 831 1,350 1,380 1,429	$2.13 $2.21 $1.02 $1.07 $1.60 $0.79 $1.23 $1.31 $1.40 $1.47 $1.51 $1.56 $1.56 $1.59 $1.65 $1.06 $1.12 $1.19	$710 $980 $1,000 $1,200 $1,300 $1,340 $1,150 $1,450 $1,110 $1,450 $1,450 $1,425 $1,400 $1,375 $1,375 $1,430 $1,540 $1,700
Jade Forest 9301 Clay Houston, TX	1969 / NAP	99.0%	76	1BR / 1BA 2BR / 1BA 3BR / 2BA	650 950 1,100	$1.62 $1.37 $1.41	$1,050 $1,300 $1,550

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the borrower rent roll dated as of December 18, 2024.

According to the appraisal, the Timberline Forest Apartments mortgaged property is located in the Houston Area multifamily market. As of October 2024, the Houston Area multifamily market average monthly asking rent per square foot was $1.43 and vacancy was 11.3%. According to the appraisal, the Timberline Forest Apartments mortgaged property is located in the Memorial/Spring Branch multifamily submarket. As of October 2024, the Memorial/Spring Branch multifamily submarket average monthly asking rent per square foot was $1.36 and vacancy was 11.3%.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Timberline Forest Apartments mortgaged property was 11,362, 101,976 and 309,577, respectively. The estimated 2024 average household income within the same radii was $140,614, $135,353 and $121,511, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

136

Structural and Collateral Term Sheet	BMO 2025-C11
No. 12 – HTI Houston Multifamily Portfolio

The following table presents certain information relating to comparable multifamily rental properties to the Timberline Forest Apartments mortgaged property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Timberline Forest Apartments(2) 1503 Sherwood Forest Street Houston, TX	1973 / 2018	96.9%	65	2BR / 1BA 2BR / 1BA 2BR / 1.5BA 2BR / 1.5BA 3BR / 1.5BA 3BR / 2.5BA	923 1,064 1,065 1,222 1,260 1,408	$1.22 $1.20 $1.18 $1.06 $1.11 $1.05	$1,127 $1,282 $1,256 $1,298 $1,400 $1,480
Gia at Springbranch 1521 Sherwood Forest Houston, TX	1973 / 2020	90.0%	212	2BR / 1.5BA 2BR / 1.5BA 2BR / 2.5BA 2BR / 1.5BA 2BR / 2.5BA 3BR / 2.5BA 3BR / 2.5BA	1,188 1,154 1,120 1,054 1,032 1,320 1,295	$1.02 $1.05 $1.08 $1.15 $1.18 $1.06 $1.08	$1,215 $1,215 $1,215 $1,215 $1,215 $1,405 $1,405
Witte Oaks 1651 Witte Houston, TX	1964 / NAP	90.0%	121	2BR / 1.5BA 2BR / 1BA	1,015 975	$1.12 $1.16	$1,140 $1,130
Hammerly Villa 10011 Hammerly Houston, TX	1972 / 2017	98.0%	174	2BR / 2BA 2BR / 1.5BA 2BR / 2BA 2BR / 2BA 3BR / 2BA	1,085 922 1,000 946 1,285	$1.15 $1.19 $1.23 $1.27 $1.07	$1,250 $1,100 $1,230 $1,200 $1,370
Blue Apartments 1711 and 1702 Gessner Road Houston, TX	1962 / 2024	94.0%	122	2BR / 2BA 2BR / 1BA 2BR / 1.5BA 2BR / 1BA 2BR / 1.5BA 2BR / 1.5BA 2BR / 1BA 2BR / 1BA 2BR / 1BA 2BR / 1BA 3BR / 2BA 3BR / 1.5BA 3BR / 2BA	1,700 933 1,110 792 986 960 912 896 864 831 1,350 1,380 1,429	$0.79 $1.23 $1.31 $1.40 $1.47 $1.51 $1.56 $1.56 $1.59 $1.65 $1.06 $1.12 $1.19	$1,340 $1,150 $1,450 $1,110 $1,450 $1,450 $1,425 $1,400 $1,375 $1,375 $1,430 $1,540 $1,700
Jade Forest 9301 Clay Houston, TX	1969 / NAP	99.0%	76	2BR / 1BA 3BR / 2BA	950 1,100	$1.37 $1.41	$1,300 $1,550

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the borrower rent roll dated as of December 18, 2024.

According to the appraisal, the Horizon Apartments mortgaged property is located in the Houston Area multifamily market. As of October 2024, the Houston Area multifamily market average monthly asking rent per square foot was $1.43 and vacancy was 11.3%. According to the appraisal, the Horizon Apartments mortgaged property is located in the Baytown multifamily submarket. As of October 2024, the Baytown multifamily submarket average monthly asking rent per square foot was $1.25 and vacancy was 11.4%.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Horizon Apartments mortgaged property was 14,456, 57,437 and 85,137, respectively. The estimated 2024 average household income within the same radii was $68,030, $76,394 and $82,082, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

137

Structural and Collateral Term Sheet	BMO 2025-C11
No. 12 – HTI Houston Multifamily Portfolio

The following table presents certain information relating to comparable multifamily rental properties to the Horizon Apartments mortgaged property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Horizon Apartments(2) 1311 Beaumont Road Baytown, TX	1970 / 2017	96.3%	80	Efficiency 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1.5BA 2BR / 1.5BA TH 3BR / 1.5BA	410 675 680 890 1,005 1,070 1,489	NAP $1.06 $1.04 $0.91 $0.90 $0.86 $0.55	NAP $718 $708 $812 $907 $920 $825
Inverness 907 N Pruett Baytown, TX	1972 / 2005	92.0%	66	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1BA 2BR / 1.5BA 2BR / 1BA 2BR / 1BA 3BR / 2BA	603 540 512 780 750 814 792 720 1,222	$1.37 $1.44 $1.51 $1.19 $1.30 $1.32 $1.33 $1.42 $1.02	$825 $775 $775 $925 $975 $1,075 $1,050 $1,025 $1,250
Bay Pointe 811 Northwood Baytown, TX	1978 / 2017	95.0%	314	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 2BA 2BR / 2BA 2BR / 1BA 2BR / 2BA 2BR / 1BA 2BR / 2BA 3BR / 2BA 3BR / 2BA	678 675 629 619 578 461 950 975 957 886 945 877 904 1,362 1,250	$1.07 $1.07 $1.14 $1.16 $1.24 $1.33 $0.85 $0.89 $0.91 $0.91 $0.92 $0.92 $0.96 $0.58 $0.63	$725 $725 $715 $715 $715 $615 $810 $870 $870 $810 $870 $810 $870 $785 $785
Avalon Bay 925 Northwood Baytown, TX	1984 / NAP	88.0%	220	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 1.5BA 2BR / 1.5BA	700 654 622 925 887 830	$1.21 $1.22 $1.28 $1.14 $1.16 $1.20	$850 $795 $795 $1,050 $1,025 $995

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the borrower rent roll dated as of December 18, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

138

Structural and Collateral Term Sheet	BMO 2025-C11
No. 12 – HTI Houston Multifamily Portfolio
Comparable Rental Summary Cont’d(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Horizon Apartments(2) 1311 Beaumont Road Baytown, TX	1970 / 2017	96.3%	80	Efficiency 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1.5BA 2BR / 1.5BA TH 3BR / 1.5BA	410 675 680 890 1,005 1,070 1,489	NAP $1.06 $1.04 $0.91 $0.90 $0.86 $0.55	NAP $718 $708 $812 $907 $920 $825
Creekside 3120 Decker Baytown, TX	1978 / 2017	98.0%	250	1BR / 1BA Den 1BR / 1BA Den 1BR / 1BA 1BR / 1BA 2BR / 2BA Den 2BR / 1.5BA TH 2BR / 1.5BA TH 2BR / 2BA 2BR / 1BA 2BR / 1BA 3BR / 2BA 3BR / 2.5BA TH	853 830 700 650 1,270 1,242 1,300 1,239 900 914 1,287 1,432	$1.00 $1.02 $1.20 $1.25 $0.88 $0.90 $0.90 $0.90 $1.01 $1.07 $0.85 $0.88	$850 $850 $840 $810 $1,120 $1,120 $1,175 $1,120 $910 $975 $1,100 $1,265
Sterling Bay Apartments 4601 Quail Hollow Drive Baytown, TX	1976 / 2014	94.0%	348	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 2BA 2BR / 2BA 2BR / 2BA 2BR / 1BA 2BR / 1BA 3BR / 2BA 3BR / 2BA	675 678 616 583 562 941 1,032 975 904 869 834 1,250 1,164	$1.15 $1.16 $1.27 $1.29 $1.35 $1.05 $1.05 $1.06 $1.08 $1.09 $1.13 $1.00 $1.05	$775 $785 $780 $750 $760 $985 $1,085 $1,035 $980 $950 $940 $1,255 $1,225

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the borrower rent roll dated as of December 18, 2024.

Environmental. According to the Phase I environmental assessments dated December 13, 2024 and December 17, 2024, there was no evidence of any recognized environmental conditions at the HTI Houston Multifamily Portfolio Properties.

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
95.7%	98.0%	96.2%	92.4%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of December 18, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139

Structural and Collateral Term Sheet	BMO 2025-C11
No. 12 – HTI Houston Multifamily Portfolio
Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent	$3,871,780	$3,912,541	$4,172,449	$4,380,603	$4,778,227	$12,158	100.0%
Net Rental Income	$3,871,780	$3,912,541	$4,172,449	$4,380,603	$4,778,227	$12,158	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(397,624)	(1,012)	(8.3)
Other Income	66,960	75,346	81,650	68,673	68,673	175	1.4
Effective Gross Income	$3,938,739	$3,987,887	$4,254,099	$4,449,275	$4,449,275	$11,321	93.1%
Total Expenses	$1,645,358	$1,670,655	$1,702,684	$1,904,106	$1,828,331	$4,652	41.1%
Net Operating Income	$2,293,381	$2,317,232	$2,551,414	$2,545,169	$2,620,945	$6,669	58.9%
Capital Expenditures	0	0	0	0	98,250	250	2.2
Net Cash Flow	$2,293,381	$2,317,232	$2,551,414	$2,545,169	$2,522,695	$6,419	56.7%
(1)	TTM reflects the trailing 12 months ending October 31, 2024.
(2)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

140

Structural and Collateral Term Sheet	BMO 2025-C11
No. 13 – Paramount Hotel Seattle

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCM	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,000,000	Title:	Fee
Cut-off Date Principal Balance:	$25,000,000	Property Type – Subtype:	Hospitality – Full Service
% of IPB:	2.8%	Net Rentable Area (Rooms):	146
Loan Purpose:	Refinance	Location:	Seattle, WA
Borrower:	8th & Pine Joint Venture LLC	Year Built / Renovated:	1996 / NAP
Borrower Sponsors:	Michael Bashaw and Matthew Olson	Occupancy:	84.9%
Interest Rate:	6.42500%	Occupancy Date:	10/31/2024
Note Date:	12/6/2024	4th Most Recent NOI (As of):	$1,841,624 (12/31/2021)
Maturity Date:	12/6/2034	3rd Most Recent NOI (As of):	$2,781,499 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$3,758,069 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$4,027,960 (TTM 10/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	84.9%
Amortization Type:	Interest Only	UW Revenues:	$10,414,892
Call Protection:	L(26),D(90),O(4)	UW Expenses:	$6,465,650
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,949,241
Additional Debt:	No	UW NCF:	$3,532,646
Additional Debt Balance:	NAP	Appraised Value / Per Room:	$54,500,000 / $373,288
Additional Debt Type:	NAP	Appraisal Date:	8/26/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$171,233
Taxes:	$120,000	$45,000	N/A	Maturity Date Loan / Room:	$171,233
Insurance:	$15,000	$18,000	N/A	Cut-off Date LTV:	45.9%
FF&E Reserve:	$0	4% Gross Revenue	N/A	Maturity Date LTV:	45.9%
Deferred Maintenance:	$15,000	$0	N/A	UW NCF DSCR:	2.17x
Other(1):	$1,500,000	$0	N/A	UW NOI Debt Yield:	15.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,000,000	98.0%	Loan Payoff	$23,576,973	92.4%
Sponsor Equity	513,191	2.0%	Upfront Reserves	1,650,000	6.5
			Closing Costs	286,218	1.1
Total Sources	$25,513,191	100.0%	Total Uses	$25,513,191	100.0%
(1)	Other initial reserve represents the renovation reserve. Amounts in the renovation reserve will be used to pay or reimburse the borrower for the lender’s percentage (60.0%) of approved renovation expenses. The borrower is required to timely pay the remaining 40.0% of the approved renovation expenses. After completion of the renovation (expected to be on or prior to May 6, 2027) the minimum DSCR trigger for cash management will increase from 1.15x up to 1.50x.

The Loan. The thirteenth largest mortgage loan (the “Paramount Hotel Seattle Mortgage Loan”) is secured by a first lien mortgage on the borrower’s fee simple interest in a 146-room full-service hospitality property located in Seattle, Washington (the “Paramount Hotel Seattle Property”). The Paramount Hotel Seattle Mortgage Loan was originated on December 6, 2024 by LoanCore Capital Markets LLC (“LCM”), has an outstanding balance as of the Cut-Off Date of $25,000,000 and accrues interest at a fixed rate of 6.42500% per annum on an Actual/360 basis. The scheduled maturity date of the Paramount Hotel Seattle Mortgage Loan is the payment date that occurs on December 6, 2034.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

141

Structural and Collateral Term Sheet	BMO 2025-C11
No. 13 – Paramount Hotel Seattle

The Property. The Paramount Hotel Seattle Property is an 11-story, 146-room full-service hospitality property located in Seattle, Washington. The Paramount Hotel Seattle Property contains 94 king one-bedroom suites, 50 queen/queen one-bedroom suites and 2 penthouse suites. The Paramount Hotel Seattle Property features 4,622 square feet of restaurant space leased to Chan Seattle pursuant to a lease that commenced on June 1, 2022, with a lease expiration date of May 31, 2029, and has two, five-year renewal options remaining and no termination options. Additionally, the minimum rent of (i) $10,000 per month or (ii) 6.00% of gross sales includes annual escalations based on the previous year’s CPI, subject to a maximum annual escalation of 3.00%. The Paramount Hotel Seattle Property features 1,335 square feet of meeting space, a fitness center and subterranean parking garage with 46 spaces. The borrower is in the process of completing $2.5 million ($17,123 per room) in room renovations and has agreed to pay 40.0% of the total amount of each disbursement with respect to the approved renovation expenses.

Environmental. According to the Phase I environmental assessment dated September 13, 2024, there was no evidence of any recognized environmental conditions at the Paramount Hotel Seattle Property.

The following table presents certain information relating to the operating history and underwritten cash flows of the Paramount Hotel Seattle Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM Oct 2024(1)	UW	UW Per Room(2)	%(3)
Occupancy	63.6%	76.1%	84.5%	84.9%	84.9%
ADR	$141.60	$198.50	$207.04	$214.94	$214.94
RevPAR	$90.10	$151.06	$175.03	$182.49	$182.49

Rooms Revenue	$4,801,490	$8,049,924	$9,327,570	$9,751,793	$9,751,536	$66,791	93.6%
Other Revenue(4)	1,060,315	447,474	740,444	663,356	663,356	4,544	6.4
Total Revenue	$5,861,805	$8,497,398	$10,068,014	$10,415,149	$10,414,892	$71,335	100.0%
Rooms Expense	1,507,380	2,507,928	2,879,691	2,746,756	2,746,684	18,813	28.2
Other Departmental Expenses	84,540	84,542	79,750	103,605	103,605	710	19.5
Departmental Expenses	$1,591,920	$2,592,470	$2,959,441	$2,850,361	$2,850,289	$19,523	27.4%

Departmental Profit	$4,269,885	$5,904,928	$7,108,573	$7,564,788	$7,564,603	$51,812	72.6%
Management Fee	266,057	387,574	476,156	504,221	504,209	3,453	4.8
Marketing and Franchise Fee	243,522	494,553	533,577	564,127	564,113	3,864	5.4
Other Undistributed Expenses(5)	1,303,933	1,725,055	1,813,244	1,836,781	1,836,781	12,581	17.6
Total Undistributed Expenses	$1,813,512	$2,607,182	$2,822,977	$2,905,129	$2,905,103	$19,898	27.9%

Real Estate Taxes	522,078	410,684	414,809	478,617	524,371	3,592	5.0
Property Insurance	92,671	105,563	112,718	153,082	185,888	1,273	1.8
Net Operating Income	$1,841,624	$2,781,499	$3,758,069	$4,027,960	$3,949,241	$27,050	37.9%

FF&E Reserve	234,472	339,896	402,721	416,606	416,596	2,853	4.0
Net Cash Flow	$1,607,152	$2,441,603	$3,355,348	$3,611,354	$3,532,646	$24,196	33.9%
(1)	TTM Oct 2024 represents the trailing 12-month period ending October 31, 2024.
(2)	UW Per Room values are based on 146 rooms.
(3)	% column represents percent of Total Revenue except for Rooms Expense and Other Departmental Expenses which are based on their corresponding revenue line items.
(4)	Other Revenue is primarily derived from parking fees and the Chan Seattle restaurant lease.
(5)	Other Undistributed Expenses include administrative and general, information and telecommunications systems, property operation and maintenance and utilities expenses.

The Market. The Paramount Hotel Seattle Property is located at 724 Pine Street in Seattle, Washington. Situated within the Downtown Seattle submarket, the Paramount Hotel Seattle Property benefits from its location near major demand drivers. According to the appraisal, these include numerous upscale retailers, fine dining establishments, major department stores, hotels, office buildings and the Seattle Convention Center.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

142

Structural and Collateral Term Sheet	BMO 2025-C11
No. 13 – Paramount Hotel Seattle

Seattle’s downtown core continues to experience significant investment and revitalization, bolstered by projects such as the waterfront redevelopment and the newly completed Climate Pledge Arena. The arena has quickly become a central attraction, hosting major concerts, sporting events and serving as the home of the NHL’s Seattle Kraken. The area also benefits from its strong connectivity via public transit, including light rail expansion projects that further enhance accessibility.

Seattle has long been a key destination for both business and leisure travelers, driven by its tech industry, corporate presence and thriving tourism sector. The city is home to major technology and corporate headquarters, with Amazon serving as the largest commercial demand generator in downtown Seattle. Before the COVID-19 pandemic, Amazon alone contributed to over 200,000 annual room nights, including both direct bookings and travel associated with its business partners. Beyond Amazon, other major corporate demand drivers include Microsoft, Google, Facebook, Apple, Boeing, Starbucks, Bank of America and Wells Fargo.

According to the appraisal, while the hospitality market faced challenges during the COVID-19 pandemic, Seattle’s hotel sector has demonstrated resilience, with demand rebounding as business travel resumes and tourism strengthens. The ongoing investments in infrastructure, combined with the city’s dynamic economy, position the downtown submarket for continued growth in the coming years.

The following table presents certain information relating to the primary competition for the Paramount Hotel Seattle Property:

Competitive Set(1)
Property	Number of Rooms	Year Built	Estimated 2023 Occupancy	Estimated 2023 ADR	Estimated 2023 RevPAR
Paramount Hotel Seattle Property	146	1996	85%	$207.04	$175.03
Royal Sonesta Alexis Hotel	121	1901	50% – 70%	$225 – $275	$125 – $175
Hotel Max	163	1935	55% – 75%	$140 – $190	$80 – $130
The Sound Hotel, a Tapestry by Hilton Hotel	142	2019	65% – 85%	$205 – $255	$150 – $200
Hotel Vintage Park	125	1922	85% – 100%	$190 – $240	$115 – $165
Hotel Theodore	153	1929	55% – 75%	$195 – $245	$120 – $170
Hotel Andra	123	1926	60% – 80%	$215 – $265	$145 – $195
Total Avg. Competitive Set			69%	$216.12	$150.03
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

143

Structural and Collateral Term Sheet	BMO 2025-C11
No. 14 – 224-228 8th Avenue
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,000,000	Title:	Fee
Cut-off Date Principal Balance:	$25,000,000	Property Type – Subtype:	Multifamily – Mid Rise
% of IPB:	2.8%	Net Rentable Area (Units)(3):	41
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	224-30 Eighth Ave LLC	Year Built / Renovated:	1920 / 2024
Borrower Sponsor:	Alfred Sabetfard	Occupancy(3):	97.6%
Interest Rate:	6.35000%	Occupancy Date:	12/5/2024
Note Date:	1/31/2025	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	2/6/2035	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	120 months	Most Recent NOI (As of)(5):	$715,106 (12/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.6%
Amortization Type:	Interest Only	UW Revenues:	$3,182,968
Call Protection:	L(24),D(89),O(7)	UW Expenses:	$839,656
Lockbox / Cash Management:	Springing / Springing	UW NOI(5):	$2,343,311
Additional Debt:	No	UW NCF:	$2,321,238
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$38,500,000 / $939,024
Additional Debt Type:	NAP	Appraisal Date:	12/6/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$609,756
Taxes:	$99,613	$49,807	N/A	Maturity Date Loan / Unit:	$609,756
Insurance(1):	$0	Springing	N/A	Cut-off Date LTV:	64.9%
Replacement Reserves:	$0	$864	N/A	Maturity Date LTV:	64.9%
Deferred Maintenance:	$211,850	$0	N/A	UW NCF DSCR:	1.44x
Other Reserves(2):	$61,900	$0	N/A	UW NOI Debt Yield:	9.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,000,000	100.0%	Sponsor Equity	$12,770,137	51.1%
			Loan Payoff	11,137,440	44.5
			Closing Costs	719,060	2.9
			Upfront Reserves	373,363	1.5
Total Sources	$25,000,000	100.0%	Total Uses	$25,000,000	100.0%
(1)	If the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella policy, at the option of the lender, the borrower will be required to deposit 1/12th of the amount which would be sufficient to pay the insurance premiums upon the renewal of the coverage.
(2)	Initial Other Reserves is comprised of a $40,000 façade repair reserve and a $21,900 free rent reserve in relation to the Panda Nail Salon Inc. lease.
(3)	Units and Occupancy represents the residential component of the 224-228 8th Avenue Property (as defined below). The 224-228 8th Avenue Property also includes 3,900 square feet of ground floor retail space which was 100.0% leased as of December 5, 2024.
(4)	Historical NOI information is not available prior to 2024 because the 224-228 8th Avenue Property was recently renovated from 2023 to 2024.
(5)	The increase from Most Recent NOI (as of) to UW NOI is primarily attributable to the 224-228 8th Avenue Property being recently renovated from 2023 to 2024.

The Loan. The fourteenth largest mortgage loan (the “224-228 8th Avenue Mortgage Loan”) is secured by the borrower’s fee interest in a 41-unit, mid-rise multifamily property located in the Chelsea neighborhood of New York, New York (the “224-228 8th Avenue Property”). The 224-228 8th Avenue Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $25,000,000. The 224-228 8th Avenue Mortgage Loan was originated on January 31, 2025 by Citi Real Estate Funding Inc. (“CREFI”) and accrues interest at a fixed rate of 6.35000% per annum. The 224-228 8th Avenue Mortgage Loan has an initial term of ten years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the 224-228 8th Avenue Mortgage Loan is February 6, 2035.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

144

Structural and Collateral Term Sheet	BMO 2025-C11
No. 14 – 224-228 8th Avenue

The Property. The 224-228 8th Avenue Property is a 41-unit, mid-rise multifamily property located in the Chelsea neighborhood of New York, New York. The 224-228 8th Avenue Property was originally constructed in 1920 and recently renovated in 2024. Renovation costs totaled $8,858,000 and were primarily comprised of upgrades to the common areas and unit renovations including new flooring, new appliances, in-unit-washer/dryers, upgraded kitchens, new fixtures and new bathrooms. The 224-228 8th Avenue Property is comprised of two, six-story buildings and includes 3,900 square feet of ground floor retail space which is leased to three tenants: Angel Salon (1,800 square feet), Panda Nail Salon Inc. (1,300 square feet) and Oasis Men’s Spa, Inc. (800 square feet).

The unit mix at the 224-228 8th Avenue Property consists of three, two-bedroom / one-bathroom units, 16, three-bedroom / one bathroom units, 19, four-bedroom / two-bathroom units, and three, five-bedroom / two-bathroom units. Of the 41 units at the 224-228 8th Avenue Property 19 are fair market, 21 are rent stabilized and one is rent controlled. As of December 5, 2024, the multifamily units at the 224-228 8th Avenue Property were 97.6% leased.

The following table presents certain information relating to the multifamily unit mix at the 224-228 8th Avenue Property:

224-228 8th Avenue Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate Per Unit	Average Monthly Market Rent Per Unit
2 BR / 1 BA - Fair Market	3	7.3%	3	100.0%	451	$5,495	$5,500
3 BR / 1 BA - Fair Market	5	12.2%	5	100.0%	541	$7,395	$7,400
3 BR / 1 BA - Rent Controlled	1	2.4%	1	100.0%	541	$319	$7,400
3 BR / 1 BA - Rent Stabilized	10	24.4%	10	100.0%	541	$1,274	$7,400
4 BR / 2 BA - Fair Market	9	22.0%	8	88.9%	721	$9,245	$9,250
4 BR / 2 BA - Rent Stabilized	10	24.4%	10	100.0%	721	$4,149	$9,250
5 BR / 2 BA - Fair Market	2	4.9%	2	100.0%	902	$12,897	$12,900
5 BR / 2 BA - Rent Stabilized	1	2.4%	1	100.0%	902	$11,995	$12,900
Total/Wtd. Avg.	41	100.0%	40	97.6%	644	$5,494	$8,521
(1)	Based on the underwritten rent roll dated December 5, 2024.

Appraisal. According to the appraisal, the 224-228 8th Avenue Property had an “as-is” appraised value of $38,500,000 as of December 6, 2024. The table below shows the appraisal’s “as-is” conclusions.

224-228 8th Avenue(1)
Property	Value	Capitalization Rate
224-228 8th Avenue	$38,500,000	6.00%
(1)	Source: Appraisal

Environmental. According to the Phase I environmental site assessment dated December 16, 2024, there was no evidence of any recognized environmental conditions at the 224-228 8th Avenue Property.

The following table presents certain information relating to the current multifamily occupancy of the 224-228 8th Avenue Property:

Current Occupancy(1)
Current(2)
224-228 8th Avenue	97.6%
(1)	Historical occupancy information is not available as the property was renovated in 2024.
(2)	Current occupancy represents multifamily occupancy as of December 5, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

145

Structural and Collateral Term Sheet	BMO 2025-C11
No. 14 – 224-228 8th Avenue

The following table presents certain information relating to the Underwritten Net Cash Flow of the 224-228 8th Avenue Property:

Underwritten Net Cash Flow(1)
	2024(2)	UW(2)	U/W Per Unit(3)
Base Rent - Residential	$1,177,401	$2,637,124	$64,320
Potential Income from Vacant Units	0	111,000	$2,707
Gross Potential Rent - Residential	$1,177,401	$2,748,124	$67,027
Other Income – Residential(4)	32,034	21,093	$514
Net Rental Income	$1,209,435	$2,769,217	$67,542
(Vacancy / Credit Loss)	0	(120,763)	($2,945)
Total Effective Gross Income - Residential	$1,209,435	$2,648,454	$64,596

Base Rent – Commercial	$238,494	$546,916	$140
Potential Income from Vacant Units	0	0	$0
Gross Potential Rent - Commercial	$238,494	$546,916	$140
Other Income – Commercial(5)	20,703	15,730	$4
Net Rental Income	$259,197	$562,646	$144
(Vacancy / Credit Loss)	0	(28,132)	($7)
Effective Gross Income - Commercial	$259,197	$534,514	$137

Total Effective Gross Income	$1,468,632	$3,182,968	$77,633

Real Estate Taxes	$569,261	$569,261	$13,884
Insurance	39,188	56,115	$1,369
Management Fee	44,059	95,489	$2,329
Other Expenses(6)	101,018	118,791	$2,897
Total Expenses	$753,526	$839,656	$20,479

Net Operating Income	$715,106	$2,343,311	$57,154
Replacement Reserves - Residential	$0	$10,373	$253
Replacement Reserves - Commercial	0	0	$0
Normalized TI/LC	0	11,700	$285
Net Cash Flow	$715,106	$2,321,238	$56,616

(1)	Historical NOI information is not available prior to 2024 because the 224-228 8th Avenue Property was recently renovated from 2023 to 2024.
(2)	The increase from 2024 Net Operating Income to UW Net Operating Income is primarily attributable to the 224-228 8th Avenue Property being recently renovated from 2023 to 2024.
(3)	The per unit column is based on total multifamily units (41 units) for all line items except for commercial items which are based on total commercial SF at the property (3,900 SF)
(4)	Other Income - Residential includes application and move-in fees, laundry income, and other miscellaneous income.
(5)	Other Income – Commercial consists of real estate tax reimbursement for the commercial tenant, Angel Salon.
(6)	Other Expenses consist of payroll and benefits, repairs and maintenance, utilities, and general and administrative expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

146

Structural and Collateral Term Sheet	BMO 2025-C11
No. 14 – 224-228 8th Avenue

The Market. The 224-228 8th Avenue Property is located at 224-228 8th Avenue in the Chelsea multifamily submarket of New York, New York. Primary access to the neighborhood is provided by the West Side Highway with public transportation provided by the A, C and E subway lines, and the MTA bus system. The 224-228 8th Avenue Property is located within the New York metropolitan multifamily market which according to the appraisal, as of September 30, 2024, had total inventory of 2,159,894 units, a vacancy rate of 2.5%, and effective rent of $3,014 per unit.

According to the appraisal, the 224-228 8th Avenue Property is located in the Chelsea multifamily submarket of the New York metropolitan multifamily market. As of September 30, 2024, the Chelsea multifamily submarket had total inventory of 22,442 units, a vacancy rate of 2.2%, effective rent of $4,853 per unit and positive net absorption of 281 units.

According to the appraisal, the 2024 population within a 0.25-, 0.5- and 1.0-mile radius of the 224-228 8th Avenue Property was 18,684, 60,819 and 183,606, respectively. The 2024 average household income within the same radii was $188,774, $193,619 and $207,433, respectively.

The following table presents certain information relating to comparable multifamily properties to the 224-228 8th Avenue Property:

Multifamily Rent Comparables(1)
Property Address	Distance from Subject	Year Built / Renovated	Occupancy	Number of Units	Unit Type	Average Unit Size(2)	Average Rent per Unit(2)
224-228 8th Avenue New York, NY 10011	-	1920 / 2024	97.6%	41	2 BR / 1 BA - Fair Market	451 SF	$5,495
					3 BR / 1 BA - Fair Market	541 SF	$7,395
					3 BR / 1 BA - Rent Controlled	541 SF	$319
					3 BR / 1 BA - Rent Stabilized	541 SF	$1,274
					4 BR / 2 BA - Fair Market	721 SF	$9,245
					4 BR / 2 BA - Rent Stabilized	721 SF	$4,149
					5 BR / 2 BA - Fair Market	902 SF	$12,897
					5 BR / 2 BA - Rent Stabilized	902 SF	$11,995
244 West 22nd Street New York City, NY 10011	0.1 mi	1901 / 2019	100.0%	20	3 BR / 2 BA	850 SF	$9,495
					4 BR / 2 BA	1,000 SF	$11,000
416 West 23rd Street New York, NY 10011	0.3 mi	1900 / NAP	100.0%	24	2 BR / 1 BA	650 SF	$5,300
					3 BR / 2 BA	750 SF	$7,450
308 West 21st Street New York City, NY 10011	0.5 mi	1988 / 2013	100.0%	19	5 BR / 3 BA	1,000 SF	$14,000
312 West 21st Street New York, NY 10011	0.5 mi	1900 / 1989	100.0%	11	5 BR / 4 BA	1,100 SF	$11,995
421 West 21st Street New York, NY 10011	0.6 mi	1950 / 1989	100.0%	36	2 BR / 1 BA	550 SF	$6,000
					3 BR / 1 BA	750 SF	$7,995
					4 BR / 2 BA	900 SF	$9,955
160 8th Avenue New York City, NY 10011	0.6 mi	1920 / 2003	100.0%	6	2 BR / 1 BA	600 SF	$5,195
					3 BR / 2 BA	800 SF	$7,500
266 West 25th Street New York, NY 10001	0.6 mi	1925 / NAP	93.0%	15	3 BR / 2 BA	750 SF	$7,250
					4 BR / 2 BA	900 SF	$9,495
126 West 25th Street New York City, NY 10001	0.6 mi	1901 / NAP	100.0%	9	3 BR / 2 BA	750 SF	$7,250
					4 BR / 2 BA	850 SF	$8,495
208 West 20th Street New York, NY 10011	0.7 mi	1920 / 2019	100.0%	20	5 BR / 2 BA	1,350 SF	$10,750
119 7th Avenue New York City, NY 10001	0.9 mi	1950 / 2015	100.0%	59	2 BR / 1 BA	550 SF	$5,195
					3 BR / 2 BA	700 SF	$7,350
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 5, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

147

Structural and Collateral Term Sheet	BMO 2025-C11
No. 15 – The Village at Moorpark

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,975,000	Title:	Fee
Cut-off Date Principal Balance:	$23,975,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	2.6%	Net Rentable Area (SF):	130,372
Loan Purpose:	Refinance	Location:	Moorpark, CA
Borrower:	VAM Property Owner, LLC	Year Built / Renovated:	2006 / NAP
Borrower Sponsor:	Michael Chesser	Occupancy:	95.1%
Interest Rate:	6.82000%	Occupancy Date:	2/1/2025
Note Date:	1/31/2025	4th Most Recent NOI (As of):	$1,502,892 (12/31/2021)
Maturity Date:	2/6/2035	3rd Most Recent NOI (As of):	$1,067,442 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,426,779 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$2,146,545 (TTM 11/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,037,249
Call Protection:	L(23),YM1(92),O(5)	UW Expenses:	$743,751
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,293,498
Additional Debt:	No	UW NCF:	$2,163,126
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$37,530,000 / $288
Additional Debt Type:	NAP	Appraisal Date:	12/20/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$184
Taxes:	$0	$28,559	N/A	Maturity Date Loan / SF:	$184
Insurance:	$6,126	$5,834	N/A	Cut-off Date LTV:	63.9%
Replacement Reserve:	$0	$1,630	N/A	Maturity Date LTV:	63.9%
TI/LC Reserve(1):	$0	$9,235	N/A	UW NCF DSCR:	1.30x
Unfunded Tenant Obligations Reserve(2):	$63,405	$0	N/A	UW NOI Debt Yield:	9.6%
Free Rent Reserve(3):	$15,809	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,975,000	96.6%	Loan Payoff	$24,231,973	97.6%
Borrower Sponsor Equity	853,496	3.4	Closing Costs(4)	511,183	2.1
			Upfront Reserves	85,340	0.3
Total Sources	$24,828,496	100.0%	Total Uses	$24,828,496	100.0%
(1)	The Village at Moorpark Mortgage Loan (as defined below) is structured with an on-going TI/LC reserve currently at $0.85 per square foot ($110,816 per year) and the borrower is required to make monthly deposits of $9,235 through and including the monthly payment date in February 2033. Commencing on the payment date in March 2033, the borrower will be required to deposit $44,235 per month ($530,816 per year) into the TI/LC reserve.
(2)	The unfunded tenant obligations reserve of $63,405 includes $45,405 outstanding tenant improvements for Mountain Mike's Pizza, and $18,000 for Illumine Skin & Wellness.
(3)	The free rent reserve of $15,809 is related to Wireless Plus Inc., which has free rent of $5,809 in August 2025, and $5,000 in August 2026 and 2027.
(4)	Closing Costs include an origination fee of $119,875.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

148

Structural and Collateral Term Sheet	BMO 2025-C11
No. 15 – The Village at Moorpark

The Loan. The fifteenth largest mortgage loan (“The Village at Moorpark Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $23,975,000 and secured by the borrower’s fee interest in a five building, 130,372 square foot anchored retail shopping center in Moorpark, California (“The Village at Moorpark Property”). The Village at Moorpark Mortgage Loan was originated on January 31, 2025, by LMF Commercial, LLC and accrues interest at a fixed rate of 6.82000% per annum on an Actual/360 basis. The Village at Moorpark Mortgage Loan had an original term of 120 months and is interest only for the entire term. The scheduled maturity date of The Village at Moorpark Mortgage Loan is the payment date in February 2035. The Village at Moorpark Mortgage Loan proceeds, along with approximately $853,496 of equity contributed by the borrower sponsor, were used refinance existing debt, fund upfront reserves and pay closing costs.

The Property. The Village at Moorpark Property is an anchored retail property located in Moorpark, California. The Village at Moorpark Property consists of five, single-story retail buildings situated on 11.52 acres and is comprised of 130,372 square feet. The Village at Moorpark Property is anchored by Bowlero and Amazon Retail, LLC. Parking is available at The Village at Moorpark Property via 507 surface parking spaces, resulting in a parking ratio of 3.89 spaces per 1,000 square feet of rentable area. As of the February 1, 2025, The Village at Moorpark Property was 95.1% occupied.

Major Tenants.

Bowlero (45,022 square feet; 34.5% of NRA, 32.0% of UW Base Rent): Headquartered in New York City, Bowlero is a global leader in bowling entertainment. With approximately 350 bowling centers across North America, Bowlero serves more than 40 million guests each year through a family of brands that includes Bowlero, Lucky Strike and AMF. Bowlero is an anchor tenant at The Village at Moorpark Property and has been a tenant at The Village at Moorpark Property since 2023, with the current lease term expiring in June 2033. Bowlero has three, five-year renewal options remaining and no termination options. Bowlero currently pays a rental rate of $16.50 per square foot NNN, which will increase to $18.15 per square foot in June 2028.

Amazon Retail, LLC (35,415 square feet; 27.2% of NRA, 22.9% of UW Base Rent): Amazon Retail, LLC (dba Amazon Fresh) (“Amazon Fresh”) is a subsidiary of Amazon.Com, Inc. Headquartered in Seattle, Washington, Amazon.Com, Inc. is an e-commerce and cloud computing company with several subsidiaries including but not limited to Amazon Fresh, Whole Foods, Kindle Direct Publishing, Prime Video, and Amazon Pharmacy. Amazon Fresh has been a tenant at The Village at Moorpark Property since 2021, with the current lease term expiring in November 2031. Amazon Fresh has four, 5-year renewal options and one, four year and six months option exercisable by providing written notice no earlier than 270 days and no less than the later of 180 days before the term expires, or one month after receiving the extension reminder notice from the landlord. Amazon Fresh currently pays a rental rate of $15.00 per square foot NNN, which will increase to $16.50 per square foot on December 1, 2026.

Dover Saddlery (7,285 square feet; 5.6% of NRA, 4.7% of UW Base Rent): Founded by Jim and David Powers and headquartered in Littleton, Massachusetts, Dover Saddlery offers high quality equestrian items designed for performance, including horse tack, riding apparel, horse blankets, horse care items, and barn and stable supplies. Dover Saddlery has 35 retail stores across the country and has a product offering of approximately 25,000 equestrian products. Dover Saddlery is currently the largest equestrian retailer in the United States. Dover Saddlery has been a tenant at The Village at Moorpark Property since February 2022, with the current lease term expiring in January 2032. Dover Saddlery has two, five-year renewal options exercisable by providing written notice of no less than 180 days. Dover Saddlery may terminate its lease during the initial term if, as of the end of lease year 5 (February 2027), gross sales in lease year 4 (ending February 2026) are less than $1.6 million. Dover Saddlery currently pays a rental rate of $14.57 per square foot NNN, which will increase annually by 3% commencing February 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

149

Structural and Collateral Term Sheet	BMO 2025-C11
No. 15 – The Village at Moorpark

Appraisal. According to the appraisal, The Village at Moorpark Property had an “as-is” appraised value of $37,530,000 as of December 20, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Income Capitalization Approach	$37,530,000	5.75%
(1)	Source: Appraisal.
(2)	The appraiser used a discounted cash flow approach to arrive at the appraised value. The capitalization rate shown above represents the overall capitalization rate.

Environmental. According to a Phase I environmental assessment dated December 27, 2024, there was no evidence of any recognized environmental conditions at The Village at Moorpark Property.

The following table presents certain information relating to the historical and current occupancy of The Village at Moorpark Property:

Historical and Current Occupancy(1)
2021	2022	2023	TTM	Current(2)
84.5%	61.8%	88.9%	93.3%	95.1%
(1)	Historical Occupancies are as of December 31 of each respective year, except for TTM which reflects occupancy as of the trailing twelve months ending November 30, 2024.
(2)	Current Occupancy is as of February 1, 2025.

The following table presents certain information relating to the largest tenants at The Village at Moorpark Property:

	Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)			Lease Expiration Date
						% of Total UW Base Rent(3)	Occ. Cost
Bowlero	B2/B/NR	45,022	34.5%	$16.50	$742,863	32.0%	NAV	6/5/2033(4)(5)
Amazon Fresh	A1/AA/AA-	35,415	27.2	15.00	531,225	22.9	NAV	11/30/2031(6)(7)(8)(9)
Dover Saddlery	NR/NR/NR	7,285	5.6	15.01	109,348	4.7	NAV	1/31/2032(10)(11)
Solid Gold Dance Studio	NR/NR/NR	5,539	4.2	15.00	83,085	3.6	NAV	7/31/2035(12)
Bank of America, N.A.	A1/A-/AA-	5,000	3.8	30.91	154,542	6.7	NAV	3/31/2028(13)(14)
Major In-Line Tenants		98,261	75.4%	$16.50	$1,621,063	69.8%

Other Tenants		25,764	19.8%	$27.23	$701,621	30.2%
Occupied Collateral Total		124,025	95.1%	$18.73	$2,322,683	100.0%
Vacant Space		6,347	4.9%

Collateral Total		130,372	100.0%

(1)	Based on the underwritten rent roll dated February 1, 2025.
(2)	Ratings may be of parent companies.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include rent steps totaling $53,203 through December 2025, and exclude any gross up of vacant space.
(4)	Bowlero has three, five-year renewal options remaining, exercisable by providing written notice of no less than 270 days.
(5)	Bowlero has a co-tenancy clause that states if The Village at Moorpark Property’s occupancy (excluding Bowlero's premises) falls below 56% during the first 5 years, or below 50% during years 6 and 7 for more than 180 days, Bowlero is permitted to reduce its base rent by 50% until the issue is resolved. In addition, Bowlero’s lease provides an exclusive use clause whereby the landlord is prohibited from leasing to tenants planning to install full-scale bowling lanes or use more than 5% of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150

Structural and Collateral Term Sheet	BMO 2025-C11
No. 15 – The Village at Moorpark

their premises for billiards, arcade games, bocce, shuffleboard, or more than 2 table games. If the landlord breaches this, Bowlero has the right to reduce its rent to 70% after 30 days' notice, and to 50% if not cured within 180 days.

(6)	Amazon Fresh has four, 5-year renewal options and one, 4 year and 6 months option exercisable by providing written notice no earlier than 270 days and no less than the later of 180 days before the term expires, or 1 month after receiving the extension reminder notice from the landlord.
(7)	If less than 60% of the development (excluding the Amazon Fresh premises) is not constructed, leased, and open for business for 360 days, Amazon Fresh’s base rent will be reduced to 50%. If the low occupancy continues for another 360 days, Amazon Fresh has the right terminate the lease with 90 days' notice.
(8)	The Amazon Fresh lease includes an exclusive use provision whereby the landlord is prohibited from permitting in any other portion of The Village at Moorpark Property development or on any land owned by landlord or owned by any entity controlled by or under common control with landlord, within one mile of the development, any establishment that sells or distributes products typically sold in a grocery store. If the violation was not caused by the landlord and remains unresolved after one month following notice from Amazon Fresh, under the Amazon Fresh lease, the landlord is required to sue the violator. If a violation not caused by the landlord remains unresolved after two months following notice from Amazon Fresh, Amazon Fresh's rent reduces to 50% of its current base rent. If unresolved within 12 months, Amazon Fresh has the right to terminate the lease. If the landlord causes the violation and the violation remains unresolved after 30 days, Amazon Fresh is entitled to a 100% abatement of base rent, and if such violation continues for 12 months, Amazon Fresh has the right to terminate the lease.
(9)	If a utility interruption either caused by the borrower lasts over 120 days or caused by others lasts over 12 months, Amazon Fresh has an option to terminate its lease.
(10)	Dover Saddlery has two, 5-year renewal options exercisable by providing written notice of no less than 180 days.
(11)	Dover Saddlery may terminate its lease during the initial term if, as of the end of lease year 5 (February 2027), gross sales in lease year 4 (ending February 2026) are less than $1.6 million. The lease also provides an exclusivity clause that provides that Dover Saddlery will be the exclusive seller of saddles, tack, specialized equestrian apparel, and horse care products at The Village at Moorpark Property, except for existing tenants with rights or tenants using less than 200 square feet for these goods. If another tenant violates this, the landlord has 30 days to fix the violation. During this period, Dover Saddlery’s rent will be capped at 3% of gross sales. If not resolved, Dover Saddlery has the right to terminate the lease with 60 days' notice.
(12)	Solid Gold Dance Studio has one 5-year renewal option exercisable by providing written notice of no less than 180 days at market rent.
(13)	Bank of America, N.A. has four, 5-year renewal options exercisable by providing written notice of no earlier than 18 months and no later than 9 months.
(14)	The Bank of America, N.A lease provides an exclusivity clause that provides Bank of America, N.A. with the exclusive right to conduct banking services in The Village at Moorpark Property.

The following table presents certain information relating to the tenant lease expiration of The Village at Moorpark Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	6,347	4.9%	NAP	NA	P	6,347	4.9%	NAP	NAP
2025 & MTM	1	2,483	1.9	$63,648	2.7%		8,830	6.8%	$63,648	2.7%
2026	0	0	0.0	0	0.0		8,830	6.8%	$63,648	2.7%
2027	3	7,906	6.1	236,398	10.2		16,736	12.8%	$300,046	12.9%
2028	2	6,487	5.0	199,531	8.6		23,223	17.8%	$499,577	21.5%
2029	3	6,871	5.3	167,171	7.2		30,094	23.1%	$666,749	28.7%
2030	1	1,464	1.1	47,048	2.0		31,558	24.2%	$713,797	30.7%
2031	1	35,415	27.2	531,225	22.9		66,973	51.4%	$1,245,022	53.6%
2032	1	7,285	5.6	109,348	4.7		74,258	57.0%	$1,354,370	58.3%
2033	1	45,022	34.5	742,863	32.0		119,280	91.5%	$2,097,233	90.3%
2034	2	5,553	4.3	142,366	6.1		124,833	95.8%	$2,239,598	96.4%
2035 & Beyond	1	5,539	4.2	83,085	3.6		130,372	100.0%	$2,322,683	100.0%
Total	16	130,372	100.0%	$2,322,683	100.0%
(1)	Based on the underwritten rent roll dated February 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease, which termination options are not considered in the lease rollover schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps totaling $53,203 through December 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

151

Structural and Collateral Term Sheet	BMO 2025-C11
No. 15 – The Village at Moorpark

The following table presents certain information relating to the operating history and underwritten cash flows of The Village at Moorpark Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM 11/30/2024	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$1,730,252	$1,314,209	$1,534,110	$2,151,217	$2,269,480	$17.41	71.0%
Vacancy Gross Up	0	0	0	0	93,336	0.72	2.9
Straight Line Rent	0	0	0	0	39,350	0.30	1.2
Rent Steps(3)	0	0	0	0	53,203	0.41	1.7
Gross Potential Rent	$1,730,252	$1,314,209	$1,534,110	$2,151,217	$2,455,369	$18.83	76.8%
Total Reimbursements	450,590	425,548	591,236	724,098	741,735	5.69	23.2
Net Rental Income	$2,180,842	$1,739,757	$2,125,346	$2,875,315	$3,197,104	$24.52	100.0%
Other Income	0	2,847	937	1,276	0	0.00	0.0
(Vacancy/Credit Loss)(4)(5)	(19,233)	0	0	0	(159,855)	(1.23)	(5.0)
Effective Gross Income	$2,161,610	$1,742,605	$2,126,283	$2,876,591	$3,037,249	$23.30	95.0%
Total Expenses	658,717	675,163	699,505	730,046	743,751	5.70	24.5
Net Operating Income	$1,502,892	$1,067,442	$1,426,779	$2,146,545	$2,293,498	$17.59	75.5%
TI/LC	0	0	0	0	110,816	0.85	3.6
Capital Expenditures	0	0	0	0	19,556	0.15	0.6
Net Cash Flow	$1,502,892	$1,067,442	$1,426,779	$2,146,545	$2,163,126	$16.59	71.2%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Rents in Place is based on in-place rent as of February 1, 2025.
(3)	Rent steps are taken through December 31, 2025
(4)	In-Place Vacancy was underwritten based on spaces assumed vacant per rent roll as of 2/1/25. Suite 766D2 (1,153 sq. ft) is rented to an affiliated property management company, suite 718B1 (3,708 sq. ft.) is rented on a short-term basis (4 months), and suite 766D4 (1,486 sq. ft.) is in the process of pulling permits for the tenant build out. As such, these 3 suites are assumed vacant and excluded from the underwriting.
(5)	Underwritten Vacancy/Credit Loss represents the economic vacancy of 5.0%. The Village at Moorpark Property was 95.1% occupied as of February 1, 2025.

The Market. The Village at Moorpark Property is located in Moorpark, Ventura County, California, within the Oxnard-Thousand Oaks-Ventura, CA metropolitan statistical area (the “Oxnard MSA”). The Oxnard MSA is located in southern California and covers an area of approximately 1,841 square miles. Top industries in the Oxnard MSA include healthcare and social assistance, retail trade and manufacturing. Major employers in the Oxnard MSA include Adventist Health Simi Valley, Amgen Inc., Baxter Healthcare, City of Oxnard and City of Simi Valley. The Oxnard MSA is known for its diverse and robust agricultural industry. Major crops include strawberries, nursery stock, lemons, celery, raspberries, avocados, blackberries, peppers, tomatoes, and lettuce. The agricultural industry in the Oxnard MSA grossed $2.17 billion in 2023. The city of Moorpark is located in the Moorpark/Simi Valley retail submarket. The Village at Moorpark Property is located along State Route 118, and less than a mile west of State Route 23. Major industries in Moorpark include manufacturing, healthcare and social assistance, and educational services. The city of Moorpark has seven business districts which contain approximately 3.9 million square feet of industrial space, 1.6 million square feet of retail space and 301,000 square feet of office space.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of The Village at Moorpark Property was 12,576, 38,618 and 89,387, respectively. The 2024 average household income within the same radii was $157,109, $188,612 and $183,923, respectively.

According to the appraisal, The Village at Moorpark Property is located within the Los Angeles retail market. As of third quarter 2024, the Los Angeles retail market reported a retail inventory of approximately 497.4 million square feet with a vacancy rate of 5.6% and an asking rent of $35.81 per square foot.

According to the appraisal, The Village at Moorpark Property is located within the Moorpark/Simi Valley retail submarket. As of third quarter 2024, the Moorpark/Simi Valley retail submarket reported a retail inventory of approximately 8.56 million square feet with a vacancy rate of 8.3% and an asking rent of $22.59 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

152

Structural and Collateral Term Sheet	BMO 2025-C11
No. 15 – The Village at Moorpark

The following table presents certain information relating to the appraisal’s market rent conclusion for The Village at Moorpark Property:

Market Rent Summary(1)
Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection	Lease Type
Shop Space $21 Space:	$21.00	5.0	3.0% every year	NNN
Shop Space $24 Space:	$24.00	5.0	3.0% every year	NNN
Shop Space $27 Space:	$27.00	5.0	3.0% every year	NNN
Shop Space $30 Space:	$30.00	5.0	3.0% every year	NNN
Bank of America GL Pad Space	$35.56	10.0	Midterm 10%	NNN
Lucky Strike/Bowlero Anchor Space	$16.50	10.0	Midterm 10%	NNN
Grocery Anchor Space	$15.00	10.0	Midterm 10%	NNN

(1)	Source: Appraisal

The following table presents certain information relating to comparable sales for The Village at Moorpark Property:

Comparable Sales(1)
Property Location	Sale Date	Total NRA (SF)	Total Occupancy		Sale Price	Sale Price PSF	Adjusted Sales Price PSF
The Village at Moorpark 706-790 Los Angeles Avenue Moorpark, CA	NAP	130,372(2)	95.1%	(2)	NAP	NAP	NAP
Stevenson Ranch Village 24909 Pico Canyon Road Santa Clarita, CA	Nov-2024	187,035	92.0%		$57,800,000	$309.03	$309.03
McCalla Centre 100-200 & 208-230 N. Harbor Boulevard & 3825-3839 W. 1st Street Santa Ana, CA	Jun-2024	110,610	98.0%		$46,475,000	$420.17	$420.17
Studio City Place 11211 Ventura Boulevard Studio City, CA	Oct-2023	168,700	100.0%		$42,000,000	$248.96	$248.96
Melrose Village Plaza 1601-1649 South Melrose Drive Vista, CA	Sep-2023	136,475	83.0%		$28,525,000	$209.01	$209.01
South Hills Plaza 1410-1432 South Azusa Avenue West Covina, CA	Apr-2023	126,164	100.0%		$37,500,000	$297.23	$297.23
Buena Vista Marketplace 1193-1231 Huntington Drive Duarte, CA	Feb-2023	95,346	99.0%		$36,432,000	$382.10	$382.10
Simi Valley Marketplace 1788-1856 Erringer Road Simi Valley, CA	Jul-2022	81,840	87.0%		$25,250,000	$308.53	$308.53
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated February 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

153

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Contacts

BMO Capital Markets CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Paul Vanderslice	paul.vanderslice@bmo.com	(917) 996-4514
Managing Director

David Schell	david.schell@bmo.com	(347) 996-0721
Managing Director

Ravish Kamath	ravish.kamath@bmo.com	(347) 668-1507
Director

BMO Capital Markets CMBS Trading & Structuring
Contact	E-Mail	Phone Number
Andrew Noonan	andrew.noonan@bmo.com	(347) 466-3147
Managing Director

Mary Kunka	mary.kunka@bmo.com	(347) 956-1226
Managing Director

Kiran Manda	kiran.manda@bmo.com	(347) 831-4776
Managing Director

Michael Chen	lei4.chen@bmo.com	(646) 265-0023
Director

BMO Capital Markets Securitized Products Syndicate
Contact	E-Mail	Phone Number
Alex Smith-Constantine	alex.smithconstantine@bmo.com	(212) 702-1866
Managing Director

Trinian Donohoe	trinian.donohoe@bmo.com	(212) 702-1866
Vice President

Societe Generale Banking & Capital Markets
Contact	E-Mail	Phone Number
Jim Barnard	jim.barnard@sgcib.com	(212) 278-6263
Director

Justin Cappuccino	justin.cappuccino@sgcib.com	(212) 278-6393
Director

Societe Generale Syndicate and Trading
Contact	E-Mail	Phone Number
Mark Lacerenza	mark.lacerenza@sgcib.com	(212) 278-5243
Managing Director

Claire Weiss	claire.weiss@sgcib.com	(212) 278-6570
Director

Philip Yenikomshian	philip.yenikomshian@sgcib.com	(212) 278-5155
Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

154

Structural and Collateral Term Sheet	BMO 2025-C11
Contacts

Deutsche Bank Securities Banking
Contact	Contact	Contact
Lainie Kaye	lainie.kaye@db.com	(212) 250-5270
Managing Director

Michael Miller	michael.miller@db.com	(212) 250-0099
Vice President

Sam Lockwood	sam.lockwood@db.com	(212) 250-4569
Vice President

Deutsche Bank Securities Trading & Structuring
Contact	Contact	Contact
Shaishav Agarwal	shaishav.agarwal@db.com	(212) 250-6290
Managing Director

Daniel Penn	daniel.penn@db.com	(212) 250-5149
Managing Director

Matt Smith	matt-t.smith@db.com	(212) 250-6155
Director

Ryan Horvath	ryan.horvath@db.com	(212) 250-5149
Director

Citigroup CMBS Capital Markets and Securitization
Contact	Contact	Contact
Rick Simpson	richard.simpson@citi.com	(212) 816-5343
Managing Director

Jason Mercandetti	jason.mercandetti@citi.com	(212) 816-6384
Director

Citigroup Structuring, Trading & Syndicate
Contact	E-Mail	Phone Number
Raul Orozco	raul.d.orozco@citi.com	(212) 723-1295
Managing Director

Matt Perry	mattison.perry@citi.com	(212) 723-1295
Director

Barclays CMBS Capital Markets & Banking
Contact	E-Mail	Phone Number
Daniel Schmidt	daniel.schmidt@barclays.com	(212) 528-7479
Director

Sammy Hamididdin	sammy.hamididdin@barclays.com	(212) 526-4751
Director

Kara Foley	kara.foley@barclays.com	(212) 526-4972
Vice President

Barclays CMBS Trading
Contact	E-Mail	Phone Number
David Kung	david.kung@barclays.com	(212) 528-7374
Director

Peter Taylor	peter.w.taylor@barclays.com	(212) 526-1528
Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

155

Structural and Collateral Term Sheet	BMO 2025-C11
Contacts

Barclays Securitized Products Syndicate
Contact	E-Mail	Phone Number
Brian Wiele	brian.wiele@barclays.com	(212) 412-5780
Managing Director

Sean Foley	sean.foley@barclays.com	(212) 412-5780
Director

Goldman Sachs Real Estate Financing Group - Securitization
Contact	E-Mail	Phone Number
Scott Epperson	scott.epperson@gs.com	(212) 934-2882
Managing Director

Justin Peterson	justin.peterson@gs.com	(212) 902-4283
Vice President

Raymond Todd	raymond.todd@gs.com	(972) 501-3979
Vice President

Goldman Sachs Real Estate Financing Group - Capital Markets
Contact	E-Mail	Phone Number
Nitin Jagga	nitin.jagga@gs.com	(212) 855-9035
Vice President

Rebecca Bayard	rebecca.bayard@gs.com	(212) 934-0848
Vice President

Goldman Sachs Syndicate & Structuring
Contact	E-Mail	Phone Number
Scott Walter	scott.walter@gs.com	(212) 357-8910
Managing Director

Lisa Schexnayder	lisa.schexnayder@gs.com	(212) 902-2330
Vice President

UBS CMBS Capital Markets and Banking
Contact	E-Mail	Phone Number
Nicholas Galeone	nicholas.galeone@ubs.com	(212) 713-8832
Managing Director

Siho Ham	siho.ham@ubs.com	(212) 713-1278
Managing Director

Michael Barbieri	michael.barbieri@ubs.com	(212) 713-1181
Executive Director

UBS CMBS Trading and Syndicate
Contact	E-Mail	Phone Number
Jared Randall	jared.randall@ubs.com	(212) 713-8568
Executive Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

156